As filed with the U.S. Securities and Exchange Commission on December 8, 2020.

Registration No. 333-250997

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marquee Raine Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1566891 (I.R.S. Employer Identification Number)

65 East 55th Street, 24th Floor

New York, NY 10022

Telephone: 212-603-5500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph Beyrouty

Chief Financial Officer

Marquee Raine Acquisition Corp.

65 East 55th Street, 24th Floor

New York, NY 10022

Telephone: 212-603-5500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Derek J. Dostal, Esq. Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2020

PRELIMINARY PROSPECTUS

Marquee Raine Acquisition Corp.

$325,000,000

32,500,000 Units

Marquee Raine Acquisition Corp. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Although we are not limited to, and may pursue targets in, any industry or geography, we intend to focus on industries that complement our sponsor’s and management team’s background in Technology, Media and Telecommunications (“TMT”) and related areas.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriter has a 45-day option from the date of this prospectus to purchase up to 4,875,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations described herein. If we have not completed an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.

Our sponsor, Marquee Raine Acquisition Sponsor LP, a Cayman Islands exempted limited partnership and an affiliate of The Raine Group LLC and Marquee Sports Holdings SPAC I, LLC, has agreed to purchase 5,666,667 warrants (or 6,316,667 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.50 per warrant, in a private placement to occur concurrently with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. Our initial shareholders collectively own 9,343,750 Class B ordinary shares (up to 1,218,750 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised) which will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination as described herein. Prior to our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors.

Currently, there is no public market for our units, Class A ordinary shares or warrants. We intend to apply to have our units listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “MRAC U” promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A ordinary shares and warrants comprising the units will begin separate trading on Nasdaq under the symbols “MRAC” and “MRAC W,” respectively, on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Credit Suisse Securities (USA) LLC (“Credit Suisse”) informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors ” beginning on page 46 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$325,000,000
Underwriting discounts and commissions(1)	$0.55	$17,875,000
Proceeds, before expenses, to us	$9.45	$307,125,000

(1)

Includes $0.35 per unit, or $11,375,000 in the aggregate (or $13,081,250 in the aggregate if the underwriter’s over-allotment option is exercised in full), in the aggregate payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the completion of an initial business combination. See also “Underwriting” for a description of compensation and other items of value payable to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $325,000,000, or $373,750,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, and $2,000,000 will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes if such funds are held in an interest-bearing account, the funds held in the trust account will not be released until the earliest to occur of: (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we have not completed our business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Ricketts SPAC Investment LLC and Raine Securities LLC are acting as our financial advisors, to provide financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which each of Ricketts SPAC Investment LLC and Raine Securities LLC will receive a fee of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full), which shall be payable upon the closing of this offering. We are solely responsible for these fees, but the underwriter has agreed to reimburse us for such fees and certain of our out-of-pocket fees and expenses up to $650,000 (or up to $747,500 if the underwriter’s over-allotment option is exercised in full), for a total reimbursement in an amount not to exceed $2,990,000. See “Underwriting.”

The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about                    , 2020.

Credit Suisse

                    , 2020

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“amended and restated memorandum and articles of association” are to the amended and restated memorandum and articles of association of the company, adopted on , 2020;

•	“Companies Law” are to the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time;

•

“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in connection with our initial business combination including but not limited to a private placement of equity or debt;

•

“founder shares” are to our Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares on the first business day following the completion of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•	“initial shareholders” are to holders of our founder shares prior to this offering;

•	“management” or “management team” are to our executive officers and directors;

•

“Marquee” are to Marquee Sports Holdings SPAC I, LLC, a sports, media, entertainment and hospitality company founded by the owners and management team of the Chicago Cubs (the “Cubs”) and its subsidiary and related parties;

•	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•

“private placement warrants” are to the warrants to be issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans, if any;

•

“public shareholders” are to the holders of our public shares, including our initial shareholders and management team to the extent our initial shareholders and/or members of our management team purchase public shares, provided that each of our initial shareholder’s and each member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

•	“public shares” are to our Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“Raine Accounts” are to The Raine Group’s own accounts, accounts in which personnel of The Raine Group have an interest, accounts of The Raine Group’s clients, and pooled investment vehicles that The Raine Group sponsors, manages or advises, including, without limitation, separately managed accounts and pooled investment vehicles such as alternative investment funds that are sponsored, managed or advised by The Raine Group; provided, however, that we are not a Raine Account.

•	“The Raine Group” or “Raine” are to The Raine Group LLC and its affiliates, collectively an integrated investment and advisory firm in high growth sectors of TMT;

•

“sponsor” are to Marquee Raine Acquisition Sponsor LP, a Cayman Islands exempted limited partnership, and references to the experience of our sponsor include the experience of investment professionals of our sponsor;

•	“we,” “us,” “company” or “our company” are to Marquee Raine Acquisition Corp., a Cayman Islands exempted company.

Each unit consists of one Class A ordinary share and one-fourth of one warrant for each unit purchased. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

With respect to the following examples, these investments and clients are only illustrative and are not the only investments made by or clients advised by Raine and Marquee. Past performance of Raine, Marquee or our management team is not a guarantee either (i) of success with respect to any business combination we may complete or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical records of Raine, Marquee or our management’s performance as indicative of our future performance. See “Risk Factors—Past performance of Marquee and The Raine Group, or their respective affiliates, including our management team, may not be indicative of future performance of an investment in us.” Please see “Risk Factors” for a discussion of how past performance may not guarantee future results.

General

We are a newly incorporated blank check company incorporated in October 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target.

While we may pursue an acquisition opportunity in any business industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and accelerate a business in the high growth sectors of TMT. This includes, but is not limited to, opportunities in interactive entertainment and games, real money gaming, digital media, sports and sports-enabled assets, health and wellness, out-of-home and live entertainment, audio content and podcasting, technology, or other opportunities in adjacent sectors that can benefit from our differentiated expertise, global network and capital markets access. We believe the unique capabilities and experience of Raine, Marquee and our management team make us a unique partner to potential target businesses and will enhance our ability to effectuate an attractive business combination. We also believe our management team’s extensive track record of value creation as investors, advisors and operators will position us to drive attractive long-term returns for our shareholders.

Our Sponsor

Our sponsor is a 50-50 partnership between affiliates of The Raine Group, a leading TMT-focused investment and advisory firm, and Marquee, founded by the owners and management team of the Cubs and its subsidiary and related parties. The history of the working relationship between the principals of the two organizations goes back more than a decade. Both Raine and Marquee have enjoyed a similar trajectory over the last decade, having become significant market participants in the world of consumer entertainment, and as such, the partnership of the two firms brings together a powerful combination of experiences and industry relationships. We believe the combined capabilities of both Raine and Marquee, highlighted by our core sector overlap and highly complementary unique attributes, create a differentiated sponsor that we believe will provide competitive advantages in sourcing, effectuating an attractive combination and driving long-term value for our shareholders.

The Raine Group

Raine is a leading TMT-focused investment and advisory firm with over $3.3 billion in assets under management (measured as of December 31, 2019 in accordance with Raine’s practices) and an extensive track record of providing strategic financial advisory services to clients across the TMT sector ranging from early stage venture companies to larger, highly scaled public companies. Raine is led by approximately 20 global partners and managing directors, each of whom has a unique set of deep sector relationships and investment expertise. This leadership team is supported by over 130 employees across six offices worldwide and a global platform with integrated investment and advisory capabilities. Through its venture capital and growth equity funds, Raine has made investments in over 70 companies across the TMT sector, including DraftKings (Raine was the company’s largest pre-IPO shareholder), Tastemade, Imagine Holding Company, LLC (“Imagine”), Vice Group Holding Inc. (“Vice”), Olo, Beachbody, Huuuge, Foursquare Labs, Inc. (“Foursquare”) and Cheddar, Inc. (“Cheddar”). In its strategic advisory business, Raine has served as an advisor to numerous leading TMT companies in landmark transactions across the industry, including Sprint in its merger with T-Mobile, which resulted in a combined company valued at approximately $187 billion, the Special Committee of Starz’s board of directors in its $4.4 billion sale to Lions Gate Entertainment Corporation (“Lionsgate”) and UFC in its $4.0 billion sale to William Morris Endeavor Entertainment (“Endeavor”).

Marquee

Marquee is a leading sports, media, entertainment and hospitality company. Its leadership team manages the assets and operations associated with the Cubs and its subsidiary and related parties. Marquee is owned by affiliates of the Ricketts family and led by Executive Chairman Thomas Ricketts, a member of the founding family of TD Ameritrade and Chairman of Incapital, LLC (“Incapital”). Following the Ricketts family’s 2009 acquisition of a 95% controlling interest in the Cubs and Wrigley Field and a 25% interest in Comcast Sportsnet Chicago, Marquee’s management team developed and executed a plan to transform every aspect of the organization and build new adjacent businesses off the core platform, resulting in a diversified, high-quality portfolio of assets. Management has developed deep expertise in nearly every aspect of the sports and entertainment ecosystem in the last decade, including large scale construction projects, sporting operations, ticketing and analytics, concessions management services, media rights, real estate development and venture investing in and around the sports ecosystem.

Sourcing

We intend to leverage both Raine’s and Marquee’s unique and extensive global networks to access direct and proprietary opportunities across the TMT ecosystem. We believe our process of screening and selecting potential target companies for our initial business combination will be highly differentiated. Our advantage is driven by Raine’s and Marquee’s proven track records of successfully sourcing attractive investment opportunities through a proprietary network of relationships with a wide range of entrepreneurs, venture capitalists, management teams and former executives of public and private companies, private equity sponsors and investment bankers. Raine and Marquee have developed their networks through years of experience advising, investing in, operating and selling businesses across the technology, media, sports and entertainment sectors and consequently have established reputations as ethical business principals and operators and long-term, patient partners.

As a leading global investment and advisory firm, Raine has deep expertise and extensive relationships across the growth sectors of TMT. Unlike many other firms in the investment banking, venture capital and private equity sectors, Raine employs an integrated business model that encourages its investment professionals to work on both the strategic advisory and principal investing verticals of Raine’s business. This creates more opportunities for Raine’s employees to see a wide range of opportunities in growth TMT across all lifecycles, from venture stage to late stage growth, both public and private. This differentiated approach has enabled Raine to develop deep relationships and foster unique access across the TMT ecosystem, as evidenced by Raine advising on over 170 transactions and investing in over 70 companies over the last decade, the substantial majority of which were proprietary investment opportunities sourced by Raine. We believe we will benefit from being part of the core platform at Raine, and Raine’s professionals will be focused on sourcing opportunities for us using the same contacts and analytical approach used to source opportunities for Raine’s advisory business as well as its growth equity and venture funds.

Marquee represents a powerful complement to Raine’s sourcing capabilities. The organization will leverage its deep network of sector relationships and connectivity built on the back of a decade of its principals owning and operating a top-20 most valuable sports team in the world, according to Forbes. These relationships have provided Marquee with significant, non-public market deal flow over the past 3+ years, including opportunities in media and entertainment, owned IP assets, sports betting, gaming, consumer products, media and food service technology platforms. Marquee’s deep transactional and M&A experience has allowed it to effectively manage the sourcing and evaluation associated with these opportunities. We believe Marquee’s independent relationships and transactional sourcing experience provide a meaningful supplement to Raine’s core platform to create a broad relationship coverage network.

We plan to utilize our sponsor’s collective effort and unique, differentiated level of corporate and investor access to generate a wide range of business combination opportunities with potential target companies, and we believe this will provide a substantial, differentiated and proprietary funnel of sourcing opportunities for the company.

Captive Capital Raising Platform and Transactional Expertise

Raine’s strategic advisory business also includes a captive capital raising platform led by a team that has raised over $20 billion of privately placed capital on behalf of clients for longer than a decade from a wide network of institutional investors. We believe this unique network of relationships will significantly enhance our ability to raise additional capital either in conjunction with our initial business combination or at some point in the future.

We also plan to leverage our sponsor’s and our board of directors (our “Board”) members’ extensive transaction experience across both public and private markets to effectively close a transaction in a timely manner. We believe the public company experience that resides in Raine, Marquee and our Board will be valuable in the process of negotiating and closing our initial business combination. Raine has advised on approximately $230 billion of public M&A, including two successful Special Purpose Acquisition Company (“SPAC”) mergers since 2019. Several members of our management team or Board have either worked in senior operating roles at a public company or have led a company through the IPO process. We believe this depth of experience will be instrumental in driving a successful outcome to our initial business combination. Notable examples of the relevant transactional experiences of Raine and Marquee include:

•

DraftKings—a global sports entertainment destination and a leader in sports betting and daily fantasy sports. Raine invested in the company in 2014 and has provided strategic advice to DraftKings on multiple occasions, including in its role as exclusive financial advisor on the $3.3 billion three-way merger with SBTech Malta Limited and Diamond Eagle Acquisition Corp. (“Diamond Eagle”), a SPAC, in 2020;

•

Accel Entertainment, Inc. (“Accel”)—the largest distributed video gaming terminal operator in the United States. Raine served as exclusive advisor to Accel in its SPAC merger with TPG Pace Holdings Corp. in 2019, valued at approximately $884 million;

•

Sprint / T-Mobile—Raine served as the lead advisor to SoftBank Group Corp. (“SoftBank”) and Sprint on Sprint’s $187 billion transformational merger with T-Mobile in 2020 to create a company committed to building the world’s best nationwide 5G network for wireless consumers;

•	Lionsgate / Starz—Raine acted as advisor to the Special Committee of Starz’s board of directors in the evaluation of its acquisition by Lionsgate for $4.4 billion in July 2016; and

•

Cubs—the Ricketts family acquired a controlling interest in the Cubs from the Tribune Media Company (“Tribune Company”) for $845 million in October 2009 through a public process culminating in a Section 363 sale at auction.

Post-Combination Operations

In addition to the investment of capital, we plan to deliver valuable advice and guidance to the company that we merge with as part of our initial business combination, and we believe this provides us with a competitive advantage in efficiently effectuating an attractive business combination for our shareholders.

Since the Ricketts’ acquisition of a controlling interest in the Cubs in 2009, Marquee’s management team has led a comprehensive organizational restructuring to restore the team’s competitive positioning, fan experience, gameday economics and position in the sports media ecosystem by investing in substantial renovation of Wrigley Field, reconfiguring baseball operations and re-developing the team’s spring training and international facilities, investing in the development of a nearby hotel and successfully launching the Marquee Sports Network. The Cubs turnaround is regarded as one of the preeminent business success stories in the last decade of the sports ecosystem, highlighted by the Cubs’ 2016 World Series championship that broke the franchise’s 108-year championship drought, and as a result, Marquee is highly regarded for its deep operational expertise across the full spectrum of industry verticals that make up franchise operations.

Raine has been instrumental in helping its portfolio companies’ management teams develop and execute growth strategies that include transitioning from traditional to digital business models, international expansion, growth via strategic acquisitions or partnerships, and leveraging brands and IP across an increasingly complex media and technology landscape. Several of Raine’s portfolio companies that have benefitted from this approach include Beachbody, C3 Presents, DraftKings, Tastemade, Vice, Moonbug Entertainment and Foursquare.

We believe Raine and Marquee’s established reputations as valuable financial and strategic partners with track records of successful implementation of growth initiatives across sectors will be attractive to potential targets and will provide us a competitive advantage both in terms of executing a business combination and maximizing long-term shareholder value for the combined entity.

Market Opportunity

We believe several macro themes will dominate TMT and adjacent ecosystems and present significant opportunities. These investment themes include, but are not limited to:

•

Interactive Entertainment and Games—the gaming and interactive media sector is rapidly evolving to meet the needs of a dynamic consumer environment, leading to a disruption of the traditional value chain to incorporate streaming, advertising, spectator audiences and real-time social experiences. Simultaneously, shifting consumer preferences towards cross-platform play, fueled by the growing deployment of 5G and cloud computing technology, create opportunities for new business models and game formats. We believe this dynamic creates a natural need for capital to fund growth and meet increased demand and that our management team is well-positioned to evaluate potential targets in this sector. Raine and Marquee have invested in companies in this sector including Huuuge, Play Games24x7 Pvt Ltd. (“Games 24x7”), Jagex, Rising Tide Games, Super Evil Mega Corp., Knock Knock Games, Inc. and Mitosis Games, Inc. Raine has also served as a strategic advisor to Playtika Ltd and Scopely, Inc.

•

Real Money Gaming—the adoption of sports betting and iGaming has accelerated in the United States since the repeal of the Professional and Amateur Sports Protection Act of 1992. As states and other countries continue to legalize, we expect to see a proliferation of investable opportunities across the real money gaming ecosystem particularly among data providers, odds origination platforms and other business-to-business (“B2B”) and business-to-consumer (“B2C”) services that will power the future of the real money gaming industry. Raine and Marquee have invested in companies in this sector including DraftKings, The Action Network and Bayes Holding GmbH (“Bayes”) and have also served as a strategic advisor to Accel, Caesars Interactive Entertainment, Inc. (“Caesars Interactive”) and Churchill Downs Inc.

•

Digital Media and Entertainment—the global expansion of over-the-top platforms, connected devices and demand for programming is driving media and entertainment companies to invest heavily in library content and intellectual property to differentiate their consumer offerings. We expect the corporate media’s intent to monetize large catalogs of global franchise IP across all entertainment channels, coupled with continued audience expansion and increased connectivity, will continue to fuel newly-established consumer internet platforms. We believe our management team’s extensive experience working with content companies and monetization strategies for intellectual property will help us capitalize on any opportunities that we may pursue in this sector. Raine and Marquee have invested in, advised or operated companies in this sector including Vice, Imagine, Tribune Company, Marquee Sports Network, Moonbug Entertainment, Legend Pictures, LLC (“Legendary Entertainment”), Univision Communications Inc., Warner Bros. Entertainment, Inc. (“Warner Bros.”), STX Productions, LLC (“STX”) and Starz.

•

Sports and Sports-Enabled Assets—the rise of global sports platforms, single entity leagues and legalized sports betting as well as other recent trends are creating attractive investment opportunities in the industry. We believe Raine’s experience advising and investing across the global sports ecosystem and working with major sports leagues on strategic initiatives, combined with the Marquee team’s expertise in operating the Cubs, will enhance our ability to identify and evaluate target opportunities in this sector. Raine and Marquee have also advised or invested in the UFC, City Football Group, Rawlings Sporting Goods Company, Inc. (“Rawlings”), Fanatics Holdings, Inc. (“Fanatics”) and numerous team transactions on a global basis.

•

Health, Fitness and Wellness—we believe growing consumer interest in maintaining an active lifestyle and balanced diet as part of a holistic approach to health and wellness combined with the accelerated transition in consumer demand for on-demand content will continue to create attractive investment opportunities in the health and wellness space. Raine and Marquee have invested in companies in this sector including Beachbody and Zumba Fitness.

•	Out-of-Home and Live Entertainment—we view live entertainment as a broad vertical focused on the delivery of intellectual property to a captive audience in a unique environment. Although the COVID-19 pandemic has necessitated a temporary cessation of live events, we believe that there will continue to be high demand for differentiated out-of-home experiences over the long-term. Demographic and behavior shifts continue to favor the experience economy, while a growing global middle-class is increasingly engaging with out-of-home leisure activities. While technology has disrupted all other aspects of media and entertainment, we believe it will, on balance, be additive to the live entertainment experience. The convergence of live entertainment with interactive and digital media will create significant investment and partnership opportunities between intellectual property owners, brands and consumers. We believe our management team’s deep operational expertise and investing and advisory experience in live entertainment will enable us to source proprietary investment opportunities and position ourselves as a strong partner for potential target companies in this sector. Raine and Marquee have advised or invested into companies in this sector including Live Nation Entertainment, Inc., Endeavor, C3 Presents and Blackbird Production Partners, LLC (“Blackbird”).

•

Audio Content and Podcasting—we plan to explore potential target companies serving content creators, IP owners and consumers by unlocking new opportunities for content discovery and monetization. Our depth and breadth of relationships across the entire audio industry, ranging from recorded music labels and music publishers, streaming platforms, podcasting platforms, voice platforms, agencies and other emerging platforms, positions us to uniquely source and evaluate opportunities for potential targets in this sector. Raine and Marquee have invested in or advised companies in this sector including Stuff Media LLC (“HowStuffWorks”), Soundcloud Holdings LLC (“SoundCloud”), Warner Music Inc. (“Warner Music Group”), and Downtown Music Publishing LLC (“Downtown Music”).

•

Technology—technology and software companies continue to disrupt legacy consumer and enterprise businesses at an accelerating pace. Given our deep relationships across the broader technology ecosystem, we plan to evaluate potential target companies with a focus on software that are poised to benefit from strong secular tailwinds including automation, the shift to home, livestreaming, machine learning and artificial intelligence. Select verticals of interest include consumer internet platforms, eCommerce platforms and solutions, marketing technology, education technology, mobility, data platforms, healthcare technology and frontier technology. Raine and Marquee have advised or invested in companies in this sector including Foursquare, SoftBank, System1 LLC, Parchment, Inc. and Voi Technology AB.

More about The Raine Group

Founded in 2009, Raine is a highly respected investment and advisory firm that provides investment and advisory services to its partners across the TMT sector. Raine’s distinct, integrated business model includes growth equity, venture capital and public market investment vehicles as well as a targeted strategic advisory platform that is designed to provide its clients, investors and portfolio companies with differentiated advice and value-added solutions to meet their goals. Substantially all of Raine’s employees work across the investment and advisory platforms and the ability to work with clients and portfolio companies across all of its strategies consistently provides Raine and its principals with valuable perspectives on developing trends across the TMT sector, which we believe we be a valuable benefit for us as we seek to identify candidates for our initial business combination. The company will be integrated into Raine’s infrastructure and will enable Raine to offer a solution to its network of relationships, clients and portfolio companies who are (i) looking to go public, (ii) valued at over approximately $1 billion in enterprise value and (iii) looking to raise over $325 million. Raine believes that the company will serve as a strong complement to its existing business segments given Raine does not currently have an advisory or investment solution to offer companies with that size and need profile. A brief summary of each of Raine’s four core business segments is outlined below, highlighting the deep level of connectivity that Raine has across the TMT sector:

•	Raine Securities—a global advisory practice focused on providing insights, guidance and transaction execution across mergers and acquisitions, private capital raises and strategic advisory. Raine has participated in over 180 transactions with a cumulative value in excess of $380 billion over the last five years, ranging from sub-$30 million capital raises to multi-billion dollar, industry-defining public company mergers;

•

Raine Partners—a growth equity investment platform with over $3 billion assets under management. Raine Partners is focused on sourcing proprietary investments in late stage growth companies that are typically profitable, founder-owned or controlled;

•

Raine Ventures—a venture capital investment platform focused on earlier-stage B2B and B2C opportunities. Raine Ventures is focused on making investments in Seed and Series A stage companies with differentiated premium intellectual properties, high growth characteristics and global growth potential. Many of these investments have become clients for the Raine advisory practice; and

•

Raine Liquid—an investment platform focused on publicly traded securities within the global communications infrastructure sector. This strategy is focused on opportunities that benefit from the ongoing process of upgrading and re-architecting the world’s telecommunications infrastructure to meet the global bandwidth demands of new applications.

Through this unique integrated model, Raine has created strong relationships across TMT, developed deep sector expertise and gained extensive transactional experience across private and public markets. The company will leverage Raine’s deep bench of partners and professionals to create competitive advantages, including (i) access to a wide funnel of proprietary, high-growth opportunities in TMT and adjacent sectors, (ii) strong relationships and transaction experience to effect an attractive, value-disciplined initial business combination and (iii) wide-ranging public market expertise to increase shareholder value once an initial business combination is made.

More about Marquee

In 2009, the Ricketts family identified a unique opportunity to acquire and transform the Cubs. The Cubs were put up for sale by Tribune Company in April 2007, and after a long sale process during a global financial crisis, the family’s bid was picked among three finalists. The collapse of the credit markets during the process strained the ability of bidders to finance a deal, but the Ricketts family successfully leveraged their investment acumen and navigated significant complexity to consummate the acquisition. The Ricketts family then turned its attention to address essential operational improvements at the Cubs organization upon recognizing that the team lacked adequate support facilities, suffered from years of deferred maintenance on its owned assets and had been consistently unable to sustain on field success, which had contributed to its 101-year World Series drought.

Under Mr. Ricketts’ leadership, Marquee’s management successfully planned and executed a diligent, focused and opportunistic growth strategy to revitalize the franchise, develop efficient organizational infrastructure and implement successful operational practices throughout the business organization. This holistic approach was extensively cultivated and refined by Marquee’s management team and resulted in several key strategic initiatives beginning in 2010, including:

•

Completion of a privately financed five-year, $750 million historic restoration of Wrigley Field that created modern clubhouse and player support facilities, introduced premium hospitality, increased sponsorship assets and elevated fan experience amenities, including the introduction of video boards to Wrigley Field and a full reconstitution of the food and beverage experience at the ballpark

•

Creation of Marquee Sports Network, a single-team regional sports network in partnership with Sinclair Broadcast Group, Inc., to maximize the value of the organization’s media rights and grow the Cubs brand within an evolving media landscape

•

Comprehensive restructuring of the club’s baseball operations department to develop a robust infrastructure and support a winning culture, including the implementation of data analytics, sports science and human behavioral coaching, which has resulted in the best period in the club’s sporting performance in the last century

•

Development of new training facilities in the Dominican Republic and construction of a $99 million West Coast headquarters in Mesa, Arizona anchored by Sloan Park, a 15,000-seat stadium recognized as one of Major League Baseball’s premier spring training facilities

•	Implementation of a successful M&A strategy that resulted in the acquisition of 11 Wrigley Field rooftop properties located adjacent to Wrigley Field through six discrete M&A transactions

•

Monetization of the sports betting category through an investment in The Action Network and execution of a long-term partnership with DraftKings as the Cubs’ official sports betting and daily fantasy sports partner

These and other key initiatives executed by Marquee’s management team repositioned the portfolio of assets for long term success. It revitalized the Cubs as a world-class team and established Marquee as an innovative leader in sports, media, entertainment and hospitality. We believe Marquee will (i) provide invaluable insight as we source and evaluate opportunities, (ii) lend significant authority and influence as we engage in dialogue with potential targets and (iii) execute value-enhancing initiatives to drive long-term shareholder value (e.g., through organic growth, acquisitions, operational improvements or network effects).

Our Management Team

Crane H. Kenney serves as our Co-Chief Executive Officer and has served as the President of Business Operations of the Cubs since 2009. Following the Ricketts family’s acquisition of the Cubs in 2009, Mr. Kenney led the organization’s talent acquisition, strategic planning and execution of the ten-year turn-around that helped transform the Cubs into one of the most valuable teams in Major League Baseball. Under his watch, the Cubs overhauled its talent base, rebuilt every operating asset and launched its regional sports network, hospitality and real estate development business, live music division, secondary market ticket operation, digital content delivery and proprietary sports marketing agency. Prior to joining the Cubs, Mr. Kenney was the General Counsel of Tribune Company, then the largest major market newspaper, television and digital company in the United States. Responsible for new media investments, mergers, acquisitions, joint venture and start-up financing, Mr. Kenney was a member of the senior management team at Tribune from 1998-2008. Prior to joining Tribune Company, Mr. Kenney was a corporate attorney at Schiff, Hardin & Waite. Mr. Kenney has served on a variety of boards, including Marquee Sports Network, NBC Sports Chicago, MLB’s Long Term Strategic Planning Committee, Winona Capital Management (a Chicago-based private equity firm) and the University of Notre Dame Student Advisory Council. Mr. Kenney is also an investor in aXiomatic Gaming LLC, the majority owner of Team Liquid (a leading eSports team) and the Professional Fighters League, a mixed martial arts league. Mr. Kenney holds a bachelor’s degree from the University of Notre Dame and a law degree from the University of Michigan.

Brett Varsov serves as our Co-Chief Executive Officer and has spent his career in the media and technology industries. He is currently a Partner and Head of M&A at Raine where he is responsible for the firm’s global Mergers and Acquisitions practice and works closely with all of the firm’s partners and sector heads on advisory and investing transactions across the firm’s businesses. At Raine, and during his career, Mr. Varsov has initiated and executed mergers and acquisitions, strategic advisory assignments, investments and financing transactions for many of the world’s leading and emerging media and technology companies. He has also worked on multiple successful SPAC transactions as an advisor to and investor in target companies that have gone public via SPAC merger. Prior to joining Raine, he was in the Technology, Media and Telecom and Mergers and Acquisitions groups at Goldman Sachs where he focused on media and technology companies and worked on public and private M&A, initial public offerings and other strategic and financial advisory transactions. Prior to this,

Mr. Varsov worked in the Media and Telecom group at Citigroup within the Investment Banking division. Previously, he acted as director of business development for Digital Club Network (an early digital music venture), founded and published a regional newspaper, and worked in the marketing group of Miller Publishing. Mr. Varsov is on the board of directors of Reigning Champs, a Raine portfolio company. He has a B.A. from the University of Pennsylvania and an M.B.A. from Columbia Business School.

Alexander D. Sugarman is our Executive Vice President and Executive Vice President, Business Operations and Chief Strategy Officer of the Cubs. Mr. Sugarman is responsible for managing the overall strategic roadmap for the Cubs and has led many of the value growth opportunities for the organization including the financing of the Wrigley Field restoration, the acquisition of the rooftop properties, multiple ticketing, concession and radio broadcast rights contract negotiations and the formation of Marquee Sports Network. Between 2015 and 2020, Mr. Sugarman also oversaw all ballpark operations for the organization, which includes event operations, facility management and security and safety operations. He sits on the governance committee that manages Wrigley Field’s food service and retail operations and he serves as an Observer on the board of managers of Marquee Sports Network. In addition, Mr. Sugarman helps manage the Ricketts family real estate development company, Marquee Development. Since 2011, Mr. Sugarman has been centrally involved in the entire Gallagher Way development process including land acquisition, entitlements, design, financing, partner negotiations (specifically, with Starwood Hotel and Resorts) and operational plan development and execution. Prior to joining the Cubs, Mr. Sugarman served as an associate with Galatioto Sports Partners (“GSP”) from 2006 to 2009. Prior to his time at GSP, Mr. Sugarman was a financial analyst for the National Hockey League. Mr. Sugarman has a B.A. from Emory University and an M.B.A. from the Columbia Business School.

Joseph Beyrouty is our Chief Financial Officer and is the Chief Financial Officer – Management Company at Raine. In that role, Mr. Beyrouty oversees accounting, tax and financial reporting for Raine. Prior to joining Raine, he was a Vice President at Moelis & Company Holdings LP, a global investment bank, where he was responsible for overseeing US-based accounting operations. He has also worked at FTI Consulting, providing turnaround and restructuring advice to unsecured creditor committees, Deloitte & Touche LLP, as an auditor and Value Line, Inc., as an equity research analyst. Mr. Beyrouty has a B.B.A. from Emory University and an M.S. in Accountancy from CUNY–Baruch College. He is also a Certified Public Accountant in New York.

Evan Ellsworth is our Vice President and is a Vice President at Raine. Prior to joining Raine, Mr. Ellsworth was a member of the Real Estate, Gaming and Lodging and Financial Sponsors groups within Credit Suisse’s Investment Banking and Capital Markets division, where he worked on a variety of M&A and financing transactions across a range of industries on behalf of public and private corporate clients and financial sponsors. He began his career as an active duty officer in the United States Army. Mr. Ellsworth has a B.A. from Wheaton College and an M.B.A. from the UCLA Anderson School of Management.

Jason Sondag is our Vice President and is Vice President, Strategy and Development of the Cubs, where he is responsible for driving the strategic planning efforts for the organization, incubating new businesses and managing external investment opportunities. In this role, Mr. Sondag supported the multi-year media rights negotiation that led to the launch of Marquee Sports Network, and he most recently led the organization’s monetization plans for the sports betting category, resulting in a long-term partnership with DraftKings. Mr. Sondag also supported the internal efforts to source $1 billion of private financing for the restoration of Wrigley Field and the surrounding campus. Prior to joining the Cubs, Mr. Sondag was a private equity investor in the Special Situations Group at American Capital, where he was focused on making investments in distressed companies, and prior to that he was an investment banking analyst in the financial restructuring group at Houlihan Lokey. Mr. Sondag graduated from the University of Michigan with a B.B.A. in Finance and earned an M.B.A. from Kellogg School of Management.

Our Board

Thomas Ricketts is the Executive Chairman of the Cubs. In 2009, he led his family’s acquisition of the team from Tribune Company. In 2016, the Cubs won the World Series and Mr. Ricketts was named Sports Executive of the Year by Sports Business Journal. Mr. Ricketts served on the Executive Council of Major League Baseball from 2015 to 2019 and currently serves on several other committees at the League. Mr. Ricketts has been recognized by several organizations for the real estate development around Wrigley Field including the Urban Land Institute Lifetime Achievement Award. Mr. Ricketts is the Chairman of Incapital, an investment bank focused on debt capital markets, which he founded in 1999. Mr. Ricketts was named Ernst & Young’s Midwest Finance Entrepreneur of the Year for his work with Incapital and was on several occasions named by Institutional Investor Magazine as one the 40 most influential leaders in electronic finance. Mr. Ricketts is on the boards of Meijer, Inc., Choose Chicago, The Field Museum, The Executive’s Club of Chicago and The Wood Family Foundation. Mr. Ricketts was a founding Director of the Bond Dealers of America. Mr. Ricketts has also been a Director at Ameritrade and, subsequently, TD Ameritrade. Prior to starting Incapital, Mr. Ricketts worked at ABN AMRO Inc., The Chicago Corporation and Mesirow Financial. He was a market maker on the Chicago Board Options Exchange from 1988 through 1994. Mr. Ricketts has an M.B.A. in Finance and an A.B. in Economics from the University of Chicago.

Brandon Gardner is Co-Founder and Partner of Raine and serves as the firm’s President and Chief Operating Officer. He is a member of Raine’s investment committee and is active across all aspects of Raine’s business, overseeing the growth of the firm from inception to over $3 billion in assets, with six offices and over 130 employees. Prior to Raine, Mr. Gardner was part of the founding team and the senior operating officer of Serengeti Asset Management LP (“Serengeti”), a multi-strategy investment advisor based in New York City with in excess of $1 billion in assets under management. During his tenure at Serengeti, he was an active member of the investment team, managing sector- and strategy-specific portfolios. Prior to launching Serengeti in 2007, he was a practicing attorney at Cleary Gottlieb Steen & Hamilton LLP from 1999 to 2007. While at Cleary Gottlieb, he gained significant experience in complex mergers and acquisitions and structured securities transactions and financing arrangements, representing and advising a wide variety of investment banking and corporate clients. Mr. Gardner is on the board of directors of Foursquare, Moonbug Entertainment, Imagine, NWE Holdings LP (“Thrill One”), Reigning Champs and Olo, all of which are portfolio companies of Raine. He has a B.A. from the University of Pennsylvania, a B.S. from The Wharton School and a J.D. from Columbia University where he was a Harlan Fiske Stone Scholar.

Thomas Freston is a Principal of Firefly3 LLC (“Firefly3”), an investment and consultancy firm focusing on the media and entertainment industries. Mr. Freston has also been a senior advisor to Raine since 2015. He is the former Chief Executive Officer of Viacom Inc. (“Viacom”), where he also served as Chief Operating Officer. For seventeen years, Mr. Freston was Chairman and Chief Executive Officer of MTV Networks Inc., MTV Inc., Nickelodeon International Ltd., VH1, Comedy Central and other networks. Prior to that Mr. Freston ran a textile business in Afghanistan and India. Currently, he is Board Chairman of the ONE Campaign, an advocacy organization to fight extreme poverty, and serves on the boards of DreamWorks Animation, Moby Media in Afghanistan, Vice in New York, a company in which an investment fund managed by Raine is invested, and is also a Trustee of The Asia Society.

Matthew Maloney is founder and Chief Executive Officer of Grubhub, Inc. (“Grubhub”), a leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners. Under Mr. Maloney’s leadership, Grubhub has grown its active diner network to more than 27 million users who can order from more than 300,000 takeout restaurants in over 4,000 cities. He led the company through five rounds of investment funding, a 2013 merger with Seamless North American LLC and a 2014 initial public offering. Mr. Maloney currently serves as an advisory board member for The University of Chicago Booth School of Business Polsky Center for Entrepreneurship and a member of ChicagoNEXT, an organization dedicated to driving growth and opportunity in the Chicago business community. He also serves on the board of directors of the Museum of Science and Industry in Chicago. He was named one of America’s most powerful CEOs 40 and under in Forbes Magazine in 2016 and one of the top 50 business people of 2014 by Fortune Magazine. He holds a bachelor’s degree from Michigan State University and two master’s degrees, including an M.B.A., from the University of Chicago.

Assia Grazioli-Venier has agreed to serve on our board of directors following the completion of this offering. Ms. Grazioli-Venier is a venture capitalist and advisor to high-growth tech startups, entertainment companies and sports businesses. She has worked at the forefront of technological disruption for over 18 years, from the first onset of mobile, to music streaming, subscription models, D2C commerce and sports-tech. In 2016, Ms. Grazioli-Venier launched Muse Capital with her business partner Rachel Springate. Muse Capital is a seed-stage consumer fund investing in Future of Motherhood/Parenting, Education, Telehealth & Wellness, Gaming, Fintech, and Product-lead Communities. Muse Capital operates as a bridge between Silicon Valley, the brand world and entertainment industry. Prior to Muse Capital, Ms. Grazioli-Venier also served on the board of advisors of Northzone, one of Europe’s leading technology investment partnerships whose portfolio includes Spotify and iZettle, sold to PayPal in 2018. Prior to that, she was for several years an innovation investment advisor to Andrea Agnelli at LAMSE, S.p.a. Starting in 2010, Ms. Grazioli-Venier was advisor to Spotify (NYSE: SPOT) for over five years, where she was involved in global strategic initiatives and business expansion efforts, such as forging deals with Tinder, Dubset, helping to establish the Los Angeles office, as well as building out the artist services division across Europe, that contributed to Spotify’s growth and innovation. Ms. Grazioli-Venier kicked-off her career in 2004, creating and launching TV, Radio & Digital for Ministry of Sound, one of the leading dance music brands/record labels in Europe, which later sold to Warner Music. Ms. Grazioli-Venier also currently serves on the board of directors of Italy’s Juventus Football Club (JVTSF). Ms. Grazioli-Venier also serves as co-chair of AllRaise in Los Angeles, which is a non-profit organization championing diversity in the funder and founder ecosystem, and sits on the board of Impact46, a social impact advisory firm catering to family office foundations.

Raine Management

In addition to Brandon Gardner and Brett Varsov, Raine has nine partners across six offices who will serve as strategic advisors to the company. The partners have deep sector expertise across the TMT verticals and will be helpful in sourcing potential business combination targets for the company across our core verticals. Raine’s partners have more than 15 years of investing and advising experience on average and have deep sector expertise across interactive entertainment and games, real money gaming, digital media and entertainment, sports and sports-enabled assets, health and wellness, out of home and live entertainment, audio content and podcasts and technology.

Joe Ravitch is a Co-Founder and Partner of Raine. Mr. Ravitch is active across all of Raine’s businesses and works closely with global entertainment, sports and digital media conglomerates as well as earlier-stage, high-growth media companies. Prior to Raine, he was a senior Partner at Goldman Sachs where he spent approximately 16 years based in London, Hong Kong and New York working on both principal and advisory transactions in the sports, media and telecommunications industries including significant deals such as the creation of the YES Network (“YES”), the sale of MGM Studios and the spinoff and creation of NBA China. Mr. Ravitch serves on the boards of Vice, Propagate Content LLC (“Propagate”), Margaritaville Holdings LLC (“Margaritaville”) and Imagine, all Raine portfolio companies.

Jeff Sine is a Co-Founder and Partner of Raine. Prior to founding Raine, Mr. Sine was Vice Chairman and Global Head of Technology, Media & Telecom Investment Banking at UBS Investment Bank (“UBS”). Prior to that, Mr. Sine was Global Head of Media Investment Banking at Morgan Stanley. Mr. Sine’s clients have included many of the leading global media, technology and communications companies, including Viacom, Google, Time Warner, News Corporation, Sony, Bertelsmann, Comcast, Cox Communications, Thomson, SoftBank, Microsoft, AT&T and Disney, among others. Mr. Sine’s current or past board memberships include The Manhattan Theatre Club, The International Radio and Television Society, The Museum of Television and

Radio Media Center, National Public Radio (NPR), The USC Annenberg School of Communication / Law Center Joint Venture, ITHAKA, Educational Testing Service and American University. Mr. Sine serves on the boards of Margaritaville, Blackbird and Reigning Champs, all of which are Raine portfolio companies.

John Salter is a Co-Founder and Partner of Raine. Mr. Salter is responsible for Raine’s digital media and gaming practice. Prior to Raine, Mr. Salter was Global Head of Digital Media at UBS. Prior to UBS, Mr. Salter worked in the Internet and New Media group at Volpe, Brown, Whelan & Co. in San Francisco. While at Raine, Mr. Salter has worked on a variety of advisory assignments, including the sale of Playtika (a unit of Caesars Interactive) to a consortium led by Shanghai Giant Network Technology, SoftBank’s sale of its majority stake in Supercell Oy (“Supercell”) to Tencent Holdings Ltd. (“Tencent”), the sale of Double Down Interactive LLC (a unit of International Game Technology PLC) to an affiliate of DoubleU Games Co., Ltd., Legendary Entertainment’s sale to Wanda America Entertainment, Inc. (“Wanda”) and SoftBank’s investments in Legendary Entertainment and Supercell, among other transactions. Mr. Salter is on the board of directors of DraftKings, Zumba Fitness, Huuuge, Beachbody and Games 24x7, all of which are Raine portfolio companies.

Deborah Mei is a Co-Founder and Partner of Raine. Ms. Mei is responsible for Raine’s China practice, based in Shanghai. While at Raine, Ms. Mei has been involved in all of Raine’s advisory transactions where Chinese companies have been a counterparty, with specific China-domestic transactions including the creation of and capital raise by Endeavor China from a consortium of Sequoia Capital China, Focus Media Information Technology Co., Ltd. (“Focus Media”), FountainVest Partners Co Ltd (“FountainVest Partners”) and Tencent, the creation of and capital raise by IMAX China Holding Inc. from a consortium of CMC Capital Group (“CMC”) and FountainVest Partners and the sale of PPTV to Suning Holdings Group Co., Ltd., among others. For Imagine, she helped raise $100 million in a TV co-financing vehicle from Television Broadcasts Limited (Hong Kong broadcaster) and a further $100 million investment from FountainVest Partners. Prior to Raine, Ms. Mei was a Managing Director and head of Asia-Pacific Consumer, Retail, Gaming and Industrial Investment Banking for Morgan Stanley, based in Hong Kong.

Fred Davis is a Partner at Raine. Since joining the firm in July 2014, Mr. Davis has focused on both advising and investing across the global digital media sector for high growth and earlier stage companies, including ProSiebenSat.1 Media SE, Bonnier AB and SoundCloud. Prior to Raine, Mr. Davis was one of the three Founding Partners of CODE Advisors (“CODE”), where he worked with companies such as Supercell, Shazam Inc and Buddy Media Group. Before founding CODE in 2010, Mr. Davis was a senior Partner of the leading Entertainment/New Media Law Firm of Davis Shapiro & Lewit. Formerly an Executive Vice President at EMI Records, Mr. Davis has received the ACLU’s Bill of Rights Award and the UJA Music Visionary of the Year Award and was a member of the board of directors for the 9/11 Fund. Mr. Davis is on the board of directors of SoundCloud, a Raine portfolio company.

Jason Schretter is a Partner and the Head of Europe, Middle East and Africa at Raine. Since joining the firm in May 2010, Mr. Schretter has focused on both advising and investing across the global media and communications sector, including SoftBank’s acquisitions of ARM Holdings plc and Sprint, Twenty-First Century Fox, Inc.’s investments in Moby Group, the take private of Playboy Enterprises, Inc. and Raine’s investment in textPlus, Inc. (“textPlus”). Prior to Raine, Mr. Schretter spent five years at UBS, where he worked on several landmark transactions, including the formation of Comcast Corporation’s JV with NBCUniversal Media, LLC, Liberty Global plc’s acquisition of Unitymedia GmbH, the restructuring of Charter Communications, Inc. and the sale of Harcourt Education to Pearson plc and Houghton Mifflin Harcourt Company. Mr. Schretter is on the board of directors of textPlus and Moonbug Entertainment, both of which are Raine portfolio companies.

Erik Hodge is a Partner at Raine, leading Raine’s Los Angeles office and its efforts in Entertainment and Content. He has been a part of a number of Raine’s investments and advisory transactions in the entertainment space with clients including Universal Pictures, Warner Bros., STX, dick clark productions, inc., Legendary Entertainment, Village Roadshow Entertainment Group Limited and Endeavor. Mr. Hodge has worked extensively in the digital media space with companies including Vice, Refinery29 Inc., Tastemade, Fandango Media, LLC, Cheddar and Uproxx Media Group Inc. Mr. Hodge has been named as one of Hollywood’s Top 20 Dealmakers by the Hollywood Reporter and has been named in Variety Magazine’s (“Variety”) annual Dealmakers Impact Report. Mr. Hodge is on the board of directors of Imagine, Propagate and VideoAmp, Inc., all Raine portfolio companies.

Colin Neville is a Partner at Raine and joined the firm at its inception in 2009. Mr. Neville leads Raine’s sports practice, overseeing its principal investing and advisory efforts in the space. Mr. Neville has helped lead Raine’s investments in DraftKings, Olo, Premier Lacrosse League Inc., Beachbody, Zumba Fitness and Jagex. He has worked on a variety of advisory assignments across the global sports landscape, including the sale of the UFC to Endeavor, City Football Group’s sale of minority interests to Silver Lake Management, L.L.C. and CMC, DraftKings’ announced combination with Diamond Eagle, Joe Tsai’s acquisition of the Brooklyn Nets and Barclays Center, Fanatics’ capital raise from the NFL and MLB, Steve Ballmer’s purchase of the Los Angeles Clippers, the acquisition of Inter Miami CF, the sale of DC United and Endeavor’s acquisition of IMG Worldwide, LLC. Mr. Neville is on the board of directors of Olo, Beachbody and Premier Lacrosse League and an observer on the board of directors of DraftKings and Zumba Fitness.

Todd Rosoff is a Partner at Raine. Mr. Rosoff focuses on advisory and capital raising assignments across interactive entertainment and digital media. Selected transactions include the sale of SoftBank Vision Fund’s stake in Flipkart Group to Walmart Inc., the sale of Big Fish Games, Inc. to Aristocrat Technologies, Inc., the sale of SoftBank’s stake in Supercell to a consortium led by Tencent, the sale of Playtika to Shanghai Giant Network Technology Co., Ltd. and capital raising assignments for leading interactive entertainment companies. Prior to joining Raine, Mr. Rosoff was at UBS focusing on advisory and financing assignments across the TMT sector. Prior to UBS, Mr. Rosoff worked at Technology Crossover Ventures, a leading provider of growth capital to technology companies.

Raine’s Senior Advisors

Raine currently engages nine senior advisors, primarily to provide valuable operating expertise and at times assist with a variety of activities, including market research, new investment identification, pre-investment business diligence and post-investment value creation. These senior advisors have significant operating and management experience at companies across the TMT landscape such as Viacom, SoftBank, ESPN and Demand Media Inc. (“Demand Media”) (among others). Senior advisors are consultants who provide an important source of operating and strategic expertise across a wide spectrum of different fields within our sectors of focus and, as such, are generally not treated as employees of Raine, although certain senior advisors may be considered employees for administrative or other purposes. Raine’s current senior advisors are Matt Blank, Steve Bornstein, Rod Cousens, Tracy Dolgin, Thomas Freston, Eva Jeanbart-Lorenzotti, David Levy, Richard Rosenblatt and Alok Sama.

Matt Blank currently serves as a Director of Madison Square Garden Sports Corp. (“MSG”), Cumulus Media, Inc. (“Cumulus”) and CuriosityStream. In 2018, Mr. Blank served as an Advisor to Showtime Networks Inc. (“Showtime”), after serving as Chairman in 2016 and 2017. Prior to that he served as Chairman and Chief Executive Officer of the network for over 20 years.

Steve Bornstein is the former President and Chief Executive Officer of the NFL Network and Executive Vice President of Media. Previously, Mr. Bornstein spent 22 years at ESPN and ABC where in September 1990, he became ESPN’s youngest President and Chief Executive Officer at age 38.

Rod Cousens, CBE, is a leading games industry executive with a highly distinguished career spanning over 35 years in the interactive entertainment industry. Prior to joining Raine, Mr. Cousens was the Chairman and Chief Executive Officer of Jagex. Before his time at Jagex, Mr. Cousens was Chief Executive Officer of Codemasters Inc.

Tracy Dolgin, a 30-year media veteran, joined YES as President and Chief Executive Officer in September 2004 and was named Non-Executive Chairman of YES on June 1, 2016. He transitioned from Non-Executive Chairman to Board Member in January 2017. Prior to joining YES, Mr. Dolgin served as Managing Director and Co-Head of Houlihan Lokey’s Media, Sports and Entertainment practice in 2003 and 2004. Earlier, Mr. Dolgin was President of FOX Sports Net from 2000 through 2003.

Thomas Freston is a Principal of Firefly3 LLC (“Firefly3”), an investment and consultancy firm focusing on the media and entertainment industries. He is the former Chief Executive Officer of Viacom Inc. (“Viacom”), where he also served as Chief Operating Officer. For seventeen years, Mr. Freston was Chairman and Chief Executive Officer of MTV Networks Inc., MTV Inc., Nickelodeon International Ltd., VH1, Comedy Central and other networks. Prior to that Mr. Freston ran a textile business in Afghanistan and India. Currently, he is Board Chairman of the ONE Campaign, an advocacy organization to fight extreme poverty, and serves on the boards of DreamWorks Animation, Moby Media in Afghanistan, Vice in New York, a company in which an investment fund managed by Raine is invested, and is also a Trustee of The Asia Society.

Eva Jeanbart-Lorenzotti launched Vivre, one of the first Magalogs and a multi-brand E-Commerce site. She developed retail store concepts, Vivre Voyager, an in-room hotel publication, and more than a dozen successful lines for the Home Shopping Network under the brand V by Eva. She was the host of Luxury Explorer TV, a travel and lifestyle channel, for over 10 years and was a mentor on Lifetime’s hit show, Project Accessory.

David Levy currently serves as the Founder at Back Nine Ventures, LLC (“Back Nine”), his recently formed sports consulting and investing firm. Prior to Back Nine, Mr. Levy served as President of Turner, overseeing the increased investment in original premium content across the portfolio. In 2018, Turner programming was nominated for 33 Emmy Awards.

Richard Rosenblatt has built, operated and sold several high-profile Internet media companies including Demand Media, iCrossing, Intermix, Myspace and iMall. Fortune Magazine has recognized him as one of “The 50 Smartest People in Tech” and as a runner-up for “Smartest CEO” behind Apple’s Steve Jobs. The Los Angeles Business Journal has named Mr. Rosenblatt one of the “Most Admired CEOs.” Mr. Rosenblatt currently serves as Chairman and Chief Executive Officer of Whip Networks, Inc. (“TV Time”), the world’s largest TV tracking platform that provides insights on viewing patterns and trends for today’s cross-platform television landscape.

Alok Sama was formerly the President and Chief Financial Officer of SoftBank Group International. Mr. Sama also served as Chief Strategy Officer for SoftBank, leading the announced merger of Sprint and T-Mobile, SoftBank’s $31.4 billion acquisition of ARM Holdings plc, the $10 billion disposition of SoftBank’s stake in Alibaba Group Holding Limited, SoftBank’s $8.6 billion sale of Supercell to Tencent and the restructuring of SoftBank’s holding in Yahoo Japan Corporation. Mr. Sama has over 30 years of investment banking, capital markets and investment experience in New York, London and Hong Kong.

Business Strategy

Our acquisition strategy will be to source, identify, acquire and, upon completion of our initial business combination, build a business in the public equity market. While we will not be limited to a particular industry or geographic region, we believe the experience of our management team, Raine and Marquee will be highly complementary to a business in the high growth sectors of TMT, with a focus on technology, media, sports, gaming and entertainment, or in adjacent data and technology sectors, particularly a company that can benefit from our management team’s strategic, operational and financial expertise.

Our management team will also actively deploy their leading professional capabilities as we seek and evaluate new potential target business opportunities, particularly with respect to:

•	Developing relationships with private, closely-held businesses and their management teams, capital providers and advisors;

•	Identifying attractive investment opportunities;

•	Structuring acquisitions on attractive terms;

•	Negotiating complex mergers and acquisitions across a range of industries, geographies, economic and financial market conditions;

•	Raising financings in the capital markets, particularly for businesses that are transitioning from private to public equity ownership;

•	Operating businesses and developing and implementing multi-phase corporate strategies; and

•	Expanding the product offerings and geographic footprints of businesses across industries.

We believe our management team and sponsor will be able to provide a level of support and assistance on key operational and strategic matters that is highly differentiated relative to many competing SPACs. Operational areas where we believe our management team and sponsor can provide meaningful incremental value-added guidance include, but are not limited to:

•	Improving business operations through the efficient allocation of human resources and prudent investment of capital at attractive ROIs;

•	Developing disciplined budgeting processes and sophisticated financial modeling projections in support of short and long-term growth objectives;

•	Conducting extensive research and analysis to validate market opportunities for existing and new products or lines of business;

•	Evaluating strategic plans to differentiate businesses from direct and indirect competitors; and

•	Developing and implementing an effective PR and investor relations strategy to maximize efficiency in communication with investors, research analysts and the media.

Our management team and sponsor have successfully taken these actions as advisors, investors and operators of companies ranging from early-stage venture businesses to large corporate conglomerates in order to create shareholder value. We believe this track record will differentiate us as potential partners in an initial business combination and will be a valuable factor in distinguishing ourselves to potential target businesses.

Acquisition Criteria

Consistent with our business strategy, we have developed the following general, non-exclusive investment criteria and guidelines that we believe are important and plan to use when screening for and evaluating target businesses, although we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We will seek to acquire a business that:

•	Operates in the high growth sectors of TMT and is well-positioned to benefit from the broad network and strategic expertise of our management team, Board and sponsor;

•	Has developed a proprietary brand or unique product line that provides a clear competitive moat and can access a large target addressable market opportunity;

•	Features an attractive financial profile and stable free cash flow, or has the potential to generate stable and sustainable free cash flow in the near future;

•	Is appropriately capitalized and in a strong liquidity position, or will be upon completion of the initial business combination;

•	Demonstrates clear opportunities to generate outsized returns on invested capital to support and strengthen the business’s competitive position;

•	Has a strong, seasoned executive leadership team with a distinguished track record of generating attractive returns and shareholder value; and

•

Is operating at scale and prepared to make the transition to the public markets but can benefit from the guidance and advice of our management team in developing a clear message describing the business model and investment opportunity to public investors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent accounting firm that such an initial business combination is fair to our unaffiliated shareholders from a financial point of view.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

While The Raine Group will not have any duty to present business combination opportunities to us, The Raine Group may become aware of a potential transaction that may be an attractive opportunity for us, which it may or may not decide to share with us. The Raine Group is a global investment and advisory firm focused exclusively on the TMT sectors. As such, The Raine Group provides a diversified range of financial services in a broad spectrum of activities, including investment banking, private placement and lending, principal investing, financial and merger and acquisition advisory services, underwriting, investment management activities, sponsoring and managing private investment funds, brokerage, trustee and similar activities on a global basis. Additionally, we may, but are not required to, engage The Raine Group for services as a financial advisor in connection with identifying and investigating potential targets for our business combination. Conflicts may arise from The Raine Group’s sponsorship of our company, its provision of services both to us (including as a financial advisor) and to third-party clients, as well as from actions undertaken by The Raine Group for its own account. In performing services for other clients and also when acting for its own account, The Raine Group may take commercial steps that may have an adverse effect on us. Any of The Raine Group’s financial market activities may, individually or in the aggregate, have an adverse effect on us, and the interests of The Raine Group or its clients or counterparties may at times be adverse to ours.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business, nor have they had any discussions regarding possible target businesses with our underwriter. Marquee and The Raine Group are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company that has already been identified to Marquee and The Raine Group as a suitable acquisition candidate for either of Marquee or The Raine Group, unless Marquee and The Raine Group, in their sole discretion, decline such potential business combination or makes available to our company a co-investment opportunity. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Marquee and The Raine Group may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have a total aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any deferred underwriting commissions) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Corporate Information

Our executive offices are located at 65 East 55th Street, 24th Floor, New York, NY 10022 and our telephone number is 212-603-5500. Upon completion of this offering, our corporate website address will be                . Our

website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have obtained a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value (as defined below) of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The Offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	32,500,000 units, at $10.00 per unit, each unit consisting of:

•	one Class A ordinary share; and

•	one-fourth of one redeemable warrant.

Proposed Nasdaq symbols	Class A ordinary shares: “MRAC”

Warrants: “MRAC W”

Units: “MRAC U”

Trading commencement and separation of Class A ordinary shares and warrants	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Credit Suisse informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	32,500,000(1)

Ordinary shares:

Number outstanding before this offering	9,343,750 Class B ordinary shares(2)(3)

Number outstanding after this offering	40,625,000 Class A and Class B ordinary shares(1)(2)(4)

Warrants:

Number of private placement warrants to be sold in a private placement simultaneously with this offering	5,666,667(1)

Number of warrants to be outstanding after this offering and the sale of the private placement warrants	13,791,667(1)

(1)

Assumes no exercise of the underwriter’s over-allotment option and the forfeiture by our sponsor of 1,218,750 founder shares. As discussed under “Description of Securities—Founder Shares” below, for our sponsor to maintain ownership of 20% of the issued and outstanding ordinary shares following completion of this offering, if the over-allotment option is not exercised by the underwriter, our sponsor would be required to forfeit 1,218,750 shares.

(2)

Founder shares are currently classified as Class B ordinary shares, which will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association.

(3)

Consists solely of founder shares outstanding as of the date of this prospectus and includes up to 1,218,750 shares that are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised.

(4)	Includes 32,500,000 public shares and 8,125,000 founder shares, assuming 1,218,750 founder shares have been forfeited following expiration of the underwriter’s over-allotment option.

Exercisability	Each whole warrant sold in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon the separation or distribution of the warrants, no cash will be paid in lieu of fractional warrants and only whole warrants will trade.

We structured each unit to contain one-fourth of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.
Exercise price	$11.50 per whole share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by us and, (i) in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance, and (ii) to the extent that such issuance is made to Marquee and The Raine Group or their respective affiliates, without taking into account the transfer of founder shares or private placement warrants (including if such transfer is effectuated as a surrender to us and subsequent reissuance by us) by our sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 and $10.00 per share redemption trigger prices described below adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% and 100% of the higher of the Market Value and the Newly Issued Price, respectively.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination; or

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement as a result of (i) our failure to have an effective registration statement by the 60th business day after the closing of the initial business combination as described in the immediately following paragraph or (ii) a notice of redemption described below adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the “30-day redemption period”; and

•

if, and only if, the last reported sale price of our Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

However, in this case, we will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below);

•

if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the private placement warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants, as described above.

The “fair market value” of our Class A ordinary shares shall mean the volume-weighted average price of our Class A ordinary shares for the

10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.3611 Class A ordinary shares per whole warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Shareholders’ Warrants” for additional information.

Directed Unit Program	At our request, the underwriter has reserved units for sale, at the initial public offering price, in a directed unit program to certain limited partners of affiliates of Marquee, certain limited partners of The Raine Group and certain other parties associated with us who have expressed an interest in participating in this offering. We expect these parties to purchase no more than 20% of the units, assuming full exercise of the underwriter’s over-allotment option, offered in this offering through the directed unit program. We will offer these units to the extent permitted under applicable regulations. The number of units available for sale to the general public in this offering will be reduced to the extent these persons purchase reserved units. Any reserved units not purchased will be offered by the underwriter to the general public on the same terms as the other units.

Founder shares

On October 28, 2020, our sponsor paid in the aggregate $25,000, or approximately $0.002 per share, to cover certain of our expenses in consideration of 10,062,500 Class B ordinary shares, par value $0.0001. On November 10, 2020, our sponsor surrendered 718,750 Class B ordinary shares to us for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding ordinary shares after this offering (assuming the sponsor does not purchase any units in this offering). Prior to the completion of this offering, our sponsor will transfer 25,000 founder shares to each of our independent director nominees at their original purchase price. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the completion of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the completion of this offering. Up to 1,218,750 founder shares will be subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial shareholders will maintain ownership of 20% of our issued and outstanding ordinary shares after this offering.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•

only holders of the founder shares have the right to vote on the appointment of directors prior to our initial business combination and holders of a majority of our founder shares may remove a member of the Board for any reason;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

each of our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination; (ii) their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we do not complete our initial business combination within the prescribed time frame. If we submit our initial business combination to our public shareholders for a vote, the holders of our founder shares have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 12,187,501, or approximately 37.5%, of the 32,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised);

•

the founder shares will automatically convert into our Class A ordinary shares on the first business day following the completion of our initial business combination as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

•	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of our initial business combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if (1) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination or (2) if we complete a transaction after our initial business combination which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, the converted Class A ordinary shares will be released from the lock-up.

Founder shares conversion and anti-dilution rights

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of our issued and outstanding ordinary shares upon completion of this offering, plus (ii) the sum of (a) the total number of ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued by the company in connection with or in relation to the completion of the initial business combination, excluding (1) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and

(2) any private placement warrants issued to our sponsor or any of its affiliates upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Appointment of directors; Voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our Class B ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.

Private placement warrants	Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 5,666,667 private placement warrants (or 6,316,667 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.50 per whole warrant ($8,500,000 in the aggregate or $9,475,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering.

A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $325,000,000 (or $373,750,000 if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete an initial business combination within 24 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.

The private placement warrants will be non-redeemable (except as set forth under “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00”) and exercisable on a cashless basis so long as they are held by our sponsor or its permitted transferees (see “Description of Securities—Warrants—Private Placement Warrants”). If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our sponsor, as well as its permitted transferees, have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants	The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants.”)

Proceeds to be held in trust account	The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants must be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $325,000,000, or $373,750,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated non-interest bearing trust account located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee and $2,000,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. In addition, US Bank National Association will act as custodian of the funds placed in the non-interest bearing trust account. The proceeds to be placed into the trust account include $11,375,000 (or $13,081,250 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes if such funds are held in an interest-bearing account, the funds held in the trust account will not be released until the earliest to occur of: (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we have not completed our business combination within 24 months from the closing of this offering, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we are unable to complete an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Except as described above with respect to the payment of taxes if the funds held in the trust account are held in an interest-bearing account, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. Immediately following the completion of this offering, the proceeds will not be invested and will be held in a non-interest bearing trust account. If, in the future, the proceeds held in the trust account are invested, then the proceeds will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, we estimate the interest earned on the trust account in the future would generate approximately $325,000 per year; however we can provide no assurances regarding this amount. Except as described above, unless and until we complete our initial business combination, we may pay our expenses only from:

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the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor or an affiliate of our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination	So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the deferred underwriting commissions) at the time of signing a definitive agreement in connection with our initial business combination.

If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares and public warrants by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination where otherwise permissible under applicable laws, rule and regulations. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of

1934, as amended (the “Exchange Act”). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor and each member of our management team have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise.

Limitation on redemptions	Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we hold a shareholder vote to approve our initial business combination, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote therein and who vote at a general meeting. In such case, pursuant to the terms of letter agreements entered into with us, our initial shareholders and each member of our management team have agreed (and their permitted transferees will agree) to vote their founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 12,187,501, or approximately 37.5%, of the 32,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. Our amended and restated memorandum and articles of association will require that at least five days’ notice will be given of any such general meeting.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, directors and each member of our management team have, pursuant to letter agreements entered into with us, waived their right to have any founder shares or public shares redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from our sponsor, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Proposed Business—Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination,” to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our sponsor, officers and directors have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we do not complete an initial business combination within 24 months from the closing of this offering.

Our sponsor, directors and each member of our management team have each entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete an initial business combination within 24 months from the closing of this offering. However, if our sponsor, directors or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete an initial business combination within 24 months from the closing of this offering.

The underwriter has agreed to waive its rights to its deferred underwriting commissions held in the trust account in the event we do not complete an initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, subject to the limitations described above under “Proposed Business—Limitations on Redemptions.” For example, our Board may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Payments to insiders	There will be no restrictions on payments made by the company to our sponsor, officers or directors, or our or their affiliates. We expect that some or all of the following payments will be made to our sponsor, officers or directors, or our or their affiliates:

•	Reimbursement of funds advanced to us by our sponsor to cover offering-related and organizational expenses;

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Reimbursement for out-of-pocket expenses provided to us by an affiliate of Marquee Raine Acquisition Sponsor LP. Office space and administrative support services provided to us by an affiliate of Marquee Raine Acquisition Sponsor LP will be provided free of charge;

•	Reimbursement of legal fees and expenses incurred by our sponsor, officers or directors in connection with our formation, the initial business combination and their services to us;

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Payment of a finder’s fee, consulting fee or other compensation and reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination and performing due diligence on suitable business combinations, including to Ricketts SPAC Investment LLC and Raine Securities LLC, and other entities affiliated with Marquee and The Raine Group;

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Payment of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full) for providing financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, to each of Ricketts SPAC Investment LLC and Raine Securities LLC, which shall be payable upon the closing of this offering;

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At the closing of our initial business combination, payment of a customary financial advisor fee, agent fee or consulting fee to Ricketts SPAC Investment LLC and Raine Securities LLC, and other entities affiliated with Marquee and The Raine Group in an amount that constitutes a market standard fee for comparable transactions; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, provided, that, if we do not complete an initial business combination, a portion of the working capital held outside the trust account may be used by us to repay such loaned amounts so long as no proceeds from the trust account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity, at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

However, prior to the completion of our business combination, we shall not make any payments to our sponsor, officers or directors, or our or their affiliates from the proceeds of this offering and the sale of the private placement warrants held in the trust account. Any such payments will be made either (i) prior to our initial business combination using proceeds of this offering held outside the trust account or from loans made to us by our sponsor or (ii) in connection with or after the completion of our initial business combination.

Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board—Audit Committee.”

Conflicts of interest	Marquee and The Raine Group manage proprietary capital. Investment vehicles managed by Marquee, The Raine Group or their affiliates may compete with us for acquisition opportunities. If these investment vehicles decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Marquee and The Raine Group may be suitable for both us and for a current or future Marquee or The Raine Group investment vehicle or third-party client and may be directed to such investment vehicle or third-party client rather than to us. None of the members of our management team who are also employed by certain affiliates of Marquee and The Raine Group have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as an officer of the company. Our management, in their capacities as employees, officers or managing directors of Marquee or The Raine Group or in their other endeavors, may be required to present potential business combinations to the related entities described above, current or future Marquee and The Raine Group investment vehicles, or third parties, before they present such opportunities to us.

We may also engage entities affiliated with Marquee, including Ricketts SPAC Investment LLC, and The Raine Group, including Raine Securities LLC, for services in connection with identifying and investigating potential targets for, and the completion of, our business combination. Conflicts may arise from Marquee’s and The Raine Group’s sponsorship of our company and its provision of these services to us.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Indemnity	Our sponsor has agreed that they will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination (at the earliest), we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

October 28, 2020
Balance Sheet Data:
Working capital (deficiency)	$(240,173)
Total assets	$270,131
Total liabilities	$255,152
Shareholder’s equity	$14,979

If no business combination is completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, directors and each member of our management team have each entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we do not complete our initial business combination within such 24-month time period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	actual and potential conflicts of interest relating to Marquee, The Raine Group and other Raine Accounts;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the funds held in the trust account if such funds are held in an interest-bearing account;

•	the trust account not being subject to claims of third parties;

•	our financial performance following this offering; or

•	the other risk and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote before we complete our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. For instance, if we were seeking to acquire a target business where the consideration we were paying in the transaction was all cash, we would not be required to seek shareholder approval to complete such a transaction. Except as required by law or stock exchange, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our ordinary shares do not approve of the business combination we complete.

Please see the section of this prospectus entitled “Proposed Business—Shareholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our Board may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our initial shareholders and members of our management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own, on an as-converted basis, 20% of our issued and outstanding ordinary shares immediately following the completion of this offering. Our initial shareholders and members of our management team also may from time to time purchase Class A ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to our initial shareholders’ founder shares, we would need 12,187,501, or approximately 37.5%, of the 32,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and each member of our management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete an initial business combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete an initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete an initial business combination within 24 months after the closing of the offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete an initial business combination within 24 months after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of coronavirus (“COVID-19”) continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In such case, our public shareholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

The COVID-19 pandemic and the impact on business and debt and equity markets could have a material adverse effect on our search for a business combination, and any target business with which we ultimately complete a business combination.

In December 2019, a novel strain of coronavirus surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States and Europe. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to the coronavirus, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The pandemic, together with resulting voluntary and U.S. federal and state and non-U.S. governmental actions, including, without limitation, mandatory business closures, public gathering limitations, restrictions on travel and quarantines, has meaningfully disrupted the global economy and markets. Although the long-term economic fallout of COVID-19 is difficult to predict, it has had and is expected to continue to have ongoing material adverse effects across many, if not all, aspects of the regional, national and global economy. The COVID-19 outbreak has resulted, and a significant outbreak of other infectious diseases could result, in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we complete a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, and vendors and services providers are unavailable to negotiate and complete a transaction in a timely manner. The extent to which the coronavirus impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus pandemic and the actions to contain the coronavirus or treat its impact, among others. If the disruptions posed by the coronavirus or other matters of global concern continue for an extensive period of time, it could have a material adverse effect on our ability to complete a business combination, or the operations of a target business with which we ultimately complete a business combination.

In addition, our ability to complete a transaction may be dependent on the ability to raise equity and debt financing, which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

If we seek shareholder approval of our initial business combination, our initial shareholders, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, where otherwise permissible under applicable laws, rules and regulations, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial shareholders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, including, without limitation, The Raine Group and other Raine Accounts, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. Our sponsor or any of its affiliates (including The Raine Group) may make additional investments in us, although our sponsor and its affiliates have no obligation or other duty to do so. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we do not complete our initial business combination our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

The funds available to us outside of the trust account to fund our working capital requirements may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not completed during that time. We believe that, upon closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that they will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share or (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes if the funds in the trust account are held in an interest-bearing account, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes if the funds in the trust account are held in an interest-bearing account, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds will not be invested and will be held in a non-interest bearing trust account. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to the rights of holders of our Class A ordinary shares; or (c) absent our completing an initial business combination within 24 months from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholder who choose to remain shareholders following our business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses and our strategy will be to identify, acquire and build a company in the TMT sector, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses and our strategy will be to identify, acquire and build a company in the TMT sector, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our Board, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorizes the issuance of up to 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 467,500,000 and 41,875,000 (assuming in each case that the underwriter has not exercised its over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants, shares issuable upon conversion of the Class B ordinary shares. The Class B ordinary shares are automatically convertible into Class A ordinary shares on the first business day following the completion of our initial business combination as described herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares to redeem the warrants as described in “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to or in connection with our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•	will not result in adjustment to the exercise price of our warrants.

Unlike most other similarly structured blank check companies, our initial shareholders will receive additional Class A ordinary shares if we issue shares to complete an initial business combination.

The founder shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of our issued and outstanding ordinary shares upon completion of this offering, plus (ii) the sum of (a) the total number of ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or deemed issued by the company in connection with or in relation to the completion of the initial business combination, excluding (1) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and (2) any private placement warrants issued to our sponsor or any of its affiliates upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one. This is different than most other similarly structured blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the private placement warrants, $313,625,000 (or $360,668,750 if the underwriter’s over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which excludes up to approximately $11,375,000 or $13,081,250 if the over-allotment option is exercised in full, after taking into account the deferred underwriting commissions being held in the trust account and the estimated expenses of this offering).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. Upon the loss of control of a target business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we would intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination might not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 65% of the public warrants. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by 90% of the company’s shareholders attending and voting at a general meeting. Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares. Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own, on an as converted basis, 20% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with each of our sponsor, directors and each member of our management team. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing (including pursuant to a specified future issuance or otherwise from The Raine Group, other Raine Accounts or their respective affiliates) or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. None of The Raine Group, Raine Accounts or their respective affiliates is obligated to provide, or seek, any such financing or, except as expressly set forth herein, to provide any other services to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we do not complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders and not previously released to us to pay our taxes on the liquidation of our trust account, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we do not complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless.

Risks Relating to Our Securities

If we have not completed an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we have not completed an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond 24 months from the closing of this offering before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we complete our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,292 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the completion of our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual or extraordinary meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with management.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board for any reason. Accordingly, you may not have any say in the management of our company prior to the completion of an initial business combination.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, in which case the number of Class A ordinary shares that you will receive upon cashless exercise will be based on a formula subject to a maximum number of shares equal to 0.3611 Class A ordinary shares per whole warrant (subject to adjustment). However, no such warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from state registration is available. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in this offering. In such an instance, our sponsor and its transferees (which may include our directors and executive officers) would be able to sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in this offering. In such an instance, our sponsor and its transferees (which may include our directors and executive officers) would be able to sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the Class A ordinary shares issuable upon exercise of these warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call the warrants for redemption, we will have the option, in our sole discretion, to require all holders that wish to exercise warrants to do so on a cashless basis in the circumstances described in “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00”. If we choose to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share when there is no effective registration statement, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within twenty business days of the closing of an initial business combination.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the Class A ordinary shares into which founder shares are convertible, the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants, and warrants that may be issued upon conversion of working capital loans and the Class A ordinary shares issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the private placement warrants and the Class A ordinary shares issuable upon exercise of such private placement warrants. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the securities owned by our initial shareholders or their permitted transferees are registered.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Law, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax-transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provisions relating to the rights of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not completed an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if have not completed an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on Nasdaq promptly after the date of this prospectus and our Class A ordinary shares and warrants listed on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A ordinary shares are a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt (including from The Raine Group, other Raine Accounts or their respective affiliates) to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements and execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own, on an as-converted basis, 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, the founder shares, all of which are held by our initial shareholders, will entitle the holders to elect all of our directors prior to our initial business combination. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the one-fourth of a warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 94.8% (or $9.48 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $0.52 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

We may amend the terms of the public warrants and the private placement warrants in a manner that may be adverse to holders of public warrants and the holders of private placement warrants, respectively, with the approval by the holders of at least 65% of the then outstanding public warrants, and the holders of at least 65% of the then outstanding private placement warrants, respectively. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but solely with respect to the terms of the public warrants, any change that adversely affects the interests of the registered holders of the then outstanding public warrants requires the approval by the holders of at least 65% of the then outstanding public warrants and, solely with respect to the terms of the private placement warrants, any change that adversely affects the interests of the registered holders of the then outstanding private placement warrants requires the approval by the holders of at least 65% of the then outstanding private placement warrants. Accordingly, we may amend the terms of the public warrants and the private placement warrants, respectively, in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants and holders of at least 65% of the then outstanding private placement warrants, respectively, approve of such amendment. Although our ability to amend the terms of the public warrants and the private placement warrants, respectively, with the consent of at least 65% of the then outstanding public warrants and at least 65% of the private placement warrants, respectively, is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of such warrants, convert such warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of such a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Although we believe this provision benefits us by providing increased consistency in the application of New York law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like). Please see “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00.” If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants as described above could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the Market Value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.3611 Class A ordinary shares per whole warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our warrants and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 8,125,000 of our Class A ordinary shares (or up to 9,343,750 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 5,666,667 private placement warrants (or up to 6,316,667 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share. Our initial shareholders currently own an aggregate of 9,343,750 founder shares. The founder shares are convertible into Class A ordinary shares on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Our public warrants are also redeemable by us for Class A ordinary shares as described in “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00.”

To the extent we issue Class A ordinary shares for any reason, including to effectuate a business combination, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Such warrants when exercised will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants and founder shares may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Because each unit contains one-fourth of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-fourth of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-fourth of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

A provision of our warrant agreement may make it more difficult for us to complete an initial business combination.

Unlike most blank check companies, if (i) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively. This may make it more difficult for us to complete an initial business combination with a target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed the underwriter reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include the ability of the Board to designate the terms of and issue new series of preference shares, and the fact that prior to the completion of our initial business combination only holders of our Class B ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary shares and the one-fourth of a warrant to purchase one Class A ordinary share included in each unit could be challenged by the IRS or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered a “qualified dividend” for U.S. federal income tax purposes. See the section titled “Certain Tax Considerations—Certain United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations of an investment in our units. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our units.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we take advantage of Nasdaq’s controlled company standards, we would be exempt from various corporate governance requirements.

Nasdaq listing rules generally define a “Controlled Company” as any company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Prior to the vote on our initial business combination, only holders of the founder shares will have the right to vote on the election of directors. More than 50% of the founder shares will be held by our sponsor. Accordingly, prior to the vote on our initial business combination, we would likely satisfy the definition of being a controlled company. As indicated herein, we will not use the related exemptions to Nasdaq’s governance rules under the controlled company standards. However, if we were to change our intentions and take advantage of the controlled company standards, we would be exempt from various corporate governance requirements such as the requirement to have a majority of independent directors and to have a compensation committees comprised entirely of independent directors.

Risks Relating to Our Management Team

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our directors and executive officers have time and attention requirements for private investments and private investment funds of which affiliates of Marquee and The Raine Group are the investment managers. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management, director or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

The Raine Group’s engagement with other entities may limit its ability to participate in certain transactions on our behalf or preclude us from taking certain actions.

We may, but are not required to, engage The Raine Group for services as a financial advisor in connection with identifying and investigating potential targets for our business combination, or for other services in connection with our initial business combination, such as placement agent, or financing or capital markets advisor. The Raine Group is often engaged as a financial advisor, or to provide financing, to corporations and other entities and their directors and managers in connection with the sale or acquisition of entities, their assets or their subsidiaries, or securities, and The Raine Group’s compensation in connection with these engagements may be substantial. Such third-party clients may seek for The Raine Group to act exclusively on their behalf, and The Raine Group may be precluded in many instances from participating in our initial business combination with such a target business. Additionally, for these reasons and/or for other reasons, subject to the fiduciary duties of the directors to us as a matter of Cayman Islands law, we may be precluded in many instances from attempting to acquire securities of the business being sold or otherwise participate as a buyer in the transaction. The Raine Group may be incentivized to direct an opportunity to one of these buyers or to form a consortium with such buyers to bid for the opportunity, thereby eliminating or reducing the investment opportunity available to us.

We may engage Ricketts SPAC Investment LLC, Raine Securities LLC, or other affiliates of our sponsor, as our financial advisor or agent on our business combinations and other transactions. Any fee in connection with such engagement may be conditioned upon the completion of such transactions. This financial interest in the completion of such transactions may influence the advice such affiliate provides.

We may engage Ricketts SPAC Investment LLC or Raine Securities LLC, or another affiliate of our sponsor, as a financial advisor or other advisor or agent in connection with our initial business combination and pay such affiliate a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions. Pursuant to any such engagement, the affiliate may earn its fee upon closing of the initial business combination. The payment of such fee would likely be conditioned upon the completion of the initial business combination. Therefore, our sponsor may have additional financial interests in the completion of the initial business combination. These financial interests may influence the advice any such affiliate provides us as our financial advisor, which advice would contribute to our decision on whether to pursue a business combination with any particular target.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business, which may increase the probability that we enter into an initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. In particular, certain of our officers and directors are employed by affiliates of Marquee (although there is no assurance that such officers and directors will remain associated with Marquee) that own and manage certain portfolio companies that make investments in securities or other interests of or relating to companies in industries we may target for our initial business combination. In addition, Brett Varsov, our Co-Chief Executive Officer, Joseph Beyrouty, our Chief Financial Officer, Evan Ellsworth, our Vice President and Brandon Gardner our co-Chairman and Director, are currently associated with The Raine Group (although there is no assurance that any of them will remain associated with The Raine Group), which sponsors, manages and advises Raine Accounts that make, or may in the future make, investments in securities or other interests of or relating to companies in industries we may target for our initial business combination. Our director nominees also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Officers, Directors and Director Nominees.”

Our officers and directors presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we complete our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

In addition, our directors and officers, Marquee and The Raine Group or their affiliates may in the future become affiliated with other blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to such other blank check companies prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with Marquee, The Raine Group, our sponsor, our directors or executive officers or a Raine Account, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us, including the formation or participation in one or more other blank check companies. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities—Certain Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

In particular, affiliates of our sponsor (including The Raine Group and other Raine Accounts) have invested, and will in the future invest, in the TMT sectors. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with or competitive with Marquee, The Raine Group, our sponsor, executive officers, directors, existing holders or Raine Accounts. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management—Conflicts of Interest.” Our directors and officers, Marquee and The Raine Group or their affiliates may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in the section of this prospectus entitled “Proposed Business—Evaluation of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Moreover, we may, at our option, pursue an affiliated joint acquisition opportunity with The Raine Group, other Raine Accounts or their respective affiliates or with other entities to which an officer or director has a fiduciary, contractual or other obligation or duty. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such parties, which may give rise to certain conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On October 28, 2020, the sponsor paid an aggregate of $25,000, or approximately $0.002 per share, to cover certain of our expenses in consideration of 10,062,500 Class B ordinary shares, par value $0.0001. On November 10, 2020, our sponsor surrendered 718,750 Class B ordinary shares to us for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding ordinary shares after this offering. Prior to the completion of this offering, our sponsor will transfer 25,000 founder shares to each of our independent director nominees at their original purchase price. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 5,666,667 private placement warrants (or 6,316,667 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $8,500,000 (or $9,475,000 if the underwriter’s over-allotment option is exercised in full), or $1.50 per whole warrant, that will also be worthless if we do not complete a business combination. Holders of founder shares have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director, and we may pay our sponsor, officers, directors and any of their respective affiliates fees and expenses in connection with identifying, investigating and completing an initial business combination.

The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to complete our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following the completion of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the completion of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to complete such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

General Risk Factors

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company formed under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we do not complete our initial business combination, we will never generate any operating revenues.

Past performance of Marquee and The Raine Group, or their respective affiliates, including our management team, may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, Marquee and its principals and The Raine Group or their respective affiliates, is presented for informational purposes only. Any past experience and performance of Marquee and The Raine Group, their affiliates or our management team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may complete. You should not rely on the historical records of Marquee and The Raine Group, their affiliates or our management team’s performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Marquee and The Raine Group or their affiliates.

Potential conflicts of interest with other businesses of Marquee and its principals, The Raine Group or Raine Accounts could negatively impact the performance of an investment in us.

There are significant potential conflicts of interest that could negatively impact the performance of an investment in us. A number of these potential conflicts of interest, including those that may be associated with the financial or other interests of The Raine Group or Raine Accounts, are discussed in more detail elsewhere in this prospectus. They are not, and are not intended to be, a complete enumeration or explanation of all of the potential conflicts of interest that may arise.

Our sponsor is an affiliate of Marquee and The Raine Group. Crane H. Kenney, our Co-Chief Executive Officer, Alexander D. Sugarman, our Executive Vice President, and Jason Sondag, our Vice President, are employed by affiliates of Marquee that own and manage certain portfolio companies that make investments in securities or other interests of or relating to companies in industries we may target for our initial business combination. Accordingly, conflicts may arise from Marquee’s sponsorship of our company and actions undertaken by Marquee or its principals for its or their own account. Such actions may have an adverse effect on us. In addition, Brett Varsov, our Co-Chief Executive Officer, Joseph Beyrouty, our Chief Financial Officer, Evan Ellsworth, our Vice President and Brandon Gardner, our co-Chairman and Director, are currently associated with The Raine Group and will not be independent of The Raine Group (although there is no assurance that any of them will remain associated with The Raine Group). The Raine Group is a global investment and advisory firm focused exclusively on the TMT sectors. As such, The Raine Group provides a diversified range of financial services in a broad spectrum of activities, including investment banking, private placement and lending, principal investing, financial and merger and acquisition advisory services, underwriting, investment management activities, sponsoring and managing private investment funds, brokerage, trustee and similar activities on a global basis. Conflicts may arise from The Raine Group’s sponsorship of our company, its provision of services both to us (including as a financial advisor) and to third-party clients, as well as from actions undertaken by The Raine Group for its own account. In performing services for other clients and also when acting for its own account, The Raine Group may take commercial steps which may have an adverse effect on us. Any of The Raine Group’s financial market activities may, individually or in the aggregate, have an adverse effect on us, and the interests of The Raine Group or its clients or counterparties may at times be adverse to ours.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Certain Tax Considerations—Certain United States Federal Income Tax Considerations—U.S. Holders”) of our Class A ordinary shares or warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Certain Tax Considerations—Certain United States Federal Income Tax Considerations—U.S. Holders—PFIC Rules”). Because it is expected that the net proceeds from this offering will not be invested and will be held in a non-interest bearing account, which of our taxable years will be considered the start-up year for purposes of the start-up exception is subject to uncertainty. If a taxable year of the company’s subsequent to this offering is considered the start-up year for purposes of the start-up exception, the start-up exception may be unavailable to investors in this offering. Further, even if this offering is consummated within the start-up year for purposes of the start-up exception, there cannot be any assurance that we will qualify for the start-up exception for our current or any subsequent taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a qualified electing fund (“QEF”) election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules, including the potential unavailability of the start-up exception and the making of a protective QEF election. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Certain Tax Considerations—Certain United States Federal Income Tax Considerations—U.S. Holders—PFIC Rules.”

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the Market Value of our Class A ordinary shares held by non-affiliates equals or exceeds $700.0 million as of any June 30th before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

USE OF PROCEEDS

We are offering 32,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$325,000,000	$373,750,000
Gross proceeds from private placement warrants offered in the private placement	8,500,000	9,475,000

Total gross proceeds	333,500,000	383,225,000

Offering expenses(2)
Underwriting commissions (2% of gross proceeds from units offered to public, excluding deferred portion)(3)(4)	$6,500,000	$7,475,000

Legal fees and expenses	365,160	365,160
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	106,500	106,500
SEC/FINRA expenses	97,340	97,340
Travel and road show	5,000	5,000
Nasdaq listing and filing fees	75,000	75,000
Director and Officer liability insurance premiums(5)	300,000	300,000
Miscellaneous	1,000	1,000

Total offering expenses (excluding underwriting commissions)	$1,000,000	$1,000,000
Proceeds after offering expenses	$326,000,000	$374,750,000

Held in trust account(3)	$325,000,000	$373,750,000
% of public offering size	100%	100%
Not held in trust account after offering expenses	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account.(6)(7)

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination(8)	$300,000	30.0%
Legal and accounting fees related to regulatory reporting obligations	100,000	10.0%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	200,000	20.0%
Working capital to cover miscellaneous expenses (including franchise taxes net of anticipated interest income)	400,000	40.0%

Total	$1,000,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

A portion of the offering expenses will be paid from the proceeds of loans from Marquee Raine Acquisition Sponsor LP of up to $300,000 to be used for a portion of the expenses of this offering as described in this prospectus. As of October 28, 2020, we had not borrowed any amount under the promissory note with Marquee Raine Acquisition Sponsor LP. The loan will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)

The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $11,375,000, which constitutes the underwriter’s deferred commissions (or $13,081,250 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account, see “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

Amount shown as underwriting commission does not include the fees payable to Ricketts SPAC Investment LLC and Raine Securities LLC at the closing of this offering. For financial advisory services provided by Ricketts SPAC Investment LLC and Raine Securities LLC in connection with this offering, we have agreed to pay each of Ricketts SPAC Investment LLC and Raine Securities LLC a fee of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full), which shall be payable upon the closing of this offering. We are solely responsible for these fees, but the underwriter has agreed to reimburse us for such fees and certain of our out-of-pocket fees and expenses up to $650,000 (or up to $747,500 if the underwriter’s over-allotment option is exercised in full), for a total reimbursement in an amount not to exceed $2,600,000 (or $2,990,000 if the underwriter’s over-allotment option is exercised in full). As a result, there is no additional offering expense related to the financial advisory fee.

(5)

This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

(6)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Immediately following the completion of this offering, the proceeds will not be invested and will be held in a non-interest bearing trust account. If, in the future, the proceeds held in the trust account are invested, then the proceeds will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.1% per year, we estimate the interest earned on the trust account in the future would generate approximately $325,000 per year; however, we can provide no assurances regarding this amount.

(7)	Assumes no exercise of the underwriter’s over-allotment option.
(8)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $333,500,000 in proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $383,225,000 if the underwriter’s over-allotment option is exercised in full, $325,000,000 ($10.00 per unit), or $373,750,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit), will be deposited into a segregated non-interest bearing trust account located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and $8,500,000, or up to $9,475,000 if the underwriter’s over-allotment option is exercised in full, will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes if such funds are held in an interest-bearing account, the funds held in the trust account will not be released until the earliest to occur of: (a) the completion of our initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of all of our public shares if we have not completed our business combination within 24 months from the closing of this offering, subject to applicable law. Prior to such events, we may only withdraw funds from the trust account to pay our taxes, if such funds are held in an interest-bearing account. Based on current interest rates, we expect that such interest income earned on the trust account would be sufficient to pay our income taxes, if any, in the future.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will reimburse an affiliate of Marquee Raine Acquisition Sponsor LP for out-of-pocket expenses. Office space and administrative support services provided to us by an affiliate of Marquee Raine Acquisition Sponsor LP will be provided to us free of charge. Upon completion of our initial business combination or our liquidation, we will cease paying these amounts.

Prior to the closing of this offering, Marquee Raine Acquisition Sponsor LP has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of October 28, 2020, we had not borrowed any amount under the promissory note with Marquee Raine Acquisition Sponsor LP. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity, at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination, and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial shareholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (a) our completion of an initial business combination; (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity; and (c) the redemption of our public shares if we have not completed our business combination within 24 months following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor, directors and each member of our management team have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. In addition, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to any founder shares held by it if we do not complete our business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board at such time. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the completion of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the completion of this offering. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A ordinary shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At October 28, 2020, our net tangible book deficit was $(240,173), or approximately $(0.03) per ordinary share. After giving effect to the sale of 32,500,000 Class A ordinary shares included in the units we are offering by this prospectus (or 37,375,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at October 28, 2020 would have been $5,000,009 or $0.52 per share (or $5,000,009 or $0.45 per share if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 30,963,997 Class A ordinary shares that may be redeemed for cash or 35,668,372 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) of $0.55 per share (or $0.48 per share if the underwriter’s over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus and an immediate dilution to the public shareholders from this offering. Total dilution to public shareholders from this offering will be $9.48 per share (or $9.55 per share if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Over-Allotment		With Over-Allotment
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.03)		(0.03)
Increase attributable to public shareholders	0.55		0.48

Pro forma net tangible book value after this offering and the sale of the private placement warrants		$0.52		$0.45

Dilution to public shareholders		$9.48		$9.55

Percentage of dilution to public shareholders		94.8%		95.5%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $309,639,970 because holders of up to approximately 95.3% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or general meeting), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)(2)	8,125,000	20.0%	$25,000	0.01%	$0.003
Public Shareholders	32,500,000	80.0%	325,000,000	99.99%	$10.00

	40,625,000	100.0%	$325,025,000	100.0%

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of an aggregate of 1,218,750 Class B ordinary shares held by our initial shareholders.
(2)	Reflects a surrender of 718,750 Class B ordinary shares by our sponsor, effected on November 10, 2020.

The pro forma net tangible book value per share after the offering (assuming that the underwriter does not exercise its over-allotment option) is calculated as follows:

	Without Over-Allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(240,173)	$(240,173)
Net proceeds from this offering and sale of the private placement warrants(1)	326,000,000	374,750,000
Plus: Offering costs paid in advance, excluded from tangible book value	255,152	255,152
Less: Deferred underwriting commissions	(11,375,000)	(13,081,250)
Less: Proceeds held in trust subject to redemption(2)	(309,639,970)	(356,683,720)

	$5,000,009	$5,000,009

Denominator:
Class B ordinary shares outstanding prior to this offering	9,343,750	9,343,750
Class B ordinary shares forfeited if over-allotment is not exercised	(1,218,750)	—
Class A ordinary shares included in the units offered	32,500,000	37,375,000
Less: Class A ordinary shares subject to redemption	(30,963,997)	(35,668,372)

	9,661,003	11,050,378

(1)

Expenses applied against gross proceeds include offering expenses of $1,000,000 and underwriting commissions of $6,500,000 or $7,475,000 if the underwriter exercises its over-allotment option (excluding deferred underwriting commissions). See “Use of Proceeds.”

(2)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization at October 28, 2020, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	October 28, 2020
	Actual	As Adjusted(1)
Note payable—related party(2)	$—	$—
Deferred underwriting commissions	—	11,375,000
Class A ordinary shares; 0 and 30,963,997 shares subject to possible redemption, actual and as adjusted, respectively(3)	—	309,639,970
Preference shares, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 0 and 1,536,003 shares issued and outstanding (excluding 0 and 30,963,997 shares subject to possible redemption), actual and as adjusted, respectively	—	154
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized; 9,343,750 and 8,125,000 shares issued and outstanding, actual and as adjusted, respectively(4)	934	812
Additional paid-in capital	24,066	5,009,064
Accumulated deficit	(10,021)	(10,021)

Total shareholders’ equity	$14,979	$5,000,009

Total capitalization	$14,979	$326,014,979

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 1,218,750 Class B ordinary shares held by our initial shareholders.
(2)

Marquee Raine Acquisition Sponsor LP has agreed to loan us up to $300,000 in the aggregate to be used for a portion of the expenses of this offering. As of October 28, 2020, we had not borrowed any amount under the under the promissory note with our sponsor.

(3)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. For a detailed calculation of Class A ordinary shares subject to redemption, please see the section of this prospectus entitled “Dilution.”

(4)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriter’s over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on October 16, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a business combination:

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•

could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities, or otherwise incur significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Class A ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements and execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of October 28, 2020, we had no cash and deferred offering costs of approximately $255,000. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination (at the earliest). In the future, we may generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through (i) $25,000 paid by our sponsor to cover certain of our expenses in exchange for the issuance of the founder shares to our sponsor and (ii) the advancement of funds by our sponsor to cover our expenses in connection with this offering. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,000,000, underwriting commissions of $6,500,000 ($7,475,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions of $11,375,000 (or $13,081,250, if the underwriter’s over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of $8,500,000 (or $9,475,000 if the underwriter’s over-allotment option is exercised in full), will be $326,000,000 (or $374,750,000 if the underwriter’s over-allotment option is exercised in full). $325,000,000 (or $373,750,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds will not be invested and will be held in a non-interest bearing trust account. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account to complete our initial business combination, including any amounts representing interest earned on the funds held in the trust account, if such funds are held in an interest-bearing account (less taxes payable and deferred underwriting commissions), to complete our initial business combination. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination, other than funds available from loans from our sponsor. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity, at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $300,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $200,000 for consulting, travel and miscellaneous expenses incurred during the search for a business combination target; and approximately $400,000 for working capital that will be used for miscellaneous expenses and reserves (including franchise taxes net of anticipated interest income).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities (which may include a specified future issuance) or incur debt in connection with such business combination (including from The Raine Group, other Raine Accounts or their respective affiliates). Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will not be invested and will be held in a non-interest bearing trust account. Therefore, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On October 28, 2020, our sponsor paid $25,000 to cover certain expenses on behalf of us in exchange for issuance of 10,062,500 founder shares, or approximately $0.002 per share. On November 10, 2020, our sponsor surrendered 718,750 Class B ordinary shares to us for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. As a result of such surrender, the per-share purchase price increased to approximately $0.003 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding ordinary shares upon completion of this offering. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. Prior to the completion of this offering, our sponsor will transfer 25,000 founder shares to each of our independent director nominees at their original purchase price.

Commencing on the date of this prospectus, we have agreed to reimburse Marquee Raine Acquisition Sponsor LP for out-of-pocket expenses. Office space and administrative support services provided to us by Marquee Raine Acquisition Sponsor LP will be provided to us free of charge.

We may pay our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination. These individuals and entities will also be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on payments that may be made to our sponsor, officers, directors or any of their respective affiliates.

Prior to the closing of this offering, Marquee Raine Acquisition Sponsor LP has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of October 28, 2020, we had not borrowed any amount under the promissory note with Marquee Raine Acquisition Sponsor LP. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has committed to purchase an aggregate of 5,666,667 private placement warrants (or 6,316,667 if the underwriter’s over-allotment option is exercised in full) at a price of $1.50 per whole warrant ($8,500,000 in the aggregate or $9,475,000 if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one Class A ordinary share at $11.50 per share. Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees. The private placement warrants may also be exercised by the sponsor and its permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

Pursuant to a registration rights agreement we will enter into with our sponsor on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 28, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Co-Chief Executive Officers’ compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Our Company

We are a newly incorporated blank check company incorporated in October 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target.

While we may pursue an acquisition opportunity in any business industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and accelerate a business in the high growth sectors of TMT. This includes, but is not limited to, opportunities in interactive entertainment and games, real money gaming, digital media, sports and sports-enabled assets, health and wellness, out-of-home and live entertainment, audio content and podcasting, technology, or other opportunities in adjacent sectors that can benefit from our differentiated expertise, global network and capital markets access. We believe the unique capabilities and experience of Raine, Marquee and our management team make us a unique partner to potential target businesses and will enhance our ability to effectuate an attractive business combination. We also believe our management team’s extensive track record of value creation as investors, advisors and operators will position us to drive attractive long-term returns for our shareholders.

Our Sponsor

Our sponsor is a 50-50 partnership between affiliates of The Raine Group, a leading TMT-focused investment and advisory firm, and Marquee, founded by the owners and management team of the Cubs and its subsidiary and related parties. The history of the working relationship between the principals of the two organizations goes back more than a decade. Both Raine and Marquee have enjoyed a similar trajectory over the last decade, having become significant market participants in the world of consumer entertainment, and as such, the partnership of the two firms brings together a powerful combination of experiences and industry relationships. We believe the combined capabilities of both Raine and Marquee, highlighted by our core sector overlap and highly complementary unique attributes, create a differentiated sponsor that we believe will provide competitive advantages in sourcing, effectuating an attractive combination and driving long-term value for our shareholders.

The Raine Group

Raine is a leading TMT-focused investment and advisory firm with over $3.3 billion in assets under management (measured as of December 31, 2019 in accordance with Raine’s practices) and an extensive track record of providing strategic financial advisory services to clients across the TMT sector ranging from early stage venture companies to larger, highly scaled public companies. Raine is led by approximately 20 global partners and managing directors, each of whom has a unique set of deep sector relationships and investment expertise. This leadership team is supported by over 130 employees across six offices worldwide and a global platform with integrated investment and advisory capabilities. Through its venture capital and growth equity funds, Raine has made investments in over 70 companies across the TMT sector, including DraftKings (Raine was the company’s largest pre-IPO shareholder), Tastemade, Imagine, Vice, Olo, Beachbody, Huuuge, Foursquare and Cheddar. In its strategic advisory business, Raine has served as an advisor to numerous leading TMT companies in landmark transactions across the industry, including Sprint in its merger with T-Mobile, which resulted in a combined company valued at approximately $187 billion, the Special Committee of Starz’s board of directors in its $4.4 billion sale to Lionsgate and UFC in its $4.0 billion sale to Endeavor.

Marquee

Marquee is a leading sports, media, entertainment and hospitality company. Its leadership team manages the assets and operations associated with the Cubs and its subsidiary and related parties. Marquee is owned by affiliates of the Ricketts family and led by Executive Chairman Thomas Ricketts, a member of the founding family of TD Ameritrade and Chairman of Incapital. Following the Ricketts family’s 2009 acquisition of a 95% controlling interest in the Cubs and Wrigley Field and a 25% interest in Comcast Sportsnet Chicago, Marquee’s management team developed and executed a plan to transform every aspect of the organization and build new adjacent businesses off the core platform, resulting in a diversified, high-quality portfolio of assets. Management has developed deep expertise in nearly every aspect of the sports and entertainment ecosystem in the last decade, including large scale construction projects, sporting operations, ticketing and analytics, concessions management services, media rights, real estate development and venture investing in and around the sports ecosystem.

Sourcing

We intend to leverage both Raine’s and Marquee’s unique and extensive global networks to access direct and proprietary opportunities across the TMT ecosystem. We believe our process of screening and selecting potential target companies for our initial business combination will be highly differentiated. Our advantage is driven by Raine’s and Marquee’s proven track records of successfully sourcing attractive investment opportunities through a proprietary network of relationships with a wide range of entrepreneurs, venture capitalists, management teams and former executives of public and private companies, private equity sponsors and investment bankers. Raine and Marquee have developed their networks through years of experience advising, investing in, operating and selling businesses across the technology, media, sports and entertainment sectors and consequently have established reputations as ethical business principals and operators and long-term, patient partners.

As a leading global investment and advisory firm, Raine has deep expertise and extensive relationships across the growth sectors of TMT. Unlike many other firms in the investment banking, venture capital and private equity sectors, Raine employs an integrated business model that encourages its investment professionals to work on both the strategic advisory and principal investing verticals of Raine’s business. This creates more opportunities for Raine’s employees to see a wide range of opportunities in growth TMT across all lifecycles, from venture stage to late stage growth, both public and private. This differentiated approach has enabled Raine to develop deep relationships and foster unique access across the TMT ecosystem, as evidenced by Raine advising on over 170 transactions and investing in over 70 companies over the last decade, the substantial majority of which were proprietary investment opportunities sourced by Raine. We believe we will benefit from being part of the core platform at Raine, and Raine’s professionals will be focused on sourcing opportunities for us using the same contacts and analytical approach used to source opportunities for Raine’s advisory business as well as its growth equity and venture funds.

Marquee represents a powerful complement to Raine’s sourcing capabilities. The organization will leverage its deep network of sector relationships and connectivity built on the back of a decade of its principals owning and operating a top-20 most valuable sports team in the world, according to Forbes. These relationships have provided Marquee with significant, non-public market deal flow over the past 3+ years, including opportunities in media and entertainment, owned IP assets, sports betting, gaming, consumer products, media and food service technology platforms. Marquee’s deep transactional and M&A experience has allowed it to effectively manage the sourcing and evaluation associated with these opportunities. We believe Marquee’s independent relationships and transactional sourcing experience provide a meaningful supplement to Raine’s core platform to create a broad relationship coverage network.

We plan to utilize our sponsor’s collective effort and unique, differentiated level of corporate and investor access to generate a wide range of business combination opportunities with potential target companies, and we believe this will provide a substantial, differentiated and proprietary funnel of sourcing opportunities for the company.

Captive Capital Raising Platform and Transactional Expertise

Raine’s strategic advisory business also includes a captive capital raising platform led by a team that has raised over $20 billion of privately placed capital on behalf of clients for longer than a decade from a wide network of institutional investors. We believe this unique network of relationships will significantly enhance our ability to raise additional capital either in conjunction with our initial business combination or at some point in the future.

We also plan to leverage our sponsor’s and our Board members’ extensive transaction experience across both public and private markets to effectively close a transaction in a timely manner. We believe the public company experience that resides in Raine, Marquee and our Board will be valuable in the process of negotiating and closing our initial business combination. Raine has advised on approximately $230 billion of public M&A, including two successful SPAC mergers since 2019. Several members of our management team or Board have either worked in senior operating roles at a public company or have led a company through the IPO process. We believe this depth of experience will be instrumental in driving a successful outcome to our initial business combination. Notable examples of the relevant transactional experiences of Raine and Marquee include:

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DraftKings—a global sports entertainment destination and a leader in sports betting and daily fantasy sports. Raine invested in the company in 2014 and has provided strategic advice to DraftKings on multiple occasions, including in its role as exclusive financial advisor on the $3.3 billion three-way merger with SBTech Malta Limited and Diamond Eagle, a SPAC, in 2020;

•

Accel—the largest distributed video gaming terminal operator in the United States. Raine served as exclusive advisor to Accel in its SPAC merger with TPG Pace Holdings Corp. in 2019, valued at approximately $884 million;

•

Sprint / T-Mobile—Raine served as the lead advisor to SoftBank and Sprint on Sprint’s $187 billion transformational merger with T-Mobile in 2020 to create a company committed to building the world’s best nationwide 5G network for wireless consumers;

•	Lionsgate / Starz—Raine acted as advisor to the Special Committee of Starz’s board of directors in the evaluation of its acquisition by Lionsgate for $4.4 billion in July 2016; and

•	Cubs—the Ricketts family acquired a controlling interest in the Cubs from Tribune Company for $845 million in October 2009 through a public process culminating in a Section 363 sale at auction.

Post-Combination Operations

In addition to the investment of capital, we plan to deliver valuable advice and guidance to the company that we merge with as part of our initial business combination, and we believe this provides us with a competitive advantage in efficiently effectuating an attractive business combination for our shareholders.

Since the Ricketts’ acquisition of a controlling interest in the Cubs in 2009, Marquee’s management team has led a comprehensive organizational restructuring to restore the team’s competitive positioning, fan experience, gameday economics and position in the sports media ecosystem by investing in substantial renovation of Wrigley Field, reconfiguring baseball operations and re-developing the team’s spring training and international facilities, investing in the development of a nearby hotel and successfully launching the Marquee Sports Network. The Cubs turnaround is regarded as one of the preeminent business success stories in the last decade of the sports ecosystem, highlighted by the Cubs’ 2016 World Series championship that broke the franchise’s 108-year championship drought, and as a result, Marquee is highly regarded for its deep operational expertise across the full spectrum of industry verticals that make up franchise operations.

Raine has been instrumental in helping its portfolio companies’ management teams develop and execute growth strategies that include transitioning from traditional to digital business models, international expansion, growth via strategic acquisitions or partnerships, and leveraging brands and IP across an increasingly complex media and technology landscape. Several of Raine’s portfolio companies that have benefitted from this approach include Beachbody, C3 Presents, DraftKings, Tastemade, Vice, Moonbug Entertainment and Foursquare.

We believe Raine and Marquee’s established reputations as valuable financial and strategic partners with track records of successful implementation of growth initiatives across sectors will be attractive to potential targets and will provide us a competitive advantage both in terms of executing a business combination and maximizing long-term shareholder value for the combined entity.

Market Opportunity

We believe several macro themes will dominate TMT and adjacent ecosystems and present significant opportunities. These investment themes include, but are not limited to:

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Interactive Entertainment and Games—the gaming and interactive media sector is rapidly evolving to meet the needs of a dynamic consumer environment, leading to a disruption of the traditional value chain to incorporate streaming, advertising, spectator audiences and real-time social experiences. Simultaneously, shifting consumer preferences towards cross-platform play, fueled by the growing deployment of 5G and cloud computing technology, create opportunities for new business models and game formats. We believe this dynamic creates a natural need for capital to fund growth and meet increased demand and that our management team is well-positioned to evaluate potential targets in this sector. Raine and Marquee have invested in companies in this sector including Huuuge, Games 24x7, Jagex, Rising Tide Games, Super Evil Mega Corp., Knock Knock Games, Inc. and Mitosis Games, Inc. Raine has also served as a strategic advisor to Playtika Ltd and Scopely, Inc.

•

Real Money Gaming—the adoption of sports betting and iGaming has accelerated in the United States since the repeal of the Professional and Amateur Sports Protection Act of 1992. As states and other countries continue to legalize, we expect to see a proliferation of investable opportunities across the real money gaming ecosystem particularly among data providers, odds origination platforms and other B2B and B2C services that will power the future of the real money gaming industry. Raine and Marquee have invested in companies in this sector including DraftKings, The Action Network and Bayes and have also served as a strategic advisor to Accel, Caesars Interactive and Churchill Downs Inc.

•

Digital Media and Entertainment—the global expansion of over-the-top platforms, connected devices and demand for programming is driving media and entertainment companies to invest heavily in library content and intellectual property to differentiate their consumer offerings. We expect the corporate media’s intent to monetize large catalogs of global franchise IP across all entertainment channels, coupled with continued audience expansion and increased connectivity, will continue to fuel newly-established consumer internet platforms. We believe our management team’s extensive experience working with content companies and monetization strategies for intellectual property will help us capitalize on any opportunities that we may pursue in this sector. Raine and Marquee have invested in, advised or operated companies in this sector including Vice, Imagine, Tribune Company, Marquee Sports Network, Moonbug Entertainment, Legendary Entertainment, Univision Communications Inc., Warner Bros., STX and Starz.

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Sports and Sports-Enabled Assets—the rise of global sports platforms, single entity leagues and legalized sports betting as well as other recent trends are creating attractive investment opportunities in the industry. We believe Raine’s experience advising and investing across the global sports ecosystem and working with major sports leagues on strategic initiatives, combined with the Marquee team’s expertise in operating the Cubs, will enhance our ability to identify and evaluate target opportunities in this sector. Raine and Marquee have also advised or invested in the UFC, City Football Group, Rawlings, Fanatics and numerous team transactions on a global basis.

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Health, Fitness and Wellness—we believe growing consumer interest in maintaining an active lifestyle and balanced diet as part of a holistic approach to health and wellness combined with the accelerated transition in consumer demand for on-demand content will continue to create attractive investment opportunities in the health and wellness space. Raine and Marquee have invested in companies in this sector including Beachbody and Zumba Fitness.

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Out-of-Home and Live Entertainment—we view live entertainment as a broad vertical focused on the delivery of intellectual property to a captive audience in a unique environment. Although the COVID-19 pandemic has necessitated a temporary cessation of live events, we believe that there will continue to be high demand for differentiated out-of-home experiences over the long-term. Demographic and behavior shifts continue to favor the experience economy, while a growing global middle-class is increasingly engaging with out-of-home leisure activities. While technology has disrupted all other aspects of media and entertainment, we believe it will, on balance, be additive to the live entertainment experience. The convergence of live entertainment with interactive and digital media will create significant investment and partnership opportunities between intellectual property owners, brands and consumers. We believe our management team’s deep operational expertise and investing and advisory experience in live entertainment will enable us to source proprietary investment opportunities and position ourselves as a strong partner for potential target companies in this sector. Raine and Marquee have advised or invested into companies in this sector including Live Nation Entertainment, Inc., Endeavor, C3 Presents and Blackbird.

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Audio Content and Podcasting—we plan to explore potential target companies serving content creators, IP owners and consumers by unlocking new opportunities for content discovery and monetization. Our depth and breadth of relationships across the entire audio industry, ranging from recorded music labels and music publishers, streaming platforms, podcasting platforms, voice platforms, agencies and other emerging platforms, positions us to uniquely source and evaluate opportunities for potential targets in this sector. Raine and Marquee have invested in or advised companies in this sector including HowStuffWorks, Soundcloud, Warner Music Group and Downtown Music.

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Technology—technology and software companies continue to disrupt legacy consumer and enterprise businesses at an accelerating pace. Given our deep relationships across the broader technology ecosystem, we plan to evaluate potential target companies with a focus on software that are poised to benefit from strong secular tailwinds including automation, the shift to home, livestreaming, machine learning and artificial intelligence. Select verticals of interest include consumer internet platforms, eCommerce platforms and solutions, marketing technology, education technology, mobility, data platforms, healthcare technology and frontier technology. Raine and Marquee have advised or invested in companies in this sector including Foursquare, SoftBank, System1 LLC, Parchment, Inc. and Voi Technology AB.

More about The Raine Group

Founded in 2009, Raine is a highly respected investment and advisory firm that provides investment and advisory services to its partners across the TMT sector. Raine’s distinct, integrated business model includes growth equity, venture capital and public market investment vehicles as well as a targeted strategic advisory platform that is designed to provide its clients, investors and portfolio companies with differentiated advice and value-added solutions to meet their goals. Substantially all of Raine’s employees work across the investment and advisory platforms and the ability to work with clients and portfolio companies across all of its strategies consistently provides Raine and its principals with valuable perspectives on developing trends across the TMT sector, which we believe we be a valuable benefit for us as we seek to identify candidates for our initial business combination. The company will be integrated into Raine’s infrastructure and will enable Raine to offer a solution to its network of relationships, clients and portfolio companies who are (i) looking to go public, (ii) valued at over approximately $1 billion in enterprise value and (iii) looking to raise over $325 million. Raine believes that the company will serve as a strong complement to its existing business segments given Raine does not currently have an advisory or investment solution to offer companies with that size and need profile. A brief summary of each of Raine’s four core business segments is outlined below, highlighting the deep level of connectivity that Raine has across the TMT sector:

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Raine Securities—a global advisory practice focused on providing insights, guidance and transaction execution across mergers and acquisitions, private capital raises and strategic advisory. Raine has participated in over 180 transactions with a cumulative value in excess of $380 billion over the last five years, ranging from sub-$30 million capital raises to multi-billion dollar, industry-defining public company mergers;

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Raine Partners—a growth equity investment platform with over $3 billion assets under management. Raine Partners is focused on sourcing proprietary investments in late stage growth companies that are typically profitable, founder-owned or controlled;

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Raine Ventures—a venture capital investment platform focused on earlier-stage B2B and B2C opportunities. Raine Ventures is focused on making investments in Seed and Series A stage companies with differentiated premium intellectual properties, high growth characteristics and global growth potential. Many of these investments have become clients for the Raine advisory practice; and

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Raine Liquid—an investment platform focused on publicly traded securities within the global communications infrastructure sector. This strategy is focused on opportunities that benefit from the ongoing process of upgrading and re-architecting the world’s telecommunications infrastructure to meet the global bandwidth demands of new applications.

Through this unique integrated model, Raine has created strong relationships across TMT, developed deep sector expertise and gained extensive transactional experience across private and public markets. The company will leverage Raine’s deep bench of partners and professionals to create competitive advantages, including (i) access to a wide funnel of proprietary, high-growth opportunities in TMT and adjacent sectors, (ii) strong relationships and transaction experience to effect an attractive, value-disciplined initial business combination and (iii) wide-ranging public market expertise to increase shareholder value once an initial business combination is made.

More about Marquee

In 2009, the Ricketts family identified a unique opportunity to acquire and transform the Cubs. The Cubs were put up for sale by Tribune Company in April 2007, and after a long sale process during a global financial crisis, the family’s bid was picked among three finalists. The collapse of the credit markets during the process strained the ability of bidders to finance a deal, but the Ricketts family successfully leveraged their investment acumen and navigated significant complexity to consummate the acquisition. The Ricketts family then turned its attention to address essential operational improvements at the Cubs organization upon recognizing that the team lacked adequate support facilities, suffered from years of deferred maintenance on its owned assets and had been consistently unable to sustain on field success, which had contributed to its 101-year World Series drought.

Under Mr. Ricketts’ leadership, Marquee’s management successfully planned and executed a diligent, focused and opportunistic growth strategy to revitalize the franchise, develop efficient organizational infrastructure and implement successful operational practices throughout the business organization. This holistic approach was extensively cultivated and refined by Marquee’s management team and resulted in several key strategic initiatives beginning in 2010, including:

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Completion of a privately financed five-year, $750 million historic restoration of Wrigley Field that created modern clubhouse and player support facilities, introduced premium hospitality, increased sponsorship assets and elevated fan experience amenities, including the introduction of video boards to Wrigley Field and a full reconstitution of the food and beverage experience at the ballpark

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Creation of Marquee Sports Network, a single-team regional sports network in partnership with Sinclair Broadcast Group, Inc., to maximize the value of the organization’s media rights and grow the Cubs brand within an evolving media landscape

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Comprehensive restructuring of the club’s baseball operations department to develop a robust infrastructure and support a winning culture, including the implementation of data analytics, sports science and human behavioral coaching, which has resulted in the best period in the club’s sporting performance in the last century

•

Development of new training facilities in the Dominican Republic and construction of a $99 million West Coast headquarters in Mesa, Arizona anchored by Sloan Park, a 15,000-seat stadium recognized as one of Major League Baseball’s premier spring training facilities

•	Implementation of a successful M&A strategy that resulted in the acquisition of 11 Wrigley Field rooftop properties located adjacent to Wrigley Field through six discrete M&A transactions

•

Monetization of the sports betting category through an investment in The Action Network and execution of a long-term partnership with DraftKings as the Cubs’ official sports betting and daily fantasy sports partner

These and other key initiatives executed by Marquee’s management team repositioned the portfolio of assets for long term success. It revitalized the Cubs as a world-class team and established Marquee as an innovative leader in sports, media, entertainment and hospitality. We believe Marquee will (i) provide invaluable insight as we source and evaluate opportunities, (ii) lend significant authority and influence as we engage in dialogue with potential targets and (iii) execute value-enhancing initiatives to drive long-term shareholder value (e.g., through organic growth, acquisitions, operational improvements or network effects).

Our Management Team

Crane H. Kenney serves as our Co-Chief Executive Officer and has served as the President of Business Operations of the Cubs since 2009. Following the Ricketts family’s acquisition of the Cubs in 2009, Mr. Kenney led the organization’s talent acquisition, strategic planning and execution of the ten-year turn-around that helped transform the Cubs into one of the most valuable teams in Major League Baseball. Under his watch, the Cubs overhauled its talent base, rebuilt every operating asset and launched its regional sports network, hospitality and real estate development business, live music division, secondary market ticket operation, digital content delivery and proprietary sports marketing agency. Prior to joining the Cubs, Mr. Kenney was the General Counsel of Tribune Company, then the largest major market newspaper, television and digital company in the United States. Responsible for new media investments, mergers, acquisitions, joint venture and start-up financing, Mr. Kenney was a member of the senior management team at Tribune from 1998-2008. Prior to joining Tribune Company, Mr. Kenney was a corporate attorney at Schiff, Hardin & Waite. Mr. Kenney has served on a variety of boards, including Marquee Sports Network, NBC Sports Chicago, MLB’s Long Term Strategic Planning Committee, Winona Capital Management (a Chicago-based private equity firm) and the University of Notre Dame Student Advisory Council. Mr. Kenney is also an investor in aXiomatic Gaming LLC, the majority owner of Team Liquid (a leading eSports team) and the Professional Fighters League, a mixed martial arts league. Mr. Kenney holds a bachelor’s degree from the University of Notre Dame and a law degree from the University of Michigan.

Brett Varsov serves as our Co-Chief Executive Officer and has spent his career in the media and technology industries. He is currently a Partner and Head of M&A at Raine where he is responsible for the firm’s global Mergers and Acquisitions practice and works closely with all of the firm’s partners and sector heads on advisory and investing transactions across the firm’s businesses. At Raine, and during his career, Mr. Varsov has initiated and executed mergers and acquisitions, strategic advisory assignments, investments and financing transactions for many of the world’s leading and emerging media and technology companies. He has also worked on multiple successful SPAC transactions as an advisor to and investor in target companies that have gone public via SPAC merger. Prior to joining Raine, he was in the Technology, Media and Telecom and Mergers and Acquisitions groups at Goldman Sachs where he focused on media and technology companies and worked on public and private M&A, initial public offerings and other strategic and financial advisory transactions. Prior to this, Mr. Varsov worked in the Media and Telecom group at Citigroup within the Investment Banking division. Previously, he acted as director of business development for Digital Club Network (an early digital music venture), founded and published a regional newspaper, and worked in the marketing group of Miller Publishing. Mr. Varsov is on the board of directors of Reigning Champs, a Raine portfolio company. He has a B.A. from the University of Pennsylvania and an M.B.A. from Columbia Business School.

Alexander D. Sugarman is our Executive Vice President and Executive Vice President, Business Operations and Chief Strategy Officer of the Cubs. Mr. Sugarman is responsible for managing the overall strategic roadmap for the Cubs and has led many of the value growth opportunities for the organization including the financing of the Wrigley Field restoration, the acquisition of the rooftop properties, multiple ticketing, concession and radio broadcast rights contract negotiations and the formation of Marquee Sports Network. Between 2015 and 2020, Mr. Sugarman also oversaw all ballpark operations for the organization, which includes event operations, facility management and security and safety operations. He sits on the governance committee that manages Wrigley Field’s food service and retail operations and he serves as an Observer on the board of managers of Marquee Sports Network. In addition, Mr. Sugarman helps manage the Ricketts family real estate development company, Marquee Development. Since 2011, Mr. Sugarman has been centrally involved in the entire Gallagher Way development process including land acquisition, entitlements, design, financing, partner negotiations (specifically, with Starwood Hotel and Resorts) and operational plan development and execution. Prior to joining the Cubs, Mr. Sugarman served as an associate with GSP from 2006 to 2009. Prior to his time at GSP, Mr. Sugarman was a financial analyst for the National Hockey League. Mr. Sugarman has a B.A. from Emory University and an M.B.A. from the Columbia Business School.

Joseph Beyrouty is our Chief Financial Officer and is the Chief Financial Officer – Management Company at Raine. In that role, Mr. Beyrouty oversees accounting, tax and financial reporting for Raine. Prior to joining Raine, he was a Vice President at Moelis & Company Holdings LP, a global investment bank, where he was responsible for overseeing US-based accounting operations. He has also worked at FTI Consulting, providing turnaround and restructuring advice to unsecured creditor committees, Deloitte & Touche LLP, as an auditor and Value Line, Inc., as an equity research analyst. Mr. Beyrouty has a B.B.A. from Emory University and an M.S. in Accountancy from CUNY–Baruch College. He is also a Certified Public Accountant in New York.

Evan Ellsworth is our Vice President and is a Vice President at Raine. Prior to joining Raine, Mr. Ellsworth was a member of the Real Estate, Gaming and Lodging and Financial Sponsors groups within Credit Suisse’s Investment Banking and Capital Markets division, where he worked on a variety of M&A and financing transactions across a range of industries on behalf of public and private corporate clients and financial sponsors. He began his career as an active duty officer in the United States Army. Mr. Ellsworth has a B.A. from Wheaton College and an M.B.A. from the UCLA Anderson School of Management.

Jason Sondag is our Vice President and is Vice President, Strategy and Development of the Cubs, where he is responsible for driving the strategic planning efforts for the organization, incubating new businesses and managing external investment opportunities. In this role, Mr. Sondag supported the multi-year media rights negotiation that led to the launch of Marquee Sports Network, and he most recently led the organization’s monetization plans for the sports betting category, resulting in a long-term partnership with DraftKings. Mr. Sondag also supported the internal efforts to source $1 billion of private financing for the restoration of Wrigley Field and the surrounding campus. Prior to joining the Cubs, Mr. Sondag was a private equity investor in the Special Situations Group at American Capital, where he was focused on making investments in distressed companies, and prior to that he was an investment banking analyst in the financial restructuring group at Houlihan Lokey. Mr. Sondag graduated from the University of Michigan with a B.B.A. in Finance and earned an M.B.A. from Kellogg School of Management.

Our Board

Thomas Ricketts is the Executive Chairman of the Cubs. In 2009, he led his family’s acquisition of the team from Tribune Company. In 2016, the Cubs won the World Series and Mr. Ricketts was named Sports Executive of the Year by Sports Business Journal. Mr. Ricketts served on the Executive Council of Major League Baseball from 2015 to 2019 and currently serves on several other committees at the League. Mr. Ricketts has been recognized by several organizations for the real estate development around Wrigley Field including the Urban Land Institute Lifetime Achievement Award. Mr. Ricketts is the Chairman of Incapital, an investment bank focused on debt capital markets, which he founded in 1999. Mr. Ricketts was named Ernst & Young’s Midwest Finance Entrepreneur of the Year for his work with Incapital and was on several occasions named by Institutional Investor Magazine as one the 40 most influential leaders in electronic finance. Mr. Ricketts is on the boards of Meijer, Inc., Choose Chicago, The Field Museum, The Executive’s Club of Chicago and The Wood Family

Foundation. Mr. Ricketts was a founding Director of the Bond Dealers of America. Mr. Ricketts has also been a Director at Ameritrade and, subsequently, TD Ameritrade. Prior to starting Incapital, Mr. Ricketts worked at ABN AMRO Inc., The Chicago Corporation and Mesirow Financial. He was a market maker on the Chicago Board Options Exchange from 1988 through 1994. Mr. Ricketts has an M.B.A. in Finance and an A.B. in Economics from the University of Chicago.

Brandon Gardner is Co-Founder and Partner of Raine and serves as the firm’s President and Chief Operating Officer. He is a member of Raine’s investment committee and is active across all aspects of Raine’s business, overseeing the growth of the firm from inception to over $3 billion in assets, with six offices and over 130 employees. Prior to Raine, Mr. Gardner was part of the founding team and the senior operating officer of Serengeti, a multi-strategy investment advisor based in New York City with in excess of $1 billion in assets under management. During his tenure at Serengeti, he was an active member of the investment team, managing sector- and strategy-specific portfolios. Prior to launching Serengeti in 2007, he was a practicing attorney at Cleary Gottlieb Steen & Hamilton LLP from 1999 to 2007. While at Cleary Gottlieb, he gained significant experience in complex mergers and acquisitions and structured securities transactions and financing arrangements, representing and advising a wide variety of investment banking and corporate clients. Mr. Gardner is on the board of directors of Foursquare, Moonbug Entertainment, Imagine, Thrill One, Reigning Champs and Olo, all of which are portfolio companies of Raine. He has a B.A. from the University of Pennsylvania, a B.S. from The Wharton School and a J.D. from Columbia University where he was a Harlan Fiske Stone Scholar.

Thomas Freston is a Principal of Firefly3, an investment and consultancy firm focusing on the media and entertainment industries. Mr. Freston has also been a senior advisor to Raine since 2015. He is the former Chief Executive Officer of Viacom, where he also served as Chief Operating Officer. For seventeen years, Mr. Freston was Chairman and Chief Executive Officer of MTV Networks Inc., MTV Inc., Nickelodeon International Ltd., VH1, Comedy Central and other networks. Prior to that Mr. Freston ran a textile business in Afghanistan and India. Currently, he is Board Chairman of the ONE Campaign, an advocacy organization to fight extreme poverty, and serves on the boards of DreamWorks Animation, Moby Media in Afghanistan, Vice in New York, a company in which an investment fund managed by Raine is invested, and is also a Trustee of The Asia Society.

Matthew Maloney is founder and Chief Executive Officer of Grubhub, a leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners. Under Mr. Maloney’s leadership, Grubhub has grown its active diner network to more than 27 million users who can order from more than 300,000 takeout restaurants in over 4,000 cities. He led the company through five rounds of investment funding, a 2013 merger with Seamless North American LLC and a 2014 initial public offering. Mr. Maloney currently serves as an advisory board member for The University of Chicago Booth School of Business Polsky Center for Entrepreneurship and a member of ChicagoNEXT, an organization dedicated to driving growth and opportunity in the Chicago business community. He also serves on the board of directors of the Museum of Science and Industry in Chicago. He was named one of America’s most powerful CEOs 40 and under in Forbes Magazine in 2016 and one of the top 50 business people of 2014 by Fortune Magazine. He holds a bachelor’s degree from Michigan State University and two master’s degrees, including an M.B.A., from the University of Chicago.

Assia Grazioli-Venier has agreed to serve on our board of directors following the completion of this offering. Ms. Grazioli-Venier is a venture capitalist and advisor to high-growth tech startups, entertainment companies and sports businesses. She has worked at the forefront of technological disruption for over 18 years, from the first onset of mobile, to music streaming, subscription models, D2C commerce and sports-tech. In 2016, Ms. Grazioli-Venier launched Muse Capital with her business partner Rachel Springate. Muse Capital is a seed-stage consumer fund investing in Future of Motherhood/Parenting, Education, Telehealth & Wellness, Gaming, Fintech, and Product-lead Communities. Muse Capital operates as a bridge between Silicon Valley, the brand world and entertainment industry. Prior to Muse Capital, Ms. Grazioli-Venier also served on the board of advisors of Northzone, one of Europe’s leading technology investment partnerships whose portfolio includes Spotify and iZettle, sold to PayPal in 2018. Prior to that, she was for several years an innovation investment advisor to Andrea Agnelli at LAMSE, S.p.a. Starting in 2010, Ms. Grazioli-Venier was advisor to Spotify (NYSE: SPOT) for over five years, where she was involved in global strategic initiatives and business expansion efforts, such as forging deals with Tinder, Dubset, helping to establish the Los Angeles office, as well as building out the artist services division across Europe, that contributed to Spotify’s growth and innovation. Ms. Grazioli-Venier kicked-off her career in 2004, creating and launching TV, Radio & Digital for Ministry of Sound, one of the leading dance music brands/record labels in Europe, which later sold to Warner Music. Ms. Grazioli-Venier also currently serves on the board of directors of Italy’s Juventus Football Club (JVTSF). Ms. Grazioli-Venier also serves as co-chair of AllRaise in Los Angeles, which is a non-profit organization championing diversity in the funder and founder ecosystem, and sits on the board of Impact46, a social impact advisory firm catering to family office foundations.

Raine Management

In addition to Brandon Gardner and Brett Varsov, Raine has nine partners across six offices who will serve as strategic advisors to the company. The partners have deep sector expertise across the TMT verticals and will be helpful in sourcing potential business combination targets for the company across our core verticals. Raine’s partners have more than 15 years of investing and advising experience on average and have deep sector expertise across interactive entertainment and games, real money gaming, digital media and entertainment, sports and sports-enabled assets, health and wellness, out of home and live entertainment, audio content and podcasts and technology.

Joe Ravitch is a Co-Founder and Partner of Raine. Mr. Ravitch is active across all of Raine’s businesses and works closely with global entertainment, sports and digital media conglomerates as well as earlier-stage, high-growth media companies. Prior to Raine, he was a senior Partner at Goldman Sachs where he spent approximately 16 years based in London, Hong Kong and New York working on both principal and advisory transactions in the sports, media and telecommunications industries including significant deals such as the creation of YES, the sale of MGM Studios and the spinoff and creation of NBA China. Mr. Ravitch serves on the boards of Vice, Propagate, Margaritaville and Imagine, all Raine portfolio companies.

Jeff Sine is a Co-Founder and Partner of Raine. Prior to founding Raine, Mr. Sine was Vice Chairman and Global Head of Technology, Media & Telecom Investment Banking at UBS. Prior to that, Mr. Sine was Global Head of Media Investment Banking at Morgan Stanley. Mr. Sine’s clients have included many of the leading global media, technology and communications companies, including Viacom, Google, Time Warner, News Corporation, Sony, Bertelsmann, Comcast, Cox Communications, Thomson, SoftBank, Microsoft, AT&T and Disney, among others. Mr. Sine’s current or past board memberships include The Manhattan Theatre Club, The International Radio and Television Society, The Museum of Television and Radio Media Center, National Public Radio (NPR), The USC Annenberg School of Communication / Law Center Joint Venture, ITHAKA, Educational Testing Service and American University. Mr. Sine serves on the boards of Margaritaville, Blackbird and Reigning Champs, all of which are Raine portfolio companies.

John Salter is a Co-Founder and Partner of Raine. Mr. Salter is responsible for Raine’s digital media and gaming practice. Prior to Raine, Mr. Salter was Global Head of Digital Media at UBS. Prior to UBS, Mr. Salter worked in the Internet and New Media group at Volpe, Brown, Whelan & Co. in San Francisco. While at Raine, Mr. Salter has worked on a variety of advisory assignments, including the sale of Playtika (a unit of Caesars Interactive) to a consortium led by Shanghai Giant Network Technology, SoftBank’s sale of its majority stake in Supercell to Tencent, the sale of Double Down Interactive LLC (a unit of International Game Technology PLC) to an affiliate of DoubleU Games Co., Ltd., Legendary Entertainment’s sale to Wanda and SoftBank’s investments in Legendary Entertainment and Supercell, among other transactions. Mr. Salter is on the board of directors of DraftKings, Zumba Fitness, Huuuge, Beachbody and Games 24x7, all of which are Raine portfolio companies.

Deborah Mei is a Co-Founder and Partner of Raine. Ms. Mei is responsible for Raine’s China practice, based in Shanghai. While at Raine, Ms. Mei has been involved in all of Raine’s advisory transactions where Chinese companies have been a counterparty, with specific China-domestic transactions including the creation of and capital raise by Endeavor China from a consortium of Sequoia Capital China, Focus Media, FountainVest Partners and Tencent, the creation of and capital raise by IMAX China Holding Inc. from a consortium of CMC and FountainVest Partners and the sale of PPTV to Suning Holdings Group Co., Ltd., among others. For Imagine, she helped raise $100 million in a TV co-financing vehicle from Television Broadcasts Limited (Hong Kong broadcaster) and a further $100 million investment from FountainVest Partners. Prior to Raine, Ms. Mei was a Managing Director and head of Asia-Pacific Consumer, Retail, Gaming and Industrial Investment Banking for Morgan Stanley, based in Hong Kong.

Fred Davis is a Partner at Raine. Since joining the firm in July 2014, Mr. Davis has focused on both advising and investing across the global digital media sector for high growth and earlier stage companies, including ProSiebenSat.1 Media SE, Bonnier AB and SoundCloud. Prior to Raine, Mr. Davis was one of the three Founding Partners of CODE, where he worked with companies such as Supercell, Shazam Inc and Buddy Media Group. Before founding CODE in 2010, Mr. Davis was a senior Partner of the leading Entertainment/New Media Law Firm of Davis Shapiro & Lewit. Formerly an Executive Vice President at EMI Records, Mr. Davis has received the ACLU’s Bill of Rights Award and the UJA Music Visionary of the Year Award and was a member of the board of directors for the 9/11 Fund. Mr. Davis is on the board of directors of SoundCloud, a Raine portfolio company.

Jason Schretter is a Partner and the Head of Europe, Middle East and Africa at Raine. Since joining the firm in May 2010, Mr. Schretter has focused on both advising and investing across the global media and communications sector, including SoftBank’s acquisitions of ARM Holdings plc and Sprint, Twenty-First Century Fox, Inc.’s investments in Moby Group, the take private of Playboy Enterprises, Inc. and Raine’s investment in textPlus. Prior to Raine, Mr. Schretter spent five years at UBS, where he worked on several landmark transactions, including the formation of Comcast Corporation’s JV with NBCUniversal Media, LLC, Liberty Global plc’s acquisition of Unitymedia GmbH, the restructuring of Charter Communications, Inc. and the sale of Harcourt Education to Pearson plc and Houghton Mifflin Harcourt Company. Mr. Schretter is on the board of directors of textPlus and Moonbug Entertainment, both of which are Raine portfolio companies.

Erik Hodge is a Partner at Raine, leading Raine’s Los Angeles office and its efforts in Entertainment and Content. He has been a part of a number of Raine’s investments and advisory transactions in the entertainment space with clients including Universal Pictures, Warner Bros., STX, dick clark productions, inc., Legendary Entertainment, Village Roadshow Entertainment Group Limited and Endeavor. Mr. Hodge has worked extensively in the digital media space with companies including Vice, Refinery29 Inc., Tastemade, Fandango Media, LLC, Cheddar and Uproxx Media Group Inc. Mr. Hodge has been named as one of Hollywood’s Top 20 Dealmakers by the Hollywood Reporter and has been named in Variety’s annual Dealmakers Impact Report. Mr. Hodge is on the board of directors of Imagine, Propagate and VideoAmp, Inc., all Raine portfolio companies.

Colin Neville is a Partner at Raine and joined the firm at its inception in 2009. Mr. Neville leads Raine’s sports practice, overseeing its principal investing and advisory efforts in the space. Mr. Neville has helped lead Raine’s investments in DraftKings, Olo, Premier Lacrosse League Inc., Beachbody, Zumba Fitness and Jagex. He has worked on a variety of advisory assignments across the global sports landscape, including the sale of the UFC to Endeavor, City Football Group’s sale of minority interests to Silver Lake Management, L.L.C. and CMC, DraftKings’ announced combination with Diamond Eagle, Joe Tsai’s acquisition of the Brooklyn Nets and Barclays Center, Fanatics’ capital raise from the NFL and MLB, Steve Ballmer’s purchase of the Los Angeles Clippers, the acquisition of Inter Miami CF, the sale of DC United and Endeavor’s acquisition of IMG Worldwide, LLC. Mr. Neville is on the board of directors of Olo, Beachbody and Premier Lacrosse League and an observer on the board of directors of DraftKings and Zumba Fitness.

Todd Rosoff is a Partner at Raine. Mr. Rosoff focuses on advisory and capital raising assignments across interactive entertainment and digital media. Selected transactions include the sale of SoftBank Vision Fund’s stake in Flipkart Group to Walmart Inc., the sale of Big Fish Games, Inc. to Aristocrat Technologies, Inc., the sale of SoftBank’s stake in Supercell to a consortium led by Tencent, the sale of Playtika to Shanghai Giant Network Technology Co., Ltd. and capital raising assignments for leading interactive entertainment companies. Prior to joining Raine, Mr. Rosoff was at UBS focusing on advisory and financing assignments across the TMT sector. Prior to UBS, Mr. Rosoff worked at Technology Crossover Ventures, a leading provider of growth capital to technology companies.

Raine’s Senior Advisors

Raine currently engages nine senior advisors, primarily to provide valuable operating expertise and at times assist with a variety of activities, including market research, new investment identification, pre-investment business diligence and post-investment value creation. These senior advisors have significant operating and management experience at companies across the TMT landscape such as Viacom, SoftBank, ESPN and Demand Media (among others). Senior advisors are consultants who provide an important source of operating and strategic expertise across a wide spectrum of different fields within our sectors of focus and, as such, are generally not treated as employees of Raine, although certain senior advisors may be considered employees for administrative or other purposes. Raine’s current senior advisors are Matt Blank, Steve Bornstein, Rod Cousens, Tracy Dolgin, Thomas Freston, Eva Jeanbart-Lorenzotti, David Levy, Richard Rosenblatt and Alok Sama.

Matt Blank currently serves as a Director of MSG, Cumulus and CuriosityStream. In 2018, Mr. Blank served as an Advisor to Showtime, after serving as Chairman in 2016 and 2017. Prior to that he served as Chairman and Chief Executive Officer of the network for over 20 years.

Steve Bornstein is the former President and Chief Executive Officer of the NFL Network and Executive Vice President of Media. Previously, Mr. Bornstein spent 22 years at ESPN and ABC where in September 1990, he became ESPN’s youngest President and Chief Executive Officer at age 38.

Rod Cousens, CBE, is a leading games industry executive with a highly distinguished career spanning over 35 years in the interactive entertainment industry. Prior to joining Raine, Mr. Cousens was the Chairman and Chief Executive Officer of Jagex. Before his time at Jagex, Mr. Cousens was Chief Executive Officer of Codemasters Inc.

Tracy Dolgin, a 30-year media veteran, joined YES as President and Chief Executive Officer in September 2004 and was named Non-Executive Chairman of YES on June 1, 2016. He transitioned from Non-Executive Chairman to Board Member in January 2017. Prior to joining YES, Mr. Dolgin served as Managing Director and Co-Head of Houlihan Lokey’s Media, Sports and Entertainment practice in 2003 and 2004. Earlier, Mr. Dolgin was President of FOX Sports Net from 2000 through 2003.

Thomas Freston is a Principal of Firefly3, an investment and consultancy firm focusing on the media and entertainment industries. He is the former Chief Executive Officer of Viacom, where he also served as Chief Operating Officer. For seventeen years, Mr. Freston was Chairman and Chief Executive Officer of MTV Networks Inc., MTV Inc., Nickelodeon International Ltd., VH1, Comedy Central and other networks. Prior to that Mr. Freston ran a textile business in Afghanistan and India. Currently, he is Board Chairman of the ONE Campaign, an advocacy organization to fight extreme poverty, and serves on the boards of DreamWorks Animation, Moby Media in Afghanistan, Vice in New York, a company in which an investment fund managed by Raine is invested, and is also a Trustee of The Asia Society.

Eva Jeanbart-Lorenzotti launched Vivre, one of the first Magalogs and a multi-brand E-Commerce site. She developed retail store concepts, Vivre Voyager, an in-room hotel publication, and more than a dozen successful lines for the Home Shopping Network under the brand V by Eva. She was the host of Luxury Explorer TV, a travel and lifestyle channel, for over 10 years and was a mentor on Lifetime’s hit show, Project Accessory.

David Levy currently serves as the Founder at Back Nine, his recently formed sports consulting and investing firm. Prior to Back Nine, Mr. Levy served as President of Turner, overseeing the increased investment in original premium content across the portfolio. In 2018, Turner programming was nominated for 33 Emmy Awards.

Richard Rosenblatt has built, operated and sold several high-profile Internet media companies including Demand Media, iCrossing, Intermix, Myspace and iMall. Fortune Magazine has recognized him as one of “The 50 Smartest People in Tech” and as a runner-up for “Smartest CEO” behind Apple’s Steve Jobs. The Los Angeles Business Journal has named Mr. Rosenblatt one of the “Most Admired CEOs.” Mr. Rosenblatt currently serves as Chairman and Chief Executive Officer of TV Time, the world’s largest TV tracking platform that provides insights on viewing patterns and trends for today’s cross-platform television landscape.

Alok Sama was formerly the President and Chief Financial Officer of SoftBank Group International. Mr. Sama also served as Chief Strategy Officer for SoftBank, leading the announced merger of Sprint and T-Mobile, SoftBank’s $31.4 billion acquisition of ARM Holdings plc, the $10 billion disposition of SoftBank’s stake in Alibaba Group Holding Limited, SoftBank’s $8.6 billion sale of Supercell to Tencent and the restructuring of SoftBank’s holding in Yahoo Japan Corporation. Mr. Sama has over 30 years of investment banking, capital markets and investment experience in New York, London and Hong Kong.

Business Strategy

Our acquisition strategy will be to source, identify, acquire and, upon completion of our initial business combination, build a business in the public equity market. While we will not be limited to a particular industry or geographic region, we believe the experience of our management team, Raine and Marquee will be highly complementary to a business in the high growth sectors of TMT, with a focus on technology, media, sports, gaming and entertainment, or in adjacent data and technology sectors, particularly a company that can benefit from our management team’s strategic, operational and financial expertise.

Our management team will also actively deploy their leading professional capabilities as we seek and evaluate new potential target business opportunities, particularly with respect to:

•	Developing relationships with private, closely-held businesses and their management teams, capital providers and advisors;

•	Identifying attractive investment opportunities;

•	Structuring acquisitions on attractive terms;

•	Negotiating complex mergers and acquisitions across a range of industries, geographies, economic and financial market conditions;

•	Raising financings in the capital markets, particularly for businesses that are transitioning from private to public equity ownership;

•	Operating businesses and developing and implementing multi-phase corporate strategies; and

•	Expanding the product offerings and geographic footprints of businesses across industries.

We believe our management team and sponsor will be able to provide a level of support and assistance on key operational and strategic matters that is highly differentiated relative to many competing SPACs. Operational areas where we believe our management team and sponsor can provide meaningful incremental value-added guidance include, but are not limited to:

•	Improving business operations through the efficient allocation of human resources and prudent investment of capital at attractive ROIs;

•	Developing disciplined budgeting processes and sophisticated financial modeling projections in support of short and long-term growth objectives;

•	Conducting extensive research and analysis to validate market opportunities for existing and new products or lines of business;

•	Evaluating strategic plans to differentiate businesses from direct and indirect competitors; and

•	Developing and implementing an effective PR and investor relations strategy to maximize efficiency in communication with investors, research analysts and the media.

Our management team and sponsor have successfully taken these actions as advisors, investors and operators of companies ranging from early-stage venture businesses to large corporate conglomerates in order to create shareholder value. We believe this track record will differentiate us as potential partners in an initial business combination and will be a valuable factor in distinguishing ourselves to potential target businesses.

Acquisition Criteria

Consistent with our business strategy, we have developed the following general, non-exclusive investment criteria and guidelines that we believe are important and plan to use when screening for and evaluating target businesses, although we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We will seek to acquire a business that:

•	Operates in the high growth sectors of TMT and is well-positioned to benefit from the broad network and strategic expertise of our management team, Board and sponsor;

•	Has developed a proprietary brand or unique product line that provides a clear competitive moat and can access a large target addressable market opportunity;

•	Features an attractive financial profile and stable free cash flow, or has the potential to generate stable and sustainable free cash flow in the near future;

•	Is appropriately capitalized and in a strong liquidity position, or will be upon completion of the initial business combination;

•	Demonstrates clear opportunities to generate outsized returns on invested capital to support and strengthen the business’s competitive position;

•	Has a strong, seasoned executive leadership team with a distinguished track record of generating attractive returns and shareholder value; and

•

Is operating at scale and prepared to make the transition to the public markets but can benefit from the guidance and advice of our management team in developing a clear message describing the business model and investment opportunity to public investors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent accounting firm that such an initial business combination is fair to our unaffiliated shareholders from a financial point of view.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

While The Raine Group will not have any duty to present business combination opportunities to us, The Raine Group may become aware of a potential transaction that may be an attractive opportunity for us, which it may or may not decide to share with us. The Raine Group is a global investment and advisory firm focused exclusively on the TMT sectors. As such, The Raine Group provides a diversified range of financial services in a broad spectrum of activities, including investment banking, private placement and lending, principal investing, financial and merger and acquisition advisory services, underwriting, investment management activities, sponsoring and managing private investment funds, brokerage, trustee and similar activities on a global basis. Additionally, we may, but are not required to, engage The Raine Group for services as a financial advisor in connection with identifying and investigating potential targets for our business combination. Conflicts may arise from The Raine Group’s sponsorship of our company, its provision of services both to us (including as a financial advisor) and to third-party clients, as well as from actions undertaken by The Raine Group for its own account. In performing services for other clients and also when acting for its own account, The Raine Group may take commercial steps that may have an adverse effect on us. Any of The Raine Group’s financial market activities may, individually or in the aggregate, have an adverse effect on us, and the interests of The Raine Group or its clients or counterparties may at times be adverse to ours.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business, nor have they had any discussions regarding possible target businesses with our underwriter. Marquee and The Raine Group are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company and we will not consider a business combination with any company that has already been identified to Marquee and The Raine Group as a suitable acquisition candidate for either of Marquee or The Raine Group, unless Marquee and The Raine Group, in their sole discretion, decline such potential business combination or makes available to our company a co-investment opportunity. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Marquee and The Raine Group may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have a total aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any deferred underwriting commissions) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the prior owners of the target business, the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock, shares or other equity interests in the target business for our Class A ordinary shares (or shares of a new holding company) or for a combination of our Class A ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Financial Position

With funds available for a business combination from this offering and the sale of the private placement warrants initially in the amount of $313,625,000, after payment of the estimated expenses of this offering and $11,375,000 of deferred underwriting commissions (or $360,668,750 after payment of $13,081,250 of deferred underwriting commissions if the underwriter’s over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placements of the private placement warrants, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business, nor have they had any discussions regarding possible target businesses with our underwriter. Some of the members of our management team are employed by certain affiliates of Marquee and The Raine Group. Marquee and The Raine Group are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us and we will not consider a business combination with any company that has already been identified to Marquee and The Raine Group as a suitable acquisition candidate for either of Marquee or The Raine Group. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities (which may include a specified future issuance) or incur debt in connection with such business combination (including from The Raine Group, other Raine Accounts or their respective affiliates). There are no prohibitions on our ability to issue securities (which may include a specified future issuance) or incur debt in connection with our initial business combination (including from The Raine Group, other Raine Accounts or their respective affiliates). We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Target Businesses

Our process of identifying acquisition targets will leverage Marquee, The Raine Group, our sponsor and our management team’s industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of Marquee and The Raine Group, our directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

We also expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In addition, we may pay our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination. These individuals and entities will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or from making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or an independent accounting firm that such an initial business combination is fair to our unaffiliated shareholders from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. See “Management—Conflicts of Interest.”

In addition, Marquee advises a substantial number of clients, and The Raine Group manages and advises a substantial number of Raine Accounts, including Raine Accounts held by The Raine Group on a proprietary basis, Raine Accounts held by The Raine Group personnel or clients and Raine Accounts in which The Raine Group and The Raine Group personnel and clients have an interest. Marquee, The Raine Group and other Raine Accounts may compete with us for acquisition opportunities that we may target for our initial business combination. If Marquee, The Raine Group or such other Raine Accounts decide to pursue any such opportunity, or Marquee or The Raine Group, respectively, determines in its sole discretion not to offer such opportunity to us, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Marquee or The Raine Group or by persons who may make decisions for us may be suitable for both us and for Marquee, The Raine Group or other Raine Accounts and may be directed to Marquee, The Raine Group, other Raine Accounts or other third parties rather than to us. Prospective investors should note that, although our sponsor is an affiliate of Marquee and The Raine Group, and Ricketts SPAC Investment LLC and Raine Securities LLC are acting as our financial advisors, we are not an investment advisory client of any other business unit of Marquee or The Raine Group. As such, any other business unit of Marquee or The Raine Group or any Marquee or The Raine Group personnel (other than those who are members of our management team in their capacities as such) has no fiduciary, contractual or other obligations or duties to our company, including, without limitation, to present us with any opportunity for a potential business combination of which they become aware.

Our management team, in their other endeavors (including any affiliation they may have with The Raine Group), may choose or be required to present potential business combinations or other transactions to The Raine Group, other Raine Accounts or third parties, before they present such opportunities to us, subject to their fiduciary duties under Cayman Islands law. Please see “Risk Factors—Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity or other transaction should be presented.” The Raine Group and other Raine Accounts may compete with us for acquisition opportunities that we may target for our initial business combination. If The Raine Group or such other Raine Accounts decide to pursue any such opportunity or The Raine Group determines in its sole discretion not to offer such opportunity to us, we may be precluded from procuring such opportunities. We are not prohibited from pursuing an initial business combination with a company that is affiliated with The Raine Group, our sponsor, officers or directors, nor are we prohibited from doing so with a business that is affiliated with any Raine Account. In the event we seek to complete our initial business combination with a business that is affiliated with The Raine Group, our sponsor, officers or directors, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm or from an independent accounting firm that such initial business combination is fair to our unaffiliated shareholders from a financial point of view. We are not required to obtain such an opinion in any other context.

As discussed above and in “Management—Conflicts of Interest,” and subject to their fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). In addition, we may, at our option, pursue an affiliated joint acquisition opportunity with an entity to which an officer or director has a fiduciary, contractual or other obligation or duty. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such parties.

Evaluation of a Target Business and Structuring of our Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or from an independent accounting firm with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under Nasdaq’s listing rules, shareholder approval would typically be required for our initial business combination if, for example:

•	we issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);

•

any of our directors, officers or substantial security holders (as defined by the Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 1% or more (or 5% or more if the related party involved is classified as such solely because such person is a substantial security holder); or

•	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

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the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a shareholder vote;

•	the risk that the shareholders would fail to approve the proposed business combination;

•	other time and budget constraints of the company; and

•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, directors and each member of our management team have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering.

Limitations on Redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with the Nasdaq rules.

If we hold a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote therein and who vote at a general meeting. In such case, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 12,187,501, or approximately 37.5%, of the 32,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). We intend to give not less than 10 days nor more than 60 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will complete our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, directors and each member of our management team, have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with (i) the completion of a business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to the Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System, at the holder’s option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the initial vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the vote on the proposal to approve the business combination, unless otherwise agreed to by us. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our sponsor, officers and directors have agreed that we will have only 24 months from the closing of this offering to complete an initial business combination. If we have not completed an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we do not complete an initial business combination within 24 months from the closing of this offering. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our sponsor, directors and each member of our management team have each entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete an initial business combination within 24 months from the closing of this offering. However, if our sponsor, director or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete an initial business combination within 24 months from the closing of this offering.

Our sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering, the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest earned on the funds in the trust account if such funds are held in an interest-bearing account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Credit Suisse will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entity will agree to waive any claims it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share or (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share, due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes if the funds in the trust account are held in an interest-bearing account, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share, due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes if the funds in the trust account are held in an interest-bearing account, and our sponsor asserts that they are unable to satisfy their indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provisions relating to the rights of holders of our Class A ordinary shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not completed an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Do Not Complete our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we do not Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no	If we have not completed an initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share)

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we do not Complete an Initial Business Combination
	either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	limit to the prices that our initial shareholders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	divided by the number of the then outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we do not complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $325,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a segregated non-interest bearing trust account located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $276,412,500 of the offering proceeds, representing the gross proceeds of this offering would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$325,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will not be invested and will be held in a non-interest bearing trust account.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest income on proceeds from the trust account if such proceeds are held in an interest bearing account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting commissions held in trust) at the time of signing the agreement to enter into the initial business combination. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net asset test.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Credit Suisse informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote therein and who vote at a general meeting. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any such general meeting.

Business combination deadline	If we have not completed an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Release of funds

Except as described above with respect to the payment of taxes if the funds held in the trust account are held in an interest-bearing account, none of the funds held in trust will be released from the trust account until the earliest of:

(i) the completion of our initial business combination,

(ii) the redemption of 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law, or

(iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that (A) would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering or (B) with respect to the rights of holders of our Class A ordinary shares.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions, including, without limitation The Raine Group and other Raine Accounts, competing for the types of businesses we intend to acquire. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our sponsor or any of its affiliates (including The Raine Group) may make additional investments in us, although our sponsor and its affiliates have no obligation or other duty to do so. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 65 East 55th Street, 24th Floor, New York, NY 10022. The cost for our use of this space is provided free of charge from Marquee Raine Acquisition Sponsor LP for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have six executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have obtained a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the Market Value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Crane H. Kenney	57	Co-Chief Executive Officer
Brett Varsov	45	Co-Chief Executive Officer
Alexander D. Sugarman	40	Executive Vice President
Joseph Beyrouty	41	Chief Financial Officer
Evan Ellsworth	34	Vice President
Jason Sondag	37	Vice President
Thomas Ricketts	55	Co-Chairman and Director
Brandon Gardner	46	Co-Chairman and Director
Thomas Freston	75	Director nominee
Matthew Maloney.	45	Director nominee
Assia Grazioli-Venier	40	Director nominee

Crane H. Kenney has served as Co-Chief Executive Officer of the company since October 2020. Mr. Kenney has been the President of Business Operations of the Cubs since 2009. Following the Ricketts family’s acquisition of the Cubs in 2009, Mr. Kenney led the organization’s talent acquisition, strategic planning and execution of the ten-year turnaround that helped transform the Cubs into one of the most valuable teams in Major League Baseball. Prior to his current role at the Cubs, Mr. Kenney was the General Counsel of Tribune Company (then the owner of the Cubs) from 1998 to 2008. Prior to joining Tribune Company, Mr. Kenney was a corporate attorney at Schiff, Hardin & Waite. Mr. Kenney has served on a variety of boards, including Marquee Sports Network, NBC Sports Chicago, The Television Food Network, MLB’s Long Term Strategic Planning Committee, Winona Capital Management (a Chicago-based private equity firm), and the University of Notre Dame Student Advisory Council.

Brett Varsov has served as Co-Chief Executive Officer of the company since October 2020 and has spent his career in the media and technology industries. He has been a Partner and Head of M&A at Raine since January 2016, where he is responsible for the firm’s global Mergers and Acquisitions practice and works closely with all of the firm’s partners and sector heads on advisory and investing transactions across the firm’s businesses. Prior to this, he was a Managing Director at Raine from April 2012 to December 2015. At Raine, and during his career, Mr. Varsov has initiated and executed mergers and acquisitions, strategic advisory assignments, investments and financing transactions for many of the world’s leading and emerging media and technology companies. He has also worked on multiple successful SPAC transactions as an advisor to and investor in target companies that have gone public via SPAC merger. Prior to joining Raine, he was in the Technology, Media and Telecom and Mergers and Acquisitions groups at Goldman Sachs where he focused on media and technology companies and worked on public and private M&A, initial public offerings and other strategic and financial advisory transactions. Prior to this, Mr. Varsov worked in the Media and Telecom group at Citigroup within the Investment Banking division. Previously, he acted as director of business development for Digital Club Network (an early digital music venture), founded and published a regional newspaper, and worked in the marketing group of Miller Publishing. Mr. Varsov is on the board of directors of Reigning Champs, a Raine portfolio company. He has a B.A. from the University of Pennsylvania and an M.B.A. from Columbia Business School.

Alexander D. Sugarman has served as Executive Vice President of the company since October 2020. Mr. Sugarman has served as Executive Vice President, Business Operations and Chief Strategy Officer of the Cubs since February 2018. Mr. Sugarman has been with the Cubs since 2010, serving in a variety of roles including Senior Vice President, Strategy and Development from January 2015 to June 2015 and Senior Vice President, Strategy and Ballpark Operations from June 2015 to February 2018. Prior to joining the Cubs,

Mr. Sugarman served as an associate with GSP from 2006 to 2009. Prior to his time at GSP, Mr. Sugarman was a financial analyst for the National Hockey League.

Joseph Beyrouty has served as Chief Financial Officer of the company since October 2020. He has served as the Chief Financial Officer—Management Company at Raine since July 2013. In that role, Mr. Beyrouty oversees accounting, tax and financial reporting for Raine. Prior to joining Raine, he was a Vice President at Moelis & Company Holdings LP, a global investment bank, where he was responsible for overseeing US-based accounting operations. He has also worked at FTI Consulting, providing turnaround and restructuring advice to unsecured creditor committees, Deloitte & Touche LLP, as an auditor and Value Line, Inc., as an equity research analyst. Mr. Beyrouty has a B.B.A. from Emory University and an M.S. in Accountancy from CUNY–Baruch College. He is also a Certified Public Accountant in New York.

Evan Ellsworth has served as Vice President of the company since October 2020 and has been a Vice President at Raine since June 2020. Prior to joining Raine, Mr. Ellsworth was a member of the Real Estate, Gaming and Lodging and Financial Sponsors groups within Credit Suisse’s Investment Banking and Capital Markets division, where he worked on a variety of M&A and financing transactions across a range of industries on behalf of public and private corporate clients and financial sponsors. He began his career as an active duty officer in the United States Army. Mr. Ellsworth has a B.A. from Wheaton College and an M.B.A. from the UCLA Anderson School of Management.

Jason Sondag has served as Vice President of the company since October 2020. Mr. Sondag has served as Vice President, Strategy and Development of the Cubs since December 2019 and is responsible for driving the strategic planning efforts for the organization, incubating new businesses, and managing external investment opportunities. Other positions Mr. Sondag has held with the Cubs include Director, Strategy and Development from January 2015 to August 2016 and Senior Director, Strategy and Development from August 2016 to December 2019. Prior to joining the Cubs, Mr. Sondag served as an Associate in the Special Situations Group at American Capital from 2007 to 2009. Prior to that he was an investment banking analyst in the financial restructuring group at Houlihan Lokey, Inc. from 2005 to 2007.

Thomas Ricketts is our co-Chairman and Director since October 2020. He has served as the Executive Chairman of the Cubs since 2009. He also serves as the Chairman of Incapital. Mr. Ricketts currently serves on the boards of Meijer, Inc., Choose Chicago, The Field Museum, The Executive’s Club of Chicago, and The Wood Family Foundation. He was also a founding Director of the Bond Dealers of America. Mr. Ricketts has also been a Director at Ameritrade and, subsequently, TD Ameritrade. Prior to starting Incapital, Mr. Ricketts worked at ABN AMRO Inc., The Chicago Corporation and Mesirow Financial. He was a market maker on the Chicago Board Options Exchange from 1988 through 1994. Mr. Ricketts business experience and experience as a director on the boards of other companies make him well-qualified to serve as a member of our Board.

Brandon Gardner is our co-Chairman and Director since October 2020. Mr. Gardner is Co-Founder and Partner of The Raine Group, and serves as the firm’s President and Chief Operating Officer. He is a member of The Raine Group’s investment committee and is active across all aspects of The Raine Group’s business, overseeing the growth of the firm from inception to over $3 billion in assets, with six offices and over 130 employees. Prior to The Raine Group, Mr. Gardner was part of the founding team and the senior operating officer of Serengeti, a multi-strategy investment advisor based in New York City with in excess of $1 billion in assets under management. During his tenure at Serengeti, Mr. Gardner was an active member of the investment team, managing sector- and strategy-specific portfolios. Prior to launching Serengeti in 2007, he was a practicing attorney at Cleary Gottlieb from 1999 to 2007. While at Cleary Gottlieb, Mr. Gardner gained significant experience in complex mergers and acquisitions and structured securities transactions and financing arrangements, representing and advising a wide variety of investment banking and corporate clients. He is on the board of directors of Foursquare, Moonbug Entertainment, Imagine, Thrill One, Reigning Champs and Olo, all portfolio companies of The Raine Group. Mr. Gardner has a B.A. from the University of Pennsylvania, a B.S. from The Wharton School and a J.D. from Columbia University, where he was a Harlan Fiske Stone Scholar.

Mr. Gardner’s extensive industry experience and experience serving on the boards of several companies make him well-qualified to serve as a member of our Board.

Thomas Freston has agreed to serve on our board of directors following the completion of this offering. He is a Principal of Firefly3, an investment and consultancy firm focusing on the media and entertainment industries. Mr. Freston has also been a senior advisor to Raine since 2015. He is the former Chief Executive Officer of Viacom, where he also served as Chief Operating Officer. For seventeen years, Mr. Freston was Chairman and Chief Executive Officer of MTV Networks Inc., MTV Inc., Nickelodeon International Ltd., VH1, Comedy Central and other networks. Prior to that Mr. Freston ran a textile business in Afghanistan and India. Currently, he is Board Chairman of the ONE Campaign, an advocacy organization to fight extreme poverty, and serves on the boards of DreamWorks Animation, Moby Media in Afghanistan, Vice in New York, a company in which an investment fund managed by Raine is invested, and is also a Trustee of The Asia Society. Mr. Freston’s business experience and experience as a director on the boards of other companies make him well-qualified to serve as a member of our board of directors.

Matthew Maloney has agreed to serve on our board of directors following the completion of this offering. He is founder and Chief Executive Officer of Grubhub, a leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners. Under Mr. Maloney’s leadership, Grubhub has grown its active diner network to more than 27 million users who can order from more than 300,000 takeout restaurants in over 4,000 cities. He led the company through five rounds of investment funding, a 2013 merger with Seamless North American LLC and a 2014 initial public offering. Mr. Maloney currently serves as an advisory board member for The University of Chicago Booth School of Business Polsky Center for Entrepreneurship and a member of ChicagoNEXT, an organization dedicated to driving growth and opportunity in the Chicago business community. He also serves on the board of directors of the Museum of Science and Industry in Chicago. He was named one of America’s most powerful CEOs 40 and under in Forbes Magazine in 2016 and one of the top 50 business people of 2014 by Fortune Magazine. He holds a bachelor’s degree from Michigan State University and two master’s degrees, including an M.B.A., from the University of Chicago. Mr. Maloney’s business experience and experience as a director on the boards of other companies make him well-qualified to serve as a member of our board of directors.

Assia Grazioli-Venier has agreed to serve on our board of directors following the completion of this offering. In 2016, Ms. Grazioli-Venier launched Muse Capital with her business partner Rachel Springate. Muse Capital is a seed-stage consumer fund investing in Future of Motherhood/Parenting, Education, Telehealth & Wellness, Gaming, Fintech, and Product-lead Communities. Prior to Muse Capital, Ms. Grazioli-Venier also served on the board of advisors of Northzone, one of Europe’s leading technology investment partnerships whose portfolio includes Spotify and iZettle, sold to PayPal in 2018. For several years an innovation investment advisor to Andrea Agnelli at LAMSE, S.p.a. Starting in 2010, Ms. Grazioli-Venier was advisor to Spotify (NYSE: SPOT) for over five years, where she was involved in global strategic initiatives and business expansion efforts, such as forging deals with Tinder, Dubset, helping to establish the Los Angeles office, as well as building out the artist services division across Europe, that contributed to Spotify’s growth and innovation. Ms. Grazioli-Venier kicked-off her career in 2004, creating and launching TV, Radio & Digital for Ministry of Sound, one of the leading dance music brands/record labels in Europe, which later sold to Warner Music. Ms. Grazioli-Venier also currently serves on the board of directors of Italy’s Juventus Football Club (JVTSF). Ms. Grazioli-Venier also serves as co-chair of AllRaise in Los Angeles, which is a non-profit organization championing diversity in the funder and founder ecosystem, and sits on the board of Impact46, a social impact advisory firm catering to family office foundations. Ms. Grazioli-Venier’s business experience and experience as a director on the boards of other companies make her well-qualified to serve as a member of our board of directors.

Number and Terms of Office of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our Board will consist of five members. Holders of our founder shares will have the right to appoint all of our directors prior to completion of our initial business combination and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of each of our directors will expire at our second annual general meeting. We may not hold an annual general meeting until after we complete our initial business combination. Subject to any other special rights applicable to the shareholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our Board or by a majority of the holders of our founder shares.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board.

The service of certain of our directors and officers depends in part on their continued engagement with us. See “Risk Factors—Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.”

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Thomas Freston, Matthew Maloney and Assia Grazioli-Venier are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of completion of our initial business combination and our liquidation, we will reimburse an affiliate of Marquee Raine Acquisition Sponsor LP for out-of-pocket expenses. Office space and administrative support services provided to us by an affiliate of Marquee Raine Acquisition Sponsor LP will be provided to us free of charge. In addition, our sponsor or any of our existing executive officers and directors, or any of their respective affiliates, including Ricketts SPAC Investment LLC and Raine Securities LLC, and other entities affiliated with Marquee and The Raine Group, will be paid a finder’s fee, consulting fee or other compensation and reimbursed for any out-of-pocket expenses related to identifying investigating, negotiating and completing an initial business combination and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and completing an initial business combination. Other than these payments and reimbursements, no compensation of any kind will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our Board.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the completion of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the completion of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Board will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the Board. Thomas Freston, Matthew Maloney and Assia Grazioli-Venier will serve as members of our audit committee. Our Board has determined that each of Thomas Freston, Matthew Maloney and Assia Grazioli-Venier is independent under the Nasdaq listing standards and applicable SEC rules. Thomas Freston will serve as the chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and our Board has determined that Thomas Freston qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our Board, with the interested director or directors abstaining from such review and approval.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our Board. The members of our compensation committee will be Thomas Freston, Matthew Maloney and Assia Grazioli-Venier and Matthew Maloney will serve as chairman of the compensation committee.

Under the Nasdaq listing standards and applicable SEC rules, we are required to have a compensation committee composed entirely of independent directors. Our Board has determined that each of Thomas Freston, Matthew Maloney and Assia Grazioli-Venier is independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Code of Business Conduct and Ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Business Conduct and Ethics and our audit committee charter as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us and will be posted on our website. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
Crane H. Kenney	Cubs(1)	Professional Sports	Principal Executive Officer

	Hickory Street Capital(2)	Investment	President

	Marquee 360	Sports	Executive Vice President

	Marquee Sports Network	Entertainment	Board of Managers

Brett Varsov	The Raine Group	Investment	Partner

	Reigning Champs	Sports	Director

Alexander D. Sugarman	Cubs(1)	Professional Sports	Executive Vice President, Business Operations and Chief Strategy Officer

	Hickory Street Capital(2)	Investment	Vice President

	Marquee 360	Entertainment	Vice President

	Marquee Sports Network	Sports	Board Observer

Joseph Beyrouty	The Raine Group	Investment	Chief Financial Officer—Management Company

Evan Ellsworth	The Raine Group	Investment	Vice President

	The International Theological Seminary	Non-Profit	Director

Jason Sondag	Cubs(1)	Professional Sports	Vice President, Strategy and Development

Individual	Entity	Entity’s Business	Affiliation

Thomas Ricketts	Cubs(1)	Professional Sports	Executive Chairman

	Choose Chicago	Tourism	Director

	Hickory Street Capital(2)	Investment	Executive Vice President

	Incapital	Investment	Chairman

	Marquee 360	Entertainment	President

	Marquee Sports Network	Sports	Board of Managers

	Meijer, Inc.	Supermarket	Director

	The Field Museum	Non-Profit	Director

	The Executive Club of Chicago	Non-Profit	Director

	Wood Family Foundation	Non-Profit	Director

Brandon Gardner	The Raine Group	Investment	Partner, Co-Founder, President and Chief Operating Officer

	Foursquare	Social Media	Director

	Moonbug Entertainment	Media	Director

	Imagine Entertainment	Media	Director

	Thrill One	Sports	Director

	Reigning Champs	Sports	Director

	Olo	Mobile Application	Director

Thomas Freston	Firefly3	Investment	Principal

	ONE Campaign	Non-Profit	Board Chairman

	DreamWorks Animation	Media	Director

	Moby Media	Media	Director

	Vice	Media	Director

	The Asia Society	Non-Profit	Trustee

Matthew Maloney	Grubhub	Technology	Chief Executive Officer

	Chicago Booth School of Business Polsky Center for Entrepreneurship	Non-Profit	Director

	Museum of Science and Industry, Chicago	Non-Profit	Director

Assia Grazioli-Venier	Muse Capital	Investment	Partner, Co-Founder

	Juventus Football Club	Sports	Director

	AllRaise	Non-Profit	Co-Chair

	Impact46	Investment	Director

(1)	Includes Cubs and certain of its subsidiaries and other affiliates.
(2)	Includes Hickory Street Capital and certain of its subsidiaries and other affiliates.

Potential investors should also be aware of the following other potential conflicts of interest:

•

Marquee and its controlled or controlling affiliates manage proprietary capital, and make investments or raise additional funds and/or accounts in the future, including during the period in which we are seeking our initial business combination. As a result, Marquee, its affiliates, new funds or accounts or other related investment vehicles may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

•

Brett Varsov, our Co-Chief Executive Officer, Joseph Beyrouty, our Chief Financial Officer, Evan Ellsworth, our Vice President and Brandon Gardner, our co-Chairman and Director, are currently associated with The Raine Group (although there is no assurance that any of them will remain associated with The Raine Group), which sponsors, manages and advises Raine Accounts that make, or may in the future make, investments in securities or other interests of or relating to companies or otherwise operate in industries we may target for our initial business combination. As a result, each of Mr. Varsov, Mr. Beyrouty, Mr. Ellsworth and Mr. Gardner has, and in the future may have additional, fiduciary, contractual or other obligations or duties, in addition to their obligations and duties as members of our management team, including as a result of their association with The Raine Group, which could result in potential conflicts of interest. Additionally, all The Raine Group personnel are subject to firm-wide policies and procedures regarding confidential and proprietary information, information barriers, private investments, outside business activities and personal trading.

•

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses (including the activities of Marquee, The Raine Group and other Raine Accounts). We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•

Our sponsor subscribed for founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering.

•

Our sponsor and each member of our management team have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering. Additionally, our sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to their founder shares if we do not complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless. Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

•

Ricketts SPAC Investment LLC and Raine Securities LLC are acting as our independent financial advisors as defined under FINRA Rule 5110(j)(9), to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which each of Ricketts SPAC Investment LLC and Raine Securities LLC will receive a fee of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full), which shall be payable upon the closing of this offering. Ricketts SPAC Investment LLC and Raine Securities LLC are engaged to represent our interests only and are independent of the underwriter. Ricketts SPAC Investment LLC and Raine Securities LLC are not acting as underwriters and will not sell or offer to sell any securities in this offering, nor will they identify or solicit potential investors in this offering. See “Underwriting.”

•

We may engage Marquee and/or the Raine Group or another affiliate of our sponsor, as a financial or other advisor or agent in connection with our initial business combination and may pay them a customary financial advisory fee, agent fee or consulting fee in an amount that constitutes a market standard fee for comparable transactions. See “Risk Factor—We may engage Ricketts SPAC Investment LLC, Raine Securities LLC, or affiliates of our sponsor, as our financial advisor or other advisor or agent on our business combinations and other transactions. Any fee in connection with such engagement may be conditioned upon the completion of such transactions. This financial interest in the completion of such transactions may influence the advice provided.”

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with Marquee, The Raine Group, our sponsor, officers, directors or any Raine Account, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with Marquee, The Raine Group, our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or from an independent accounting firm that such initial business combination is fair to our unaffiliated shareholders from a financial point of view. We are not required to obtain such an opinion in any other context. Further, commencing on the date our securities are first listed on Nasdaq, we have agreed to reimburse an affiliate of Marquee Raine Acquisition Sponsor LP for out-of-pocket expenses. Office space and administrative support services provided to us by an affiliate of Marquee Raine Acquisition Sponsor LP will be provided to us free of charge. Upon completion of our initial business combination or our liquidation, we will cease paying these amounts.

In addition, our sponsor or any of its affiliates (including The Raine Group and other Raine Accounts) may make additional investments in the company in connection with the initial business combination through a specified future issuance or otherwise, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares, and our sponsor and the members of our management team have agreed to vote any shares purchased during or after the offering, in favor of our initial business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our executive officers, directors and director nominees that beneficially owns ordinary shares; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The below table assumes that the underwriter does not exercise its over-allotment option, that our sponsor forfeits 1,218,750 founder shares, and that there are 40,625,000 ordinary shares issued and outstanding after this offering. The table does not reflect any units that may be purchased in this offering, including through the directed unit program, as described under “Underwriting—Directed Unit Program.”

On October 28, 2020, the sponsor paid an aggregate of $25,000, or approximately $0.002 per share, to cover certain of our expenses in consideration of 10,062,500 Class B ordinary shares, par value $0.0001. On November 10, 2020, our sponsor surrendered 718,750 Class B ordinary shares to us for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. Prior to the completion of this offering, our sponsor will transfer 25,000 founder shares to each of our independent director nominees at their original purchase price. Prior to the initial investment in the company of $25,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the completion of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the completion of this offering.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares
		Before Offering	After Offering
Marquee Raine Acquisition Sponsor LP(3)	8,050,000	99.1%	19.8%
Crane H. Kenney	—	*	*
Brett Varsov	—	*	*
Alexander D. Sugarman	—	*	*
Joseph Beyrouty	—	*	*
Evan Ellsworth	—	*	*
Jason Sondag	—	*	*
Thomas Ricketts	—	*	*
Brandon Gardner	—	*	*
Thomas Freston	25,000	*	*
Matthew Maloney	25,000	*	*
Assia Grazioli-Venier	25,000	*	*
All officers, directors and director nominees as a group (11 individuals)	8,125,000	100.0%	20.0%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of our shareholders is 65 East 55th Street, 24th Floor New York, NY 10022.
(2)

Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination as described in the section entitled “Description of Securities.”

(3)

Marquee Raine Acquisition Sponsor GP Ltd. is the sole general partner of Marquee Raine Acquisition Sponsor LP. Marquee Raine Acquisition Sponsor GP Ltd. is governed by a board of directors consisting of two directors appointed by Marquee Sports Holdings SPAC I, LLC and two directors appointed by Raine RR SPAC SPV I LLC. The current directors of Marquee Raine Acquisition Sponsor GP Ltd. are Brandon Gardner, Crane H. Kenney, Thomas Ricketts and Brett Varsov. Each director has one vote, and the unanimous approval of the directors is required to approve an action of our sponsor. Based upon the foregoing analysis, no director of Marquee Raine Acquisition Sponsor GP Ltd. exercises voting or dispositive control over any of the securities held by our sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

Immediately after this offering, our initial shareholders will beneficially own 20% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering) and will have the right to appoint all of our directors prior to our initial business combination. Holders of our public shares will not have the right to appoint any directors to our Board prior to our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

The holders of the founder shares have agreed (a) to vote any founder shares owned by them in favor of any proposed business combination and (b) not to redeem any founder shares in connection with a shareholder vote to approve a proposed initial business combination.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Our sponsor, directors and each member of our management team have agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of our initial business combination and (b) upon completion of our initial business combination, (x) if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The private placement warrants and the respective Class A ordinary shares underlying such warrants are not transferable or salable until 30 days after the completion of our initial business combination. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or its affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the completion of a business combination at prices no greater than the price at which the founder shares, private placement warrants or Class A ordinary shares, as applicable, were originally purchased; (f) by virtue of the laws of the Cayman Islands or our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) to the company for no value for cancellation in connection with the completion of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f), or with the prior written consent of the company, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 28, 2020, the sponsor paid an aggregate of $25,000, or approximately $0.002 per share to cover certain of our expenses in consideration of 10,062,500 Class B ordinary shares, par value $0.0001. On November 10, 2020, our sponsor surrendered 718,750 Class B ordinary shares to us for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. Prior to the completion of this offering, our sponsor will transfer 25,000 founder shares to each of our independent director nominees at their original purchase price. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the completion of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the completion of this offering. Up to 1,218,750 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 5,666,667 private placement warrants (or 6,316,667 private placement warrants if the over-allotment option is exercised in full) for a purchase price of $1.50 per whole warrant in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsor’s interest in this transaction is valued at between $8,500,000 and $9,475,000, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase one share of our Class A ordinary shares at $11.50 per share. The private placement warrants (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We currently maintain our executive offices at 65 East 55th Street, 24th Floor, New York, NY 10022. The cost for our use of this space is provided free of charge from Marquee Raine Acquisition Sponsor LP for office space and administrative support services, commencing on the date that our securities are first listed on Nasdaq.

None of our officers or directors have received any cash compensation for services rendered to us. We may pay our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing our initial business combination. These individuals and entities, including Ricketts SPAC Investment LLC, Raine Securities LLC, and other entities affiliated with Marquee and The Raine Group, may receive customary fees and will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, Ricketts SPAC Investment LLC and Raine Securities LLC are acting as our independent financial advisors as defined under FINRA Rule 5110(j)(9), to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which each will receive a fee of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full), which shall be payable upon the closing of this offering. Ricketts SPAC Investment LLC and Raine Securities LLC are engaged to represent our interests only and is independent of the underwriter. Ricketts SPAC Investment LLC and Raine Securities LLC are not acting as underwriters and will not sell or offer to sell any securities in this offering, nor will they identify or solicit potential investors in this offering. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of this offering, a portion of the offering expenses will be paid from the proceeds of loans from our sponsor. These funds will be reimbursed up to $300,000 as described in this prospectus. These funds will be reimbursed upon the earlier of (i) closing of this offering, or (ii) June 30, 2021 out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement pursuant to which our sponsor will be entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares. See the section of this prospectus entitled “Description of Securities—Registration Rights.”

Directed Unit Program

The underwriter has reserved units for sale, at the initial public offering price, in a directed unit program to certain limited partners of affiliates of Marquee, certain limited partners of The Raine Group and certain other parties associated with us who have expressed an interest in participating in this offering. We expect these parties to purchase no more than 20% of the units, assuming full exercise of the underwriter’s over-allotment option, offered in this offering through the directed unit program. We do not currently know the extent to which these related persons will participate in our directed unit program, if at all. We will offer these units to the extent permitted under applicable regulations.

Policy for Approval of Related Party Transactions

The audit committee of our Board will adopt a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association we are authorized to issue 500,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares, as well as 5,000,000 preference shares, $0.0001 par value each. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fourth of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.

The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Credit Suisse informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 9,343,750 Class B ordinary shares issued and outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own 20% of our issued and outstanding ordinary shares after this offering (assuming our initial shareholders do not purchase any units in this offering). Upon the closing of this offering, 40,625,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriter’s over-allotment option) including:

•	32,500,000 Class A ordinary shares underlying the units issued as part of this offering; and

•	8,125,000 Class B ordinary shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the completion of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the completion of this offering.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our Class B ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual or extraordinary general meetings or appoint directors. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the Board may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor and each member of our management team have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote therein and who vote at a general meeting. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 12,187,501, or approximately 37.5%, of the 32,500,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). The other members of our management team have entered into letter agreements similar to the one entered into by our sponsor with respect to any public shares acquired by them in or after this offering. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and members of our management team have each entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we do not complete an initial business combination within 24 months from the closing of this offering. However, if our sponsor or members of our management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we do not complete our initial business combination within the prescribed time period. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason prior to the completion of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, officers and directors have each entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering and (C) to waive their rights to liquidating distributions from the trust account with respect to its founder shares if we do not complete an initial business combination within 24 months from the closing of this offering, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we do not complete our initial business combination within such time period, (iii) the founder shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination as described herein, and (iv) prior to the completion of our initial business combination, only our founder shares will have the right to vote on the election of our directors. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders and each member of our management team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.

The founder shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of our issued and outstanding ordinary shares upon completion of this offering, plus (ii) the total number of ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the company in connection with or in relation to the completion of the initial business combination, excluding (1) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and (2) any private placement warrants issued to our sponsor or any of its affiliates upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until (a) one year after the completion of our initial business combination, or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination, the converted Class A ordinary shares will be released from the lock-up.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our Class B ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•

the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association authorize 5,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units, no cash will be paid in lieu of fractional warrants and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant prior to our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a

Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty (20) business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective within sixty (60) business days after such closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of our public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we elect to do so, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of Class A ordinary shares equal to the number of warrants exchanged multiplied by the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied the excess of the “fair market value” of our Class A ordinary shares less the exercise price of the warrants by (y) the fair market value and (B) by 0.3611 Class A ordinary shares per whole warrant (subject to adjustment). The “fair market value” shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the warrants unless an effective registration statement under the Securities Act covering the

Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below);

•

if, and only if, the Reference Value (as defined above under “Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume- weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Ordinary Shares
	≤ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥ $18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A ordinary shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.3611 Class A ordinary shares per whole warrant (subject to adjustment).

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption Procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 and $10.00 per share redemption trigger prices described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% and 100% of the higher of the Market Value and the Newly Issued Price, respectively.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of the public warrants and, solely with respect to the terms of the private placement warrants, requires the approval by the holders of at least 65% of the then-outstanding private placement warrants to make any change that adversely affects the interests of the registered holders of the private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk

Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by our sponsor or its permitted transferees (except as otherwise set forth herein). Our sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Except as described under “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial shareholders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may loan us funds as may be required, although they are under no obligation to advance funds or invest in us. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

The warrant agreement provides that any change to the terms of the private placement warrants requires the approval by the holders of at least 65% of the then outstanding private placement warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the completion of this offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees), on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the completion of this offering.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to complete a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•

annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue negotiable or bearer shares or shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own 20% of our issued and outstanding ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

•

If we have not completed an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•

Prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or from an independent accounting firm that such a business combination is fair to our unaffiliated shareholders from a financial point of view;

•

If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting commissions held in trust) at the time of the agreement to enter into the initial business combination;

•

If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes if such funds are held in an interest-bearing account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, subject to the limitations described herein; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•	the subscriber is a relevant financial business required to comply with the Anti-Money Laundering Regulations (2020 Revision) or is a majority-owned subsidiary of such a business; or

•

the subscriber is acting in the course of a business in relation to which a regulatory authority exercises regulatory functions and which is in a country listed by the Cayman Islands Anti-Money Laundering Steering Committee (“Equivalent Jurisdiction”) or is a majority-owned subsidiary of such subscriber; or

•	the subscriber is a central or local government organization, statutory body or agency of government in the Cayman Islands or an Equivalent Jurisdiction; or

•

the subscriber is a company that is listed on a recognized stock exchange and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership, or is a majority-owned subsidiary of such a company; or

•	the subscriber is a pension fund for a professional association, trade union or is acting on behalf of employees of an entity referred to in sub-paragraphs (a) to (d); or

•

the application is made through an intermediary which falls within one of sub-paragraphs (a) to (e). In this situation the company may rely on a written assurance from the intermediary which confirms (i) that the requisite identification and verification procedures on the applicant for business and its beneficial owners have been carried out; (ii) the nature and intended purpose of the business relationship; (iii) that the intermediary has identified the source of funds of the applicant for business; and (iv) that the intermediary shall make available copies of any identification and verification data or information and relevant documents.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Law, 2017 of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•	where this is necessary for the performance of our rights and obligations under any purchase agreements;

•	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued Class A ordinary shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering we will have 40,625,000 ordinary shares (or 46,718,750 ordinary shares if the underwriter’s over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A ordinary shares sold in this offering (32,500,000 Class A ordinary shares if the underwriter’s over-allotment option is not exercised and 37,375,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (8,125,000 founder shares if the underwriter’s over-allotment option is not exercised and 9,343,750 founder shares if the underwriter’s over-allotment option is exercised in full) and all of the outstanding private placement warrants (5,666,667 private placement warrants if the underwriter’s over-allotment option is not exercised and 6,316,667 private placement warrants if the underwriter’s over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of ordinary shares then outstanding, which will equal 406,250 shares immediately after this offering (or 467,187 shares if the underwriter exercises its over-allotment option in full); or

•	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until (a) one year after the completion of our initial business combination, or (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination, the converted Class A ordinary shares will be released from the lock-up.

Listing of Securities

We intend to apply to have our units listed on Nasdaq under the symbol “MRAC U.” We expect that our units will be listed on Nasdaq promptly after the effective date of the registration statement. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “MRAC” and “MRAC W,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

CERTAIN TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations of an investment in our units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law

(2018 Revision)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Marquee Raine Acquisition Corp. (the “Company”):

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of twenty years from the date hereof.

Certain United States Federal Income Tax Considerations

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-fourth of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•	our sponsor, officers or directors or holders of Class B ordinary shares or private placement warrants;

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market tax accounting rules;

•	tax-exempt entities;

•	S-corporations;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	PFICs;

•	controlled foreign corporations;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of our shares (by vote or value);

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	persons subject to the Medicare tax on net investment income; or

•	U.S. Holders whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares or warrants that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities (including branches) or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or other owner in the partnership or other pass-through entity generally will depend on the status of the partner (or other owners) and the activities of the partner (or other owners) and the partnership or pass-through entity. If you are a partner or other owner of a partnership or pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A ordinary shares and one-fourth of one warrant, a whole one of which is exercisable to acquire one share of our Class A ordinary shares, and we intend to treat the acquisition of a unit in this manner, and by purchasing a unit, you will agree to adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a unit should allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-fourth of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each Class A ordinary share and one-fourth of one warrant should constitute the shareholder’s initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-fourth of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-fourth of one warrant based on their respective relative fair market values at the time of disposition. Neither the separation of the Class A ordinary share and the one-fourth of one warrant constituting a unit nor the combination of fourths of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, Class A ordinary shares and warrants and purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as foreign source dividends the amount of any distribution paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) as of the date actually or constructively received by the U.S. Holder in accordance with the U.S. Holder’s regular method of tax accounting. Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants by U.S. Holder” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants by U.S. Holder” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend was paid or in the preceding taxable year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants by U.S. Holder

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including on our dissolution and liquidation if we do not complete an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then relative fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-fourth of one warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Ordinary Shares” or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (referred to herein as a redemption), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale or exchange of Class A ordinary shares, the U.S. Holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants by U.S. Holder” above. If the redemption does not qualify as a sale or exchange of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. Holders who actually or constructively own five percent (or, if our Class A ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of warrants having a value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Shareholders’ Warrants” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease to the exercise price, including, for example, where additional ordinary shares are issued in connection with the closing of our initial business combination at an issue price of less than $9.20 and the exercise price of the warrants is adjusted to be equal to 115% of the Newly Issued Price, as described under “Description of Securities—Warrants—Anti-dilution Adjustments”) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest and would increase a U.S. Holder’s adjusted tax basis in its warrants to the extent that such distribution is treated as a dividend. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

PFIC Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. It is expected that the net proceeds from this offering will be held in a non-interest bearing trust account located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer &

Trust Company acting as trustee. Because we may not earn any gross income in 2021, there is uncertainty as to which year will be considered the start-up year for purposes of the start-up exception. We believe that, although subject to uncertainty because, among other things, the timing of our potential business combination is uncertain, the start-up year under the start-up exception will be 2021 assuming the net proceeds from this offering are not placed in an interest bearing trust account before 2021, and we should not be treated as a PFIC for 2021 assuming we satisfy requirements (2) and (3) above. However, if our start-up year is a subsequent year, it is possible that we could be treated as a PFIC for a taxable year prior to the taxable year which is treated as our start-up year (within the meaning of the start-up exception), in which case the start-up exception may be unavailable to investors in this offering even if we otherwise satisfy the requirements of the start-up year exception.

Moreover, the applicability of the start-up exception to us is uncertain because it will not be known until after the close of our current taxable year (or possibly not until after the close of the first two taxable years following our start-up year, as described under the start-up exception). After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year, so U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to them, the potential unavailability of the start-up exception and the making of a QEF election (as discussed further below) in light of the potential for the PFIC rules to apply to their investment in our units.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a QEF election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our Class A ordinary shares (but not our warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if, by reason of holding such property, the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. If a U.S. Holder does not file the required IRS Form 8621, such person may be subject to substantial penalties, and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such person for the related tax year may not close before the date which is three years after the date on which such form is filed.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A ordinary shares or warrants that is an individual, corporation, estate or trust and is not a U.S. Holder, but such term generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “—Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants. A non-U.S. Holder is urged to consult its tax advisor regarding the tax consequences of an investment in a unit, receipt of any dividend (including a constructive dividend) and a sale, redemption or other disposition of our Class A ordinary shares or warrants.

Consequences of the Domestication

Except as discussed below under “Effect of the Domestication on U.S. Holders of Our Class A Ordinary Shares or Warrants—Effects of Section 367,” the discussion below assumes that we will qualify for the start-up exception to the PFIC rules discussed above under “—PFIC Rules” and will not be treated as a PFIC for any taxable year, including our current taxable year.

Effects of the Domestication on U.S. Holders of Our Class A Ordinary Shares or Warrants

We may change our place of incorporation to a U.S. tax jurisdiction (the “Domestication”). The U.S. federal income tax consequences of a Domestication will depend in part upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code a reorganization (an “F reorganization”) includes a “mere change in identity, form, or place of organization of one corporation, however effected.” To qualify as an F reorganization, a transaction must generally, among other requirements, (i) involve only one operating corporation; (ii) result in no change in the shareholders; and (iii) result in no change in the assets of the corporation. Based on the foregoing, we expect that any change in our place of incorporation to a U.S. jurisdiction would qualify as an F reorganization.

Accordingly, assuming the Domestication qualifies as an F reorganization, based on such characterization, U.S. Holders of Class A ordinary shares or warrants would not recognize taxable gain or loss on the Domestication for U.S. federal income tax purposes, except as provided below under “ – Effects of Section 367.” The initial tax basis of a new share or warrant received by a U.S. Holder in the Domestication would equal the U.S. Holder’s tax basis in the Class A ordinary share or warrant surrendered in exchange thereof, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code – see “Effects of Section 367.” The holding period for a new share or warrant received by a U.S. Holder would include such holder’s holding period for the Class A ordinary share or warrant surrendered in exchange therefor.

Following the Domestication, a U.S. Holder generally will be required to include in gross income as U.S. source dividends the amount of any distribution paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) as of the date actually or constructively received by the U.S. Holder in accordance with the U.S. Holder’s regular method of accounting. Such dividends paid by us to a corporate U.S. Holder would be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants by U.S. Holder” above).

The U.S. federal income tax treatment of a constructive distribution received by a U.S. Holder is described above in “U.S. Holders—Possible Constructive Distributions.”

With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants by U.S. Holder” above).

Effects of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including the domestication of a foreign corporation in an F reorganization. When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise generally be tax-free. A U.S. Holder who, on the day of Domestication, beneficially owns (directly, indirectly or constructively, taking into account a U.S. Holder’s ownership of our warrants) our Class A ordinary shares with a fair market value of less than $50,000 is not generally subject to income tax under these rules pursuant to a de minimis exception. A U.S. Holder who, on the day of Domestication, beneficially owns (directly, indirectly or constructively, taking into account a U.S. Holder’s ownership of our warrants) our Class A ordinary shares with a fair market value of $50,000 or more but less than 10% of the total combined voting power of all classes of our ordinary shares entitled to vote may elect to recognize gain with respect to the Domestication or, in the alternative, recognize the net positive earnings and profits amount as described below. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of our ordinary shares entitled to vote. All U.S. Holders are urged to consult their tax advisors with respect to those attribution rules.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to shares or warrants deemed received in the Domestication. Any such gain would be equal to the excess of the fair market value of the new shares and warrants received over the U.S. Holder’s adjusted basis in the Class A ordinary shares and warrants deemed to be surrendered in exchange therefor. Such gain would be capital gain, and would be long-term capital gain if the holder held our shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include the “all earnings and profits” amount attributable to our Class A ordinary shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things: (i) a statement that the Domestication is a Section 367(b) exchange; (ii) a complete description of the Domestication, (iii) a description of any stock, securities or other consideration transferred or received in the Domestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from us establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s shares and warrants, and (B) a representation that the U.S. Holder has notified us that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice to us of the election no later than the date such tax return is filed. In connection with this election, we intend to provide each U.S. Holder eligible to make such an election with information regarding our earnings and profits upon request.

In the event that we do not qualify for the start-up exception or are otherwise treated as a PFIC for U.S. federal income tax purposes for any taxable year, the Domestication might be a taxable event to U.S. Holders under the PFIC provisions under Section 1297 of the Code, to the extent that Section 1291(f) of the Code applies. However, U.S. Holders that make a QEF election may be exempt from this treatment with respect to our shares and potentially our warrants although the treatment is not entirely clear. All prospective investors are urged to consult their own tax advisors regarding the consequences of a change of our place of incorporation, including how the application of the PFIC rules (including if the start-up exception is unavailable or if we were otherwise treated as a PFIC for any taxable year, including our current taxable year) may alter the discussion herein.

Effects of the Domestication on Non-U.S. Holders of Our Class A Ordinary Shares or Warrants

The following describes U.S. federal income tax considerations relating to the ownership and disposition of our Class A ordinary shares and warrants by a Non-U.S. Holder after the Domestication.

Distributions

In general, any distributions made to a Non-U.S. Holder on our Class A ordinary shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in our Class A ordinary shares or warrants and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of our Class A ordinary shares or warrants, which will be treated as described under “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Ordinary Shares and Warrants by Non-U.S. Holder’’ below.

Dividends paid by us to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Any constructive distribution received by a Non-U.S. Holder (as described above in “U.S. Holders—Possible Constructive Distributions”) would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of the increased interest without any corresponding receipt of cash.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Ordinary Shares and Warrants by Non-U.S. Holder

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our Class A ordinary shares or warrants unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States, in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders and, if the Non-U.S. Holder is a corporation, an additional ‘‘branch profits tax’’ may also apply), or (ii) we are or have been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (A) our Class A ordinary shares have ceased to be regularly traded on an established securities market or (B) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of our Class A ordinary shares. With respect to the warrants, the application of the rule described in clause (B) depends on whether the warrants are regularly traded on an established securities market. Non-U.S. Holders should consult their tax advisors regarding these rules.

If (ii) above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A ordinary shares or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Class A ordinary shares or warrants from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We would be classified as a U.S. real property holding corporation if the fair market value of our ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

We do not expect to be classified as a U.S. real property holding corporation following the Domestication. However, such determination is factual and in nature and subject to change and no assurance can be provided as to whether we are or will be a U.S. real property holding corporation with respect to a Non-U.S. holder following the Domestication or at any future time.

ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares, deemed dividends with respect to the warrants, and proceeds from the sale, exchange or redemption of our Class A ordinary shares or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the ‘‘Foreign Account Tax Compliance Act’’ or ‘‘FATCA’’) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including our Class A ordinary shares or warrants) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

Accordingly, the entity through which our Class A ordinary shares or warrants are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A ordinary shares or warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any ‘‘substantial United States owners’’ or (ii) provides certain information regarding the entity’s ‘‘substantial United States owners’’, which will in turn be provided to the U.S. Treasury Department. All holders are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in our shares or warrants.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                    , 2020, we have agreed to sell to Credit Suisse Securities (USA) LLC, as the underwriter, the following respective number of units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC
Total	32,500,000

The underwriting agreement provides that the underwriter is obligated to purchase all the units in this offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted to the underwriter a 45-day option to purchase on a pro rata basis up to 4,875,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriter proposes to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of up to $                per unit.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. $0.35 per unit, or $11,375,000 (or $13,081,250 if the over-allotment option is exercised in full) of deferred underwriting commissions will be paid to the underwriter upon the completion of our initial business combination.

	Per Unit(1)		Total(1)
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$0.55	$0.55	$17,875,000	$20,556,250

(1)

Includes $0.35 per unit, or $11,375,000 (or $13,081,250 if the over-allotment option is exercised in full) in the aggregate payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein, provided that up to 30% of the deferred underwriting commissions may be allocated in our sole discretion to third parties who are investment banks or financial advisory firms that assist us in identifying and consummating an initial business combination. The deferred commissions will be released to the underwriter only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of Class A ordinary shares sold as part of the units in this offering, as described in this prospectus.

Ricketts SPAC Investment LLC and Raine Securities LLC are acting as our independent financial advisors as defined under FINRA Rule 5110(j)(9), to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which each of Ricketts SPAC Investment LLC and Raine Securities LLC will receive a fee of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full), which shall be payable upon the closing of this offering. We estimate that our non-reimbursed out-of-pocket expenses for this offering will be approximately $350,000 (or $252,500 if the underwriter’s over-allotment option is exercised in full), other than the fees payable to Ricketts SPAC Investment LLC and Raine Securities LLC described in the previous sentence. We have agreed to pay for the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000. The underwriter has agreed to reimburse certain of our expenses, not to exceed $2,600,000 (or $2,990,000 if the underwriter’s over-allotment option is exercised in full).

The underwriter has informed us that it does not intend to make sales to discretionary accounts.

We, our sponsor and our officers and directors have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 180 days after the date of this prospectus, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional units to cover our underwriter’s over-allotment option (if any); (3) register with the SEC pursuant to the registration rights agreement, as applicable, to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and the Class A ordinary shares issuable upon exercise of the warrants, the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Credit Suisse Securities (USA) LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier to occur of (A) one year after the completion of our initial business combination; or (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, capitalization of shares, share dividends, rights issuances, subdivisions reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, stock exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).

We have agreed to indemnify the underwriter against certain liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

We intend to apply to have our units listed on Nasdaq under the symbol “MRAC U” promptly after the effective date of the registration statement and, once the Class A ordinary shares and warrants begin separate trading, to have our Class A ordinary shares and warrants listed on Nasdaq under the symbols “MRAC” and “MRAC W,” respectively.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriter.

At our request, the underwriter has reserved units for sale, at the initial public offering price, in a directed unit program to certain limited partners of affiliates of Marquee, certain limited partners of The Raine Group and certain other parties associated with us who have expressed an interest in participating in this offering. We expect these parties to purchase no more than 20% of the units, assuming full exercise of the underwriter’s over-allotment option, offered in this offering through the directed unit program. We will offer these units to the extent permitted under applicable regulations in the United States and in various countries. Pursuant to the underwriting agreement, the sales will be made by the representative through a directed unit program. The number of units available for sale to the general public will be reduced to the extent that such persons purchase such reserved units. Any reserved units not so purchased will be offered by the underwriter to the general public on the same basis as the other units offered hereby. We have agreed to indemnify the representative in connection with the directed unit program, including for the failure of any participant to pay for its units. Other than the underwriting discount described on the front cover of this prospectus, the underwriter will not be entitled to any commission with respect to units sold pursuant to the directed unit program. Units offered in the directed unit program will not be subject to lock-up agreements.

We will invite such parties to participate in the directed unit program by sending an email to such parties with a link to the preliminary prospectus and instructions on how to participate in the directed unit program. Through the online portal, interested eligible participants are required to indicate their non-binding interest in participating in the directed unit program, and if interested, view the preliminary prospectus and complete a client questionnaire, account information form and related documents. After the registration statement has gone effective, this offering has priced and the allocations under the directed unit program have been determined, interested eligible participants are required to timely confirm their order to purchase in the directed unit program through the online portal. Eligible participants are under no obligation to participate in the directed unit program until they have confirmed their purchase order and may elect to participate at their own discretion.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

If we do not complete our initial business combination within 24 months from the closing of this offering, the trustee and the underwriter have agreed that: (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account; and (2) the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest shall be net of taxes payable) to the public shareholders.

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of units in excess of the number of units the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriter is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing units in the open market.

•

Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriter sells more units than could be covered by the over-allotment option (a naked short position), the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering and have no present intent to do so. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering, and we may pay the underwriter of this offering or any entity with which it is affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriter and some of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of units to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

The units are offered for sale in the United States, Europe, Asia and other jurisdictions where it is lawful to make such offers.

The underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Financial Advisors

Ricketts SPAC Investment LLC, an affiliate of Marquee, and Raine Securities LLC, an affiliate of The Raine Group, are acting as our independent financial advisors as defined under FINRA Rule 5110(j)(9), to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with this offering, for which it will receive a fee of up to $975,000 (or $1,121,250 if the underwriter’s over-allotment option is exercised in full, which shall be payable upon the closing of this offering. Ricketts SPAC Investment LLC and Raine Securities LLC are engaged to represent our interests only and are independent of the underwriter. Ricketts SPAC Investment LLC and Raine Securities LLC are not acting as underwriters and will not sell or offer to sell any securities in this offering, nor will they identify or solicit potential investors in this offering.

Notice to Prospective Investors in the European Economic Area and United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom (each a “Relevant State”), no Shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

The underwriter represents, warrants and agrees as follows:

a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Notice to Residents of Japan

The underwriter will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Residents of Hong Kong

The underwriter and each of its affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, the underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Residents of France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.

Notice to Residents of the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our units.

Notice to Canadian Residents

Resale Restrictions

The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Credit Suisse Securities (USA) LLC is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Davis Polk & Wardwell LLP, New York, New York, is advising the underwriter in connection with the offering of the securities.

EXPERTS

The financial statements of Marquee Raine Acquisition Corp. at October 28, 2020 and for the period from October 16, 2020 (inception) through October 28, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for Marquee Raine Acquisition Corp.:

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of

Marquee Raine Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Marquee Raine Acquisition Corp. (the “Company”) as of October 28, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from October 16, 2020 (inception) through October 28, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 28, 2020, and the results of its operations and its cash flows for the period from October 16, 2020 (inception) through October 28, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

November 10, 2020

MARQUEE RAINE ACQUISITION CORP.

BALANCE SHEET

October 28, 2020

Assets
Current assets:
Prepaid expenses	$14,979

Total current assets	14,979
Deferred offering costs associated with proposed public offering	255,152

Total Assets	$270,131

Liabilities and Shareholder’s Equity
Current liabilities:
Accrued expenses	$255,152

Total current liabilities	255,152

Commitments and Contingencies

Shareholder’s Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 9,343,750 shares issued and outstanding(1)(2)	934
Additional paid-in capital	24,066
Accumulated deficit	(10,021)

Total shareholder’s equity	14,979

Total Liabilities and Shareholder’s Equity	$270,131

(1)	This number includes up to 1,218,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.
(2)	The shares and associated amounts have been retroactively restated to reflect a surrender of 718,750 Class B ordinary shares by the Sponsor, effected on November 10, 2020.

The accompanying notes are an integral part of these financial statements.

MARQUEE RAINE ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the period from October 16, 2020 (inception) through October 28, 2020

General and administrative expenses	$10,021

Net loss	$(10,021)

Weighted average shares outstanding, basic and diluted(1)(2)	8,125,000

Basic and diluted net loss per ordinary share	$(0.00)

(1)	This number excludes an aggregate of up to 1,218,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.
(2)	The shares and associated amounts have been retroactively restated to reflect a surrender of 718,750 Class B ordinary shares by the Sponsor, effected on November 10, 2020.

The accompanying notes are an integral part of these financial statements.

MARQUEE RAINE ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

For the period from October 16, 2020 (inception) through October 28, 2020

	Ordinary Shares				Additional Paid-in Capital		Total Shareholder’s Equity
	Class A		Class B			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance—October 16, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor(1)(2)	—	—	9,343,750	934	24,066	—	25,000
Net loss	—	—	—	—	—	(10,021)	(10,021)

Balance—October 28, 2020	—	$—	9,343,750	$934	$24,066	$(10,021)	$14,979

(1)	This number includes up to 1,218,750 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter.
(2)	The shares and associated amounts have been retroactively restated to reflect a surrender of 718,750 Class B ordinary shares by the Sponsor, effected on November 10, 2020.

The accompanying notes are an integral part of these financial statements.

MARQUEE RAINE ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the period from October 16, 2020 (inception) through October 28, 2020

Cash Flows from Operating Activities:
Net loss	$(10,021)
Changes in operating assets and liabilities:
Prepaid expenses	10,021

Net cash used in operating activities	—

Net change in cash	—
Cash—beginning of the period	—

Cash—end of the period	$—

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$255,152
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000

The accompanying notes are an integral part of these financial statements.

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations

Marquee Raine Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on October 16, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

As of October 28, 2020, the Company had not commenced any operations. All activity for the period from October 16, 2020 (inception) through October 28, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Marquee Raine Acquisition Sponsor LP, a Cayman Islands exempted limited partnership (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 32,500,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 37,375,000 units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 5,666,667 warrants (or 6,316,667 warrants if the underwriter’s over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, an affiliate of The Raine Group LLC (“The Raine Group”) and Marquee Sports Holdings SPAC I, LLC (“Marquee”) that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act). Upon the closing of the Proposed Public Offering, management will agree that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide the holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Proposed Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which the Company will be adopted upon the completion of the Proposed Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) will agree to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. Subsequent to the completion of the Proposed Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders will agree to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Proposed Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) will agree not to propose an amendment to the amended and restated memorandum and articles of association (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”) or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors (the “Board”), liquidate and dissolve, subject in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor will agree to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter will agree to waive its rights to its deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor will agree to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update 2014-15, ”Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the completion of the Proposed Public Offering or one year from the issuance of these financial statements.

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Weighted average shares at October 28, 2020 were reduced for the effect of an aggregate of 1,218,750 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). At October 28, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

FASB ASC 740, “Income Taxes”, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of October 28, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.

Note 3—Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 32,500,000 Units at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On October 28, 2020, the Sponsor paid $25,000 to cover certain expenses on behalf of the Company in exchange for issuance of 10,062,500 Class B ordinary shares, par value $0.0001, (the “Founder Shares”). On November 10, 2020, the Sponsor surrendered 718,750 Class B ordinary shares to the Company for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. All shares and

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

associated amounts have been adjusted to reflect the share surrender. The Sponsor will agree to forfeit up to 1,218,750 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriter. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a share dividend or share contribution back to capital, as applicable, immediately prior to the completion of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s shareholders prior to the Proposed Public Offering at 20.0% of the Company’s issued and outstanding ordinary shares upon the completion of the Proposed Public Offering.

The initial shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (a) one year after the completion of the initial Business Combination and (b) upon completion of the initial Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Warrants

The Sponsor will agree to purchase an aggregate of 5,666,667 Private Placement Warrants (or 6,316,667 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per Private Placement Warrant ($8.5 million in the aggregate, or approximately $9.5 million if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. The proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On October 28, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover for expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of June 30, 2021 and the completion of the Proposed Public Offering. As of October 28, 2020, the Company has not borrowed any amount under the Note.

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the effective date of the prospectus, the Company will agree to reimburse Marquee Raine Acquisition Sponsor LP for out-of-pocket expenses. Office space and administrative support services provided to us by Marquee Raine Acquisition Sponsor LP will be provided to us free of charge. Upon completion of our initial business combination or our liquidation, we will cease paying these amounts. In addition, executive officers and directors, or any of their respective affiliates, including Ricketts SPAC Investment LLC and Raine Securities LLC and other entities affiliated with Marquee and The Raine Group, will be reimbursed for any reasonable fees and out-of-pocket expenses incurred in connection with activities on the Company’s, behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial Business Combination will be made using funds held outside the Trust Account.

Note 5—Commitments and Contingencies

Registration and Shareholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed upon completion of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriter a 45-day option from the final prospectus relating to the Proposed Public Offering to purchase up to 4,875,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriter will be entitled to an underwriting discount of $0.20 per unit, or $6.5 million in the aggregate (or approximately $7.5 million in the aggregate if the underwriter’s over-allotment option is exercised

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or approximately $11.4 million in the aggregate (or approximately $13.1 million in the aggregate if the underwriter’s over-allotment option is exercised in full) will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6—Shareholder’s Equity

Class A Ordinary Shares—The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of October 28, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares— The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. On October 28, 2020, the Company issued 10,062,500 Class B ordinary shares to the Sponsor. On November 10, 2020, the Sponsor surrendered 718,750 Class B ordinary shares to the Company for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. All shares and associated amounts have been adjusted to reflect the share surrender. Of the 9,343,750 Class B ordinary shares outstanding, up to 1,218,750 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own approximately 20% of the Company’s issued and outstanding ordinary shares (See Note 4).

Prior to the initial Business Combination, only holders of the Class B ordinary shares will have the right to vote on the appointment of directors. Holders of the Class B ordinary shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial Business Combination, holders of a majority of the Class B ordinary shares may remove a member of the Board for any reason. These provisions of the amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than two-thirds of the ordinary shares who attend and vote at the general meeting which shall include the affirmative vote of a simple majority of the Class B ordinary shares. With respect to any other matter submitted to a vote of the shareholders, including any vote in connection with the initial Business Combination, except as required by law, holders of the Class A and Class B ordinary shares will vote together as a single class, with each share entitling the holder to one vote.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the completion of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Proposed Public Offering, plus (ii) the sum of (a) the total number of ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued by the Company in connection with or in relation to the completion of the initial Business

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Combination, excluding (1) any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and (2) any private placement warrants issued to the Sponsor or any of its affiliates upon conversion of Working Capital Loans, minus (b) the number of Class A ordinary shares redeemed by Public Shareholders in connection with the initial Business Combination. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Preference Shares—The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board. As of October 28, 2020, there were no preference shares issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will agree that as soon as practicable, but in no event later than twenty (20) business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per whole share, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance, and (ii) to the extent that such issuance is made to Marquee and The Raine Group or their respective affiliates, without taking into account the transfer of Founder Shares or private Placement Warrants (including if such transfer is effectuated as a surrender to the Company and subsequent reissuance by to the Company) by the Sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company completes its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

The Company will not redeem the warrants as described above unless an registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as set forth below, none of the Private Placement Warrants will be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Public Warrants, as described above.

MARQUEE RAINE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The “fair market value” of the Class A ordinary shares for the above purpose shall mean the volume-weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

If the Company has not completed the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Subsequent Events

On November 10, 2020, the Sponsor surrendered 718,750 Class B ordinary shares to the Company for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. All shares and associated amounts have been adjusted to reflect the share surrender.

Management has evaluated subsequent events to determine if events or transactions that occurred after the balance sheet date up to November 10, 2020, the date the financial statements were available for issuance. Based upon this review, the Company did not identify any subsequent events, except as noted above, that would have required adjustment or disclosure in the financial statements.

Marquee Raine Acquisition Corp.

32,500,000 Units

Credit Suisse

PROSPECTUS

                , 2020

Until                ,                 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$365,160
Accounting fees and expenses	106,500
Printing and engraving expenses	50,000
SEC expenses	40,777
FINRA expenses	56,563
Travel and road show	5,000
Directors and officers insurance(1)	300,000
Nasdaq listing and filing fees	75,000
Miscellaneous expenses	1,000

Total offering expenses	$1,000,00

(1)

This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On October 28, 2020, our sponsor paid $25,000 to cover certain expenses on behalf of us in exchange for issuance of 10,062,500 Class B ordinary shares. On November 10, 2020, our sponsor surrendered 718,750 Class B ordinary shares to us for no consideration, resulting in an aggregate of 9,343,750 Class B ordinary shares outstanding. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the Company’s sponsor in connection with this offering.

In addition, our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 5,666,667 private placement warrants (or 6,316,667 private placement warrants if the underwriter’s over-allotment option is exercised in full) at $1.50 per warrant (for an aggregate purchase price of approximately $8,500,000 (or $9,475,000 if the underwriter’s over-allotment option is exercised in full)). This purchase will take place on a private placement basis simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The Exhibit Index is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

3.1	Certificate of Incorporation.*

3.2	Memorandum and Articles of Association.*

3.3	Form of Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.**

4.2	Specimen Class A Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

5.1	Opinion of Weil, Gotshal & Manges LLP, Legal Counsel to the Registrant.**

5.2	Opinion of Maples and Calder, Cayman Islands, Legal Counsel to the Registrant.**

10.1	Promissory Note, dated October 28, 2020, issued to Marquee Raine Acquisition Sponsor LP.*

10.2	Form of Letter Agreement among the Registrant and its officers and directors and Marquee Raine Acquisition Sponsor LP.**

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*

10.5	Securities Subscription Agreement, dated October 28, 2020, between the Registrant and Marquee Raine Acquisition Sponsor LP.*

10.6	Amendment No. 1 to the Securities Subscription Agreement, dated November 10, 2020, between the Registrant and Marquee Raine Acquisition Sponsor LP.*

10.7	Form of Private Placement Warrants Purchase Agreement between the Registrant and Marquee Raine Acquisition Sponsor LP.**

10.8	Form of Indemnity Agreement.*

10.9	Form of Administrative Support Agreement between the Registrant and Marquee Raine Acquisition Sponsor LP.*

10.10	Form of Engagement Letter between the Registrant and Ricketts SPAC Investment LLC.**

10.11	Form of Engagement Letter between the Registrant and Raine Securities LLC.**

14.1	Form of Code of Business Conduct and Ethics.*

23.1	Consent of WithumSmith+Brown, PC.**

23.2	Consent of Weil, Gotshal & Manges LLP (included on Exhibit 5.1).**

23.3	Consent of Maples and Calder (included on Exhibit 5.2).**

24.1	Power of Attorney (included on signature page of this Registration Statement).*

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Consent of Thomas Freston.*

99.4	Consent of Matthew Maloney.*

99.5	Consent of Assia Grazioli-Venier.*

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of December, 2020.

Marquee Raine Acquisition Corp.

By:	/s/ Joseph Beyrouty
Name:	Joseph Beyrouty
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Crane H. Kenney	Co-Chief Executive Officer (Principal Executive Officer)	December 8, 2020

* Brett Varsov	Co-Chief Executive Officer	December 8, 2020

/s/ Joseph Beyrouty Joseph Beyrouty	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2020

* Thomas Ricketts	Co-Chairman and Director	December 8, 2020

* Brandon Gardner	Co-Chairman and Director	December 8, 2020

*By:	/s/ Joseph Beyrouty
Joseph Beyrouty
Attorney-in-Fact